Exhibit 2.5

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. Part 2 of this document comprises an explanatory statement in compliance with section 897 of the Companies Act 2006. The document relates to an acquisition which, if implemented, will result in the cancellation of the admission of GoIndustry Shares to trading on AIM, the market of that name operated by the London Stock Exchange. If you are in any doubt about the action you should take, you are recommended to consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are in the United Kingdom or, if you are in a territory outside the United Kingdom, another appropriately authorised independent financial adviser.

If you have sold or otherwise transferred all of your GoIndustry Shares, please send this document together with the accompanying Forms of Proxy to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, such documents must not be forwarded, distributed or transmitted in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws of that jurisdiction. If you have sold or transferred only part of your GoIndustry Shares, you should retain these documents and consult the stockbroker, bank or other agent through whom the sale or transfer was effected.

The release, publication or distribution of this document and/or the accompanying Forms of Proxy (in whole or in part) in, into or from jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this document comes should inform themselves about, and observe, any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. Neither this document nor the accompanying Forms of Proxy constitute an offer to sell or issue, nor the solicitation of an offer to buy or subscribe for, shares in any jurisdiction in which such offer or solicitation is unlawful.

RECOMMENDED CASH ACQUISITION

by

Liquidity Services Limited

(a wholly-owned subsidiary of Liquidity Services, Inc.)

of

GoIndustry-DoveBid plc

to be effected by means of a
Scheme of Arrangement under Part 26 of the Companies Act 2006

GoIndustry Shareholders should carefully read the whole of this document (including any documents incorporated by reference) and the accompanying Forms of Proxy. In particular, your attention is drawn to the letter from the Chairman of GoIndustry, which is set out in Part 1 of this document, containing a unanimous recommendation of the GoIndustry Directors that you vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution and Ordinary Resolution to be proposed at the General Meeting.

Notices of the Court Meeting and the General Meeting, both of which are to be held at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU on 13 June 2012, are set out in Parts 7 and 8 of this document. The Court Meeting will start at 10.00 a.m. and the General Meeting will start at 10.15 a.m. (or as soon thereafter as the Court Meeting shall have been concluded or adjourned).

Whether or not you intend to attend the Shareholder Meetings in person, please complete and sign the Forms of Proxy in accordance with the instructions printed on them and return them to GoIndustry’s registrar, Capita Registrars at PXS, 34 Beckenham Road, Beckenham BR3 4TU, so as to be received as soon as possible and, in any event, by no later than 48 hours before the Court Meeting and the General Meeting, as the case may be (or, in the case of an adjournment, the time fixed for the holding of the adjourned meeting). A reply-paid envelope has been provided for this purpose for use in the United Kingdom only. Forms of Proxy returned by fax will not be accepted.

If the WHITE Form of Proxy for the Court Meeting is not returned by the required time, it may be handed to the Chairman of the Court Meeting before the taking of the poll at the Court Meeting. However, in the case of the General Meeting, unless the BLUE Form of Proxy is returned by 10.15 a.m. on 11 June 2012, it will be invalid.

GoIndustry Shareholders who hold their shares through CREST and who wish to appoint a proxy or proxies for the Shareholder Meetings or any adjournment(s) of them by using the CREST electronic proxy appointment service may do so by using the CREST proxy voting services in accordance with the procedures set out in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting services provider, should refer to their CREST sponsor or voting service provider(s), who will be able to take appropriate action on their behalf.

Completing and returning the Forms of Proxy or completing and transmitting a CREST Proxy Instruction will not prevent you from attending and voting at either of the Shareholder Meetings, or any adjournment of any Shareholder Meeting, in person if you wish to do so.

Further details on the action to be taken are set out in paragraph 16 of Part 2 of this document.

If the Scheme is approved at the Shareholder Meetings then, prior to the Scheme becoming effective, a request will be made to the London Stock Exchange to cancel the admission of the GoIndustry Shares to trading on AIM.

WH Ireland, which is authorised and regulated in the UK by the FSA, is acting exclusively for GoIndustry and no one else in connection with the Acquisition and will not be responsible to anyone other than GoIndustry for providing the protections afforded to clients of WH Ireland Limited or for providing advice in connection with the Acquisition, the Forms of Proxy or any matter referred to herein.

RBC Capital Markets, which is authorised and regulated in the UK by the FSA, is acting exclusively for Liquidity Services UK and no one else in connection with the Acquisition and will not be responsible to anyone other than Liquidity Services UK for providing the protections afforded to clients of RBC Capital Markets or for providing advice in connection with the Acquisition, the Forms of Proxy or any matter referred to herein.

You may request a hard copy of this document (and any information incorporated by reference in this document) by contacting Capita Registrars during business hours on the telephone numbers listed below or by submitting a request in writing to Capita Registrars at Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU. It is important that you note that unless you make such a request, a hard copy of this document and any such information incorporated by reference in it will not be sent to you. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form.

The contents of this document are not to be construed as legal, business, financial or tax advice. If you are in any doubt about the contents of this document you should consult your own legal adviser, financial adviser or tax adviser for legal, business, financial or tax advice.

If you have any questions relating to this document, either of the Shareholder Meetings or the completion and return of the Forms of Proxy, please telephone Capita Registrars on 0871 664 0321 from within the UK or on +44 (0) 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute from a BT landline. Other network providers’ costs may vary. Lines are open 9.00 a.m. to 5.00 p.m. (London time) Monday to Friday (except UK public holidays). Calls to the helpline from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Acquisition nor give any financial, legal or tax advice.

The statements contained herein are made as at the date of this document, unless some other time is specified in relation to them, and service of this document shall not give rise to any implication that there has been no change in the facts set forth herein since such date. Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the GoIndustry Group or the Liquidity Services Group.

No person has been authorised to make any representations on behalf of GoIndustry or Liquidity Services concerning the Acquisition or the Scheme which are inconsistent with the statements contained in this document and any such representations, if made, may not be relied upon as having been so authorised.

Capitalised words and phrases used in this document shall have the meanings given to them in the ‘Definitions’ section of this document at pages 11 to 17.

TABLE OF CONTENTS

Action to be taken	8

Expected Timetable of Principal Events	10

Definitions	11

Part 1: Letter of Recommendation from the Chairman of GoIndustry	18

1. Introduction	18
2. Summary terms of the Acquisition	19
3. Irrevocable Undertakings	19
4. Background to and reasons for recommending the Acquisition	19
5. Current trading	20
6. Management and employees, places of business and fixed assets of the GoIndustry Group	20
7. GoIndustry Share Schemes	20
8. Convertible Loan Notes	20
9. United Kingdom taxation	21
10. Overseas Shareholders	21
11. Action to be taken	21
12. Cancellation of AIM Admission of GoIndustry Shares	21
13. Further information	21
14. Recommendation	21

Part 2: Explanatory Statement	23

1. Introduction	23
2. Recommendation of the GoIndustry Directors	23
3. The Acquisition	24
4. Background to and reasons for the Acquisition	24
5. Management and employees, places of business and fixed assets of the GoIndustry Group	25
6. Information on the GoIndustry Group	25
7. Information on the Liquidity Services Group	26
8. Irrevocable Undertakings	26
9. The GoIndustry Directors and the effect of the Scheme on their interests	27
10. Effect of the Acquisition on GoIndustry Share Schemes	28
11. Effect of the Acquisition on Convertible Loan Notes	29
12. Financing of the Acquisition and Cash Confirmation	29
13. Offer-related arrangements	29
14. Prior transfers of GoIndustry AG subsidiaries and US assets of the GoIndustry Group	30
15. Description of the Scheme and the Shareholder Meetings	30
16. Action to be taken	34
17. Settlement and share certificates	35

18. Overseas Shareholders	35
19. United Kingdom taxation	36
20. Cancellation of AIM Admission of GoIndustry Shares and re-registration	37
21. Further information	37

Part 3: Conditions and Further Terms of the Scheme and the Acquisition	38

A. Conditions of the Scheme and the Acquisition	38
B. Certain further terms of the Acquisition	42

Part 4: Financial and Ratings Information	44

A. Financial information relating to GoIndustry	44
B. GoIndustry ratings information	44
C. Financial information relating to Liquidity Services	44
D. Liquidity Services ratings information	45

Part 5: Additional Information	46

1. Responsibility	46
2. Directors	46
3. GoIndustry Share Schemes	47
4. Market quotations	47
5. Disclosure of interests and dealings	47
6. Service contracts and letters of appointment of the GoIndustry Directors	50
7. Compromise Agreement with General Counsel of GoIndustry	55
8. Offer-related arrangements	56
9. Irrevocable Undertakings	59
10. Material contracts	60
11. Bases and Sources	63
12. Other Information	64
13. Availability of Documents	65

Part 6: Scheme of Arrangement	67

1. Cancellation of the Scheme Shares	69
2. Consideration for the cancellation of the Scheme Shares	69
3. Settlement of Consideration	69
4. Share certificates and cancelation of entitlements	70
5. Effective Date	70
6. Modification	70
7. Governing law	70

Part 7: Notice of Court Meeting	71

Part 8: Notice of General Meeting	74

INFORMATION FOR OVERSEAS SHAREHOLDERS

The release, publication or distribution of this document in certain jurisdictions may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to other jurisdictions should inform themselves of, and observe, any applicable requirements.

Information for US Shareholders

The financial information included or referred to in this document has been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to the financial statements of US companies. US generally accepted accounting principles differ in certain respects from International Financial Reporting Standards. None of the financial information in this document has been audited in accordance with auditing standards generally accepted in the United States or the auditing standards of the Public Accounting Oversights Board (United States).

The Acquisition relates to shares in a UK company and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the proxy solicitation or tender offer rules under the US Securities Exchange Act of 1934, as amended. Accordingly, the Acquisition is subject to the disclosure requirements, rules and practices applicable in England and Wales to schemes of arrangement, which differ from the requirements of the US proxy solicitation and tender offer rules. However, if Liquidity Services UK were to elect to implement the Acquisition by means of a Takeover Offer (which it reserves the right to do), such Takeover Offer will be made in compliance with all applicable laws and regulations, including the US tender offer rules, to the extent applicable.

Information for other Overseas Shareholders

Neither this document nor the accompanying Forms of Proxy are intended to, and do not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval pursuant to the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful. This document and the accompanying Forms of Proxy have been prepared in connection with a proposal in relation to a scheme of arrangement pursuant to, and for the purpose of complying with, the laws of England and Wales and the Code and the information disclosed may not be the same as that which would have been disclosed if this document and the accompanying Forms of Proxy had been prepared in accordance with the laws of jurisdictions outside the United Kingdom. Nothing in this document or the accompanying Forms of Proxy should be relied upon for any other purpose.

The availability of the Acquisition and implications of the Scheme for Overseas Shareholders may be affected by the laws of the relevant jurisdiction. Such Overseas Shareholders should inform themselves about and observe any applicable legal or regulatory requirements. If any Overseas Shareholder remains in any doubt, he should consult an appropriate independent professional adviser in his relevant jurisdiction without delay.

Unless otherwise determined by Liquidity Services or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this document and all other documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this document and all other documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

It is the responsibility of each Overseas Shareholder to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection with the Acquisition, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains statements that are, or may be, forward-looking statements. All statements other than statements of historical facts included in this document may be forward-looking statements. Without limitation, any statements preceded or followed by or that include words such as ‘target’, ‘plan’, ‘believe’, ‘expect’, ‘aim’, ‘intend’, ‘will’, ‘should’, ‘could’, ‘would’, ‘may’, ‘consider’, ‘anticipate’, ‘estimate’, ‘synergy’, ‘cost saving’, ‘project’, ‘goal’ or ‘strategy’ or words or terms of similar substance or the negative of such words are forward-looking statements. Forward-looking statements include statements relating to the following: (i) the expected timetable for implementing the Scheme, future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects of GoIndustry or Liquidity Services; and (ii) business and management strategies and the expansion and growth of GoIndustry’s or Liquidity Services’ operations and potential synergies resulting from the Acquisition for GoIndustry by Liquidity Services UK.

These forward-looking statements are not guarantees of future financial performance. They have not been reviewed by the auditors of Liquidity Services, Liquidity Services UK or GoIndustry. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. All subsequent oral or written forward-looking statements attributable to Liquidity Services, Liquidity Services UK or GoIndustry or any of their respective members, directors, officers or employees or any persons acting on their behalf, or the GoIndustry Directors, are expressly qualified in their entirety by the cautionary statement above. Liquidity Services, Liquidity Services UK and GoIndustry and the GoIndustry Directors disclaim any obligation to update any forward looking or other statements contained herein, except as required by applicable law. All forward-looking statements included in this document are based on information available to Liquidity Services, Liquidity Services UK and GoIndustry and the GoIndustry Directors on the date of this document and are made only as of the date of this document. Undue reliance should not be placed on such forward-looking statements.

Subject to compliance with the Takeover Code, GoIndustry, the GoIndustry Directors, Liquidity Services, Liquidity Services UK, the Liquidity Services Directors and the Liquidity Services UK Directors do not intend, or undertake any obligation, to update any information contained in this document, except as required by applicable law.

DISCLOSURE REQUIREMENTS OF THE TAKEOVER CODE

Under Rule 8.3(a) of the Takeover Code, any person who is interested in one per cent., or more of any class of “relevant securities” of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any paper offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offerors. An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in one per cent., or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that those details have previously been disclosed under Rule 8 of the

Takeover Code. A Dealing Disclosure by a person to whom Rule 8.3(b) of the Takeover Code applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of the offeree company or of a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Code.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Terms in quotation marks are defined in the Takeover Code, which can also be found on the Panel’s website.

In accordance with normal UK market practice, Liquidity Services UK or its nominees or brokers (acting as agents) may, from time to time, make certain purchases of, or arrangements to purchase, GoIndustry Shares outside the United States, other than pursuant to the Scheme, prior to the Scheme Effective Date. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK.

PUBLICATION ON WEBSITE

This document, together with all information incorporated into this document by reference to another source but NOT any Forms of Proxy, will be available free of charge, subject to any applicable restrictions relating to GoIndustry Shareholders resident in Restricted Jurisdictions, on the website of GoIndustry at http://www.go-dove.com/company/InvestorRelations.asp under the heading ‘Recommended Cash Acquisition by Liquidity Services’ during the course of the Acquisition.

ROUNDING

Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

DATE

This document is published on 23 May 2012.

ACTION TO BE TAKEN

You will find enclosed with this document:

(i)      a WHITE Form of Proxy for use at the Court Meeting;

(ii)     a BLUE Form of Proxy for use at the General Meeting; and

(iii) a reply-paid envelope for use in the United Kingdom only.

If you have not received all of these documents, please contact Capita Registrars on the helpline referred to below.

1. The action to be taken in respect of the Shareholder Meetings is set out in paragraph 16 of part 2 of this document. Whether or not you plan to attend the Court Meeting and/or the general Meeting, please complete the accompanying Forms of Proxy in accordance with the instructions printed on them and return them either to Capita Registrars at PXS, 34 Beckenham Road, Beckenham BR3 4TU, so as to be received as soon as possible and, in any event, by no later than:

(a)              10.00 a.m. on 11 June 2012 in the case of the WHITE Form of Proxy for the Court Meeting; and

(b)              10.15 a.m. on 11 June 2012 in the case of the BLUE Form of Proxy for the General Meeting;

(or in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned meeting). A reply-paid envelope is provided for use in the United Kingdom only. Forms of Proxy returned by fax will not be accepted. The Scheme requires approval at both the Court Meeting and the General Meeting.

If the WHITE Form of Proxy for use at the Court Meeting is not lodged by 10.00 a.m. on 11 June 2012, it may be handed to the Chairman of the Court Meeting at the Court Meeting before the taking of the poll. However, if the BLUE Form of Proxy for the General Meeting is not lodged by 10.15 a.m. on 11 June 2012, it will be invalid.

2. If you hold your GoIndustry Shares in CREST, you may vote using the CREST voting service in accordance with the procedures set out in the CREST Manual via CREST (please also refer to the accompanying notes for the notices of the Shareholder Meetings set out in Parts 7 and 8 of this document).

Proxies submitted electronically through CREST must be sent as soon as possible, and in any event, so as to be received by no later than 10.00 a.m. on 11 June 2012 in the case of the Court Meeting and by 10.15 a.m. on 11 June 2012 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting).

Completing and returning the Forms of Proxy, completing and transmitting a CREST Proxy Instruction will not prevent you from attending and voting at either of the Shareholder Meetings, or any adjournment of any Shareholder Meeting, in person if you wish to do so.

Multiple proxy voting instructions

Shareholders are entitled to appoint a proxy in respect of some or all of their Go Industry Shares. Shareholders are also entitled to appoint more than one proxy. A space has been included in the Forms of Proxy to allow Shareholders entitled to attend and vote at the relevant meeting to specify the number of GoIndustry Shares in respect of which that proxy is appointed. Shareholders who return a Form of Proxy duly executed but leave this space blank will be deemed to have appointed the proxy in respect of all of their GoIndustry Shares. Shareholders who wish to appoint more than one proxy in respect of their shareholding should contact Capita Registrars for further Forms of Proxy or photocopy the Forms of Proxy as required. Such Shareholders should also read the sections headed ‘Notes’ included in the notices of the Shareholder Meetings set out in Parts 7 and 8 of this document and the Forms of Proxy and note the principles that will be applied in relation to the appointment of multiple proxies.

IT IS IMPORTANT THAT, FOR THE COURT MEETING, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF SCHEME SHAREHOLDER OPINION. YOU ARE THEREFORE STRONGLY URGED TO ATTEND THE COURT MEETING OR TO COMPLETE, SIGN AND RETURN YOUR FORMS OF PROXY OR TRANSMIT A PROXY INSTRUCTION (EITHER ELECTRONICALLY OR THROUGH CREST) AS SOON AS POSSIBLE.

HELPLINE FOR FURTHER INFORMATION

If you have any questions relating to this document, either of the Shareholder Meetings or the completion and return of the Forms of Proxy, please telephone Capita Registrars on 0871 664 0321 from within the UK or on +44 (0) 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute from a BT landline. Other network providers’ costs may vary. Lines are open 9.00 a.m. to 5.00 p.m. (London time) Monday to Friday (except UK public holidays). Calls to the helpline from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Acquisition nor give any financial, legal or tax advice.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Event	Time and date

Latest time for lodging Forms of Proxy for the:

Court Meeting (WHITE Form of Proxy)	10.00 a.m. on 11 June 2012	(1)

General Meeting (BLUE Form of Proxy)	10.15 a.m. on 11 June 2012	(2)

Voting Record Time	6.00 p.m. on 11 June 2012	(3)

Court Meeting	10.00 a.m. on 13 June 2012

General Meeting	10.15 a.m. on 13 June 2012	(4)

Certain of the following dates are subject to change (please see note 5 below)

Scheme Court Hearing	29 June 2012

Completion of UK Share Sale Agreement and US Assets Sale Agreement	1 July 2012

Last day of dealings in, and for registration of transfer of, and disablement of CREST of, GoIndustry Shares	2 July 2012	(5)

Scheme Record Time	5.00 p.m. on 2 July 2012	(5)

Suspension of trading in GoIndustry Shares on AIM	7.30 a.m. on 3 July 2012

Capital Reduction Court Hearing	3 July 2012	(5)

Scheme Effective Date	4 July 2012	(5)

Cancellation of admission of GoIndustry Shares to trading on AIM	by no later than 7.00 a.m. on 5 July 2012	(5)

Latest date of despatch of cheques and settlement through CREST or other form of payment	within 14 days of the Scheme Effective Date	(5)

Long Stop Date	31 August 2012

All times shown are London times (unless otherwise stated). All dates and times are based on GoIndustry’s current expectations and are subject to change. If any of the dates and/or times in this expected timetable change, the revised dates and/or times will be notified to GoIndustry Shareholders by announcement through the Regulatory Information Service of the London Stock Exchange.

The Court Meeting and the General Meeting will each be held at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU.

Notes:

(1)      It is requested that the WHITE Form of Proxy for the Court Meeting be lodged before 10.00 a.m. on 11 June 2012, or, if the Court Meeting is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting. WHITE Forms of Proxy not so lodged may be handed to the Chairman of the Court Meeting before the taking of the poll at the Court Meeting. Please see ‘Action to be taken’ at paragraph 15 of Part 2 of this document.

(2)      The BLUE Form of Proxy for the General Meeting must be lodged before 10.15 a.m. on 11 June 2012 in order for it to be valid, or, if the General Meeting is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting. The BLUE Form of Proxy cannot be handed to the Chairman of the General Meeting at that meeting.

(3)      If either the Court Meeting or the General Meeting is adjourned, the Voting Record Time for the adjourned meeting will be 6.00 p.m. on the day which is two days before the adjourned meeting.

(4)      To commence at 10.15 a.m. or, if later, as soon thereafter as the Court Meeting shall have been concluded or adjourned.

(5) These times and dates are indicative only and will depend, among other things, on the date on which the Conditions are either satisfied, or (if capable of waiver) waived, and the dates upon which the Court sanctions the Scheme and confirms the associated Capital Reduction. It will also depend on whether the Court Order(s) sanctioning the Scheme and confirming the Capital Reduction and, in relation to the Capital Reduction, the statement of capital are delivered to the Registrar of Companies, and if required by the Court, when the Capital Reduction Court Order is registered. GoIndustry will give notice of the change(s) by issuing an announcement through a Regulatory Information Service and, if required by the Panel, post notice of the change(s) to GoIndustry Shareholders and, for information only, to participants in the GoIndustry Share Schemes.

DEFINITIONS

The following definitions have the meanings in this document, other than in Part 6 of this document and the notices of the Shareholder Meetings, unless the context requires otherwise:

“Acquisition” the proposed acquisition by Liquidity Services UK of the entire issued and to be issued ordinary share capital of GoIndustry to be effected by means of the Scheme (or, if Liquidity Services UK elects so to do, as a Takeover Offer) subject to the terms and conditions set out in this document including, where the context permits, any subsequent variation, revision, extension or renewal of thereof;

“AIM”                                                            AIM, the market of that name operated by the London Stock Exchange;

“Announcement”                                         the announcement of the Acquisition in accordance with Rule 2.7 of the Code released on the Announcement Date;

“Announcement Date”                                 9 May 2012;

“Business Day” a day (other than a Saturday, Sunday, public holiday or bank holiday) on which banks are generally open for normal business in the City of London;

“Capita Registrars” or “the Registrar”  Capita Registrars, a trading name of Capita Registrars Limited;

“Capital Reduction” the reduction of the share capital of GoIndustry under section 641 of the Companies Act by the cancellation of the Scheme Shares to be effected as part of the Scheme;

“Capital Reduction Court Hearing” the hearing by the Court to confirm the Capital Reduction;

“Capital Reduction Court Order”          the order of the Court confirming the Capital Reduction under section 648 of the Companies Act;

“Cash Consideration”                                the cash consideration payable under the terms of the Acquisition of 73 pence per GoIndustry Share;

“certificated” or                                           a share which is not in uncertificated form (that is, not held in CREST);

“in certificated form”

“Closing Price” the closing middle market price of a GoIndustry Share at the close of business, as derived from the Daily Official List on the day to which such price relates;

“Code” or “Takeover Code”                     the City Code on Takeovers and Mergers;

“Companies Act”                                         the Companies Act 2006, as amended from time to time;

“Conditions” the conditions to the implementation of the Scheme and the Acquisition, as set out in Part 3 of this document (and “Condition” shall mean any of them);

“connected person” in relation to a person, any person whose interests in shares the first person is taken to be interested in pursuant to Part 22 of the Companies Act and related regulations;

“Convertible Loan Notes”                        the £500,000 unsecured 12 per cent. convertible loan notes due 2014 constituted pursuant to the Loan Note Instrument;

“Court”                                                          the High Court of Justice in England and Wales;

“Court Hearings”                                        the Scheme Court Hearing and the Capital Reduction Court Hearing;

“Court Meeting” the meeting of the Scheme Shareholders (and any adjournment thereof) to be convened by the notice set out in Part 7 of this document pursuant to an order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) to be held at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU at 10.00 a.m. on 13 June 2012;

“Court Order(s)”                                       the Scheme Sanction Court Order and the Capital Reduction Court Order, or, where the context requires, either of them;

“CREST”                                                     a relevant system (as defined in the Regulations) in respect of which Euroclear is the operator (as defined in the Regulations);

“CREST Manual”                                     the manual issued by Euroclear from time to time;

“CREST Proxy Instruction” a proxy appointment or instruction made using the CREST service, by way of the appropriate CREST message, which must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual;

“Daily Official List”                                 the Daily Official List as published by the London Stock Exchange;

“Dealing Disclosure”                                has the same meaning as in Rule 8 of the Code;

“Disclosed” the information disclosed in (i) the GoIndustry Preliminary 2011 Results Announcement; (ii) any public announcement by GoIndustry to a Regulatory Information Service on or before 5.00 p.m. on the Business Day prior to the Announcement Date; or (iii) otherwise disclosed in writing or in any document provided by or on behalf of GoIndustry, or otherwise made available, to Liquidity Services or Liquidity Services UK or their respective advisers in connection with the Acquisition on or before 5.00 p.m. on the Business Day prior to the Announcement Date;

“Enlarged Group”                                    Liquidity Services and its direct and indirect subsidiaries and its subsidiary undertakings following completion of the Acquisition;

“Euroclear”                                                Euroclear UK & Ireland Limited, the operator of CREST;

“Forms of Proxy” the WHITE form of proxy for use by Scheme Shareholders in connection with the Court Meeting and the BLUE form of proxy for use by GoIndustry Shareholders in connection with the General Meeting;

“FSA” or “Financial Services                 the Financial Services Authority in its capacity as the competent

Authority”                                                   authority for the purposes of Part VI of FSMA;

“FSMA”                                                       the Financial Services and Markets Act 2000, as amended;

“General Meeting” the general meeting of GoIndustry Shareholders (and any adjournment thereof) convened by the notice set out in Part 8 of this document (or as soon thereafter as the Court Meeting shall have been concluded or adjourned) to be held at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU at 10.15 a.m. on 13 June 2012;

“GoIndustry” or “the Company” GoIndustry-DoveBid plc, a public limited company incorporated in England and Wales registered with company registration number 5381812 and whose registered office is at St Andrew’s House, 18-20 St Andrew Street, London, United Kingdom, EC4A 3AG;

“GoIndustry AG” GoIndustry AG, a company incorporated under the laws of Germany registered with business registration number HRB 127487 (Amtsgericht München) and whose address is Ridlerstr. 33, 80339 Munich, Germany;

“GoIndustry Articles”                                the articles of association of GoIndustry;

“GoIndustry Board”                                   the board of directors of GoIndustry;

“GoIndustry Directors”                             the directors of GoIndustry referred to in paragraph 2.1 of Part 5 of this document;

“GoIndustry Group”                                  GoIndustry and its subsidiary and associated undertakings from time to time and, where the context permits, each of them;

“GoIndustry, Inc.” GoIndustry DoveBid, Inc., a corporation incorporated under the laws of Maryland with company registration number D00460584 and whose registered office is at 11425 Cronhill Drive, Owings Mills, MD 21117, United States of America;

“GoIndustry Operations” GoIndustry Operations Limited, a private limited company incorporated in England and Wales registered with company registration number 3853780 and whose registered office is at St.Andrew’s House, 18-20 St. Andrew Street, London EC4A 3AG;

“GoIndustry Option Holders”                 the holders of Share Options under the GoIndustry Share Schemes;

“GoIndustry Osterreich” GoIndustry (Osterreich) GmbH, a company incorporated under the laws of Austria registered with business registration number FN 1 86870i (Landgericht Wr. Neustadt) and whose address is Fischerstr. 74, A-2331 Vösendorf, Austria;

“GoIndustry Preliminary 2011                the announcement by GoIndustry on 9 May 2012 of the audited

Results Announcement”                              results of GoIndustry for the financial year ended 31 December 2011;

“GoIndustry Share Schemes”                   the:

(i)      individual unapproved option agreements entered into by the Company with various individuals in 2006 (shortly after the Company’s acquisition of GoIndustry AG) pursuant to which the Company granted such individuals options to subscribe for GoIndustry Shares in consideration of the release of all of their options over shares in GoIndustry AG;

(ii)     GoIndustry 2007 Executive Scheme; and

(iii)   GoIndustry 2009 Unapproved Share Option Plan;

“GoIndustry Shareholders” or                 the holders of GoIndustry Shares (and “GoIndustry Shareholder”

“Shareholders”                                             shall be construed accordingly);

“GoIndustry Shares” or “Shares”           the ordinary shares of 1 pence each in the capital of GoIndustry;

“GoIndustry UK” GoIndustry (UK) Limited, a private limited company incorporated in England and Wales registered with company registration number 4092016 and whose registered office is at St. Andrew’s House, 18-20 St. Andrew Street, London EC4A 3AG;

“holder”                                                         a registered holder and includes any person entitled by transmission;

“Last Dealing Date”                                   the last day of dealings in GoIndustry Shares, expected to be 2 July 2012;

“Liquidity Services” Liquidity Services, Inc., a public corporation incorporated under the laws of Delaware, USA whose registered office is at 1920 L Street, N.W., 6th Floor, Washington, D.C.;

“Liquidity Services Board”                      the board of directors of Liquidity Services;

“Liquidity Services Directors”                the directors of Liquidity Services referred to in paragraph 2.2 of Part 5 of this document;

“Liquidity Services Group” Liquidity Services and its subsidiary and associated undertakings from time to time and, where the context permits, each of them (including, for the avoidance of any doubt, Liquidity Services UK);

“Liquidity Services Sub” Middlebrook Acquisition Partners, LLC, a limited liability company formed in the State of Delaware, United States of America, whose registered office is at Corporation Trust Centre, 1209 Orange Street, Wilmington, Delaware 19081;

“Liquidity Services UK” Liquidity Services Limited, a private limited company incorporated in England and Wales, a direct wholly-owned subsidiary of Liquidity Services, with company registration number 04843035 and whose registered office is at Unit 301A, Mill Studio Business Centre, Crane Mead, Ware, Hertfordshire SG1 2 9PY;

“Liquidity Services UK Board”               the board of directors of Liquidity Services UK;

“Liquidity Services UK Directors”         the directors of Liquidity Services UK referred to in paragraph 2.3 of Part 5 of this document;

“Listing Rules”                                                the listing rules of the UK Listing Authority;

“Loan Note Instrument” a convertible loan note instrument, dated 15 December 2008 (as amended on 10 September 2009 and on 22 December 2011), pursuant to which GoIndustry constituted the Convertible Loan Notes;

“London Stock Exchange”                        London Stock Exchange plc;

“Long Stop Date”                                         31 August 2012;

“NASDAQ”                                                    the NASDAQ Stock Market;

“New GoIndustry Shares”                         the new GoIndustry Shares to be allotted and issued pursuant to Clause 1 .2.2 of the Scheme;

“Offer Period”                                             the ‘offer period’ (as defined by the Code) relating to GoIndustry, which commenced on 1 May 2012;

“Offer Price”                                                73 pence per GoIndustry Share;

“Opening Position Disclosure”                 has the same meaning as in Rule 8 of the Code;

“Ordinary Resolution” the ordinary resolution (resolution no. 2) to be proposed at the General Meeting to approve the UK Share Sale Agreement and the US Assets Sale Agreement and set out in the notice of General Meeting set out in Part 8 of this document;

“Overseas Shareholders”                          Scheme Shareholders who are resident in, or citizens of, a jurisdiction outside the UK;

“Panel” or “Takeover Panel”                   the Panel on Takeovers and Mergers;

“RBC Capital Markets”                             RBC Europe Limited, trading as RBC Capital Markets;

“Registrar of Companies”                         the Registrar of Companies in England and Wales;

“Regulations”                                               the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time;

“Regulatory Information Service”        any of the services set out in Appendix 3 to the Listing Rules;

“Restricted Jurisdiction” any such jurisdiction where local laws or regulations may result in significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to GoIndustry Shareholders in that jurisdiction (in accordance with Rule 23.2 of the Code);

“Scheme” the proposed scheme of arrangement under Part 26 of the Companies Act to effect the Acquisition between GoIndustry and Scheme Shareholders, as set out in Part 6 of this document, with or subject to any modification, addition or condition which GoIndustry and Liquidity Services UK may agree and, if required, the Court may approve or impose;

“Scheme Court Hearing”                           the hearing by the Court to sanction the Scheme;

“Scheme Effective Date”                           the date on which the Scheme becomes effective in accordance with its terms;

“Scheme Record Time”                             5.00 p.m. on the Business Day immediately preceding the date on which the Capital Reduction Court Order is made;

“Scheme Resolutions”                                the resolution to be proposed at the Court Meeting and the Special Resolution to be proposed at the General Meeting;

“Scheme Sanction Court Order”             the order of Court sanctioning the Scheme under Part 26 of the Companies Act;

“Scheme Shareholders”                             the holders of Scheme Shares (and “Scheme Shareholder” shall be construed accordingly);

“Scheme Shares”                                         the GoIndustry Shares:

(a)      in issue at the date of this document;

(b)      issued after the date of this document and prior to the Voting Record Time; and

(c) issued at or after the Voting Record Time and at or before the Scheme Record Time in respect of which the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by the Scheme, in each case other than any GoIndustry Shares registered in the name of, or beneficially owned by, Liquidity Services UK or any member of the Liquidity Services Group;

“Shareholder Meetings”                            the General Meeting and the Court Meeting (and “Shareholder Meeting” shall be construed accordingly);

“Share Options”                                          options granted pursuant to the GoIndustry Share Schemes;

“Special Resolution” the special resolution (resolution no. 1) to be proposed at the General Meeting in connection with, amongst other things, the approval/implementation of the Scheme and set out in the notice of General Meeting set out in Part 8 of this document;

“Statement of Capital” the statement of capital in relation to the Capital Reduction required to be sent to the Registrar of Companies in accordance with section 649 of the Companies Act;

“Substantial Interest” in relation to an undertaking, a direct or indirect interest of 10 per cent., or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking;

“Takeover Offer” the implementation of the Acquisition by way of a takeover offer (as that term is defined in section 974 of the Companies Act) under the Code;

“UK” or “United Kingdom”                     the United Kingdom of Great Britain and Northern Ireland;

“UK Share Sale Agreement” the conditional agreement dated 9 May 2012 (as varied on 21 May 2012) entered into between Liquidity Services UK (1) GoIndustry AG (2) and Liquidity Services (3) for the sale to Liquidity Services UK of the issued share capitals of GoIndustry UK, GoIndustry Operations and GoIndustry Osterreich;

“UKLA” or “UK Listing Authority”      the UK Listing Authority, being the FSA acting as competent authority for the purposes of Part VI of the FSMA;

“uncertificated” or                                      a share or other security recorded on the relevant register as being

“in uncertificated form”                           held in uncertificated form in CREST and title to which, by virtue of the Regulations, may be transferred by means of CREST;

“United States” or “US”                             the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“US Assets Sale Agreement” the conditional agreement dated 9 May 2012 (as varied on 21 May 2012) entered into between Liquidity Services Sub (1) GoIndustry, Inc. (2) and Liquidity Services (3) for the sale to Liquidity Services Sub of the assets and liabilities of GoIndustry, Inc.;

“US Securities Act”                                     the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Voting Record Time” 6.00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned meeting;

“WH Ireland” WH Ireland Limited, a private limited company incorporated in England and Wales with registered number 2002044 which is authorised and regulated by the Financial Services Authority, being the independent financial adviser, nominated adviser (for the purposes of the AIM Rules) and broker to GoIndustry; and

“Wider Liquidity Services Group” Liquidity Services, its subsidiary undertakings, associated undertakings and any other undertakings in which that company and such undertakings (aggregating their interests) have a Substantial Interest (including, for the avoidance of any doubt, Liquidity Services UK).

For the purposes of this document, “subsidiary”, “subsidiary undertaking”, “parent undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the Companies Act, but for this purpose ignoring paragraph 20(l)(b) of Schedule 4A of the Companies Act 1985.

All the times referred to in this document are London times unless otherwise stated.

All references to “pound”, “pounds sterling”, “£”, “pence” and “p” are to the lawful currency of the United Kingdom.

All references to “US$”, “$”, and “US dollars” are to the lawful currency of the United States. References to the singular include the plural and vice versa.

PART 1

LETTER OF RECOMMENDATION FROM THE CHAIRMAN OF GOINDUSTRY

GOINDUSTRY-DOVEBID PLC

(Registered in England and Wales under company number 5381812)

Directors:	Registered Office:

Neville Davis, Non-Executive Chairman	St Andrew’s House
Jack Reinelt, Chief Executive Officer	18-20 St Andrew Street
Leslie-Ann Reed, Chief Financial Officer	London
David Bailey, Non-Executive Director	EC4A 3AG
Kamal Advani, Non-Executive Director
Max Steinkopf, Non-Executive Director

23 May 2012

To all holders of GoIndustry Shares (and, for information only, to participants in the GoIndustry Share Schemes and holder(s) of Convertible Loan Notes)

Dear GoIndustry Shareholder,

Recommended Cash Acquisition by
Liquidity Services Limited (a wholly-owned subsidiary of Liquidity Services, Inc.)
of GoIndustry-DoveBid plc

1. Introduction

On 9 May 2012, the GoIndustry Board and the Liquidity Services Board announced that they had reached agreement on the terms of a recommended cash acquisition to be made by Liquidity Services UK, a wholly-owned subsidiary of Liquidity Services, of the entire issued and to be issued share capital of GoIndustry at an Offer Price of 73 pence per GoIndustry Share.

I am writing to you today to set out the terms and further details of the Acquisition, and the background to and reasons why the GoIndustry Directors are recommending the Acquisition.

The GoIndustry Directors, who have been so advised by WH Ireland, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the GoIndustry Directors, WH Ireland has taken into account the commercial assessments made by the GoIndustry Directors.

Accordingly, the GoIndustry Directors unanimously recommend that all GoIndustry Shareholders vote in favour of the Scheme Resolutions and the Ordinary Resolution to be proposed at the Court Meeting and the General Meeting, as those GoIndustry Directors who hold GoIndustry Shares and the trustee of a trust of which one of the GoIndustry Directors is the sole beneficiary have irrevocably undertaken so to do in respect of their own beneficial holdings. Further details of these irrevocable undertakings are contained in paragraph 3 below and in paragraph 8 of Part 2 of this document.

2. Summary terms of the Acquisition

The Acquisition, which is subject to the Conditions and further terms set out in Part 3 of this document, is to be effected by way of a scheme of arrangement between GoIndustry and the Scheme Shareholders under Part 26 of the Companies Act. In order to approve the terms of the Acquisition, those Shareholders entitled to vote will need to vote in favour of the Scheme Resolutions to be proposed at two shareholders’ meetings (the Court Meeting and the General Meeting), both to be held on 13 June 2012. Following the Scheme becoming effective, the entire issued share capital of GoIndustry will be held by Liquidity Services UK.

If the Scheme becomes effective in accordance with its terms, the Scheme Shares will be cancelled and Scheme Shareholders holding Scheme Shares at the Scheme Record Time will be entitled to receive:

for each Scheme Share	73 pence in cash

The Acquisition values the entire existing issued ordinary share capital of GoIndustry at approximately £7.15 million and the entire issued and to be issued share capital of GoIndustry at approximately £7.30 million (or US$1 1 .79 million based on the sterling to US dollar exchange rate as at close of business in London on the last Business Day prior to the Announcement Date).

The Offer Price of 73 pence in cash for each Scheme Share represents:

•                       a premium of approximately 54 per cent. to the Closing Price of 47.5 pence per GoIndustry Share on 30 April 2012, being the last Business Day prior to the commencement of the Offer Period; and

•                       a premium of approximately 12 per cent. to the Closing Price of 65 pence per GoIndustry Share on 8 May 2012, being the last Business Day prior to the Announcement Date.

3. Irrevocable Undertakings

Liquidity Services and Liquidity Services UK have received irrevocable undertakings from those GoIndustry Directors who hold GoIndustry Shares (being Neville Davis, Jack Reinelt and David Bailey) and from Jasmine Trustees Limited (the trustee of a trust of which Max Steinkopf is the sole beneficiary) and from certain other GoIndustry Shareholders to vote (or, as applicable, to procure to be voted) in favour of the Scheme Resolutions and the Ordinary Resolution to be proposed at the Shareholder Meetings or (in the event that Liquidity Services UK elects to proceed by means of a Takeover Offer at the Offer Price, to accept (or, as applicable, to procure the acceptance of) such Takeover Offer) in respect of 5,666,037 GoIndustry Shares (representing in aggregate approximately 57.83 per cent. of GoIndustry Shares currently in issue).

Further details of these irrevocable undertakings are set out in paragraph 8 of Part 2 and paragraph 9 of Part 5 of this document.

4. Background to and reasons for recommending the Acquisition

On 9 May 2012, GoIndustry announced its preliminary results for the year ended 31 December 2011, which are available by opening the document entitled ‘201 1 Preliminary results’ under the heading ‘Investor Documents’ on GoIndustry’s website at http://www.go-dove.com/company/InvestorRelations.asp. Whilst the GoIndustry Group is making strong strategic progress on a number of fronts, it has yet to see tangible results of this progress in terms of realising consistent profitability and increasing the market value of GoIndustry.

After considering GoIndustry’s progress, the opportunities that lie ahead and the resources available to realise such opportunities, the GoIndustry Board unanimously recommends that GoIndustry Shareholders vote in favour of the Scheme and the resolutions to be proposed at the Court Meeting and the General Meeting which would result in the entire issued and to be issued share capital of GoIndustry being acquired at 73 pence per share in cash by Liquidity Services UK. GoIndustry and its advisers have made substantial efforts to determine if offers would be available at more favourable terms. Based on those efforts, the Board believes that the Cash Consideration payable under the Acquisition represents fair and reasonable consideration for GoIndustry Shareholders and represents a premium of approximately 54 per cent. to the Closing Price of 47.5 pence per GoIndustry Share on 30 April 2012, being the last Business Day prior to the commencement of the Offer Period.

5.      Current trading

The GoIndustry Board has been continuing to implement its strategy to position the GoIndustry Group for growth by signing more large corporate forward flow accounts. The GoIndustry Board believes that this will bring greater visibility to revenue, and will help improve both profits and cashflow. The GoIndustry Board also has had an ongoing focus on efficiency, having reduced costs substantially during the latter part of 2011, whilst continuing to improve business processes. In addition, the GoIndustry Board expects the GoIndustry Group to benefit from improved performance as the investment climate recovers in North America and momentum within its markets improves.

6.      Management and employees, places of business and fixed assets of the GoIndustry Group

Liquidity Services UK has given assurances that, upon completion of the Acquisition, the existing employment rights, including pension rights, of all employees of the GoIndustry Group will be fully safeguarded. Save in the case of the Chief Executive Officer, the Chief Financial Officer and the General Counsel of GoIndustry (who will be leaving employment with the GoIndustry Group immediately prior to the Scheme becoming effective, as referred to in paragraph 5 of Part 2 of this document), Liquidity Services does not currently have any plans to make any material change to the terms and conditions of employment of the management and employees of GoIndustry and its subsidiaries.

Each of the Non-Executive Directors of GoIndustry has agreed to resign from the GoIndustry Board immediately prior to the Scheme becoming effective, as referred to in paragraph 5 of Part 2 of this document.

Details of the Compromise Agreements entered into with the Chief Executive Officer, the Chief Financial Officer and the General Counsel of GoIndustry and the resignation letters of the Non-Executive Directors, together with the termination payments to be made to each of them, are referred to in paragraph 5 of Part 2 and in paragraphs 6 and 7 of Part 5 of this document.

Liquidity Services has also advised the GoIndustry Board that whilst it has no current intention to change the location of GoIndustry’s operational places of business or to redeploy the fixed assets of the GoIndustry Group, it intends to carry out a strategic review of these locations following completion of the Acquisition.

The GoIndustry Board has considered Liquidity Services’ intentions and plans for the GoIndustry Group as set out in this document, and their likely repercussions, and the statements from Liquidity Services about GoIndustry, GoIndustry’s management, employees and locations of business. In the light of these statements, the GoIndustry Board is of the opinion that Liquidity Services’ plans, and the implementation of the Acquisition, will provide continuity for the GoIndustry Group’s businesses, customers and its employees.

In accordance with the requirements of Rule 2.12 of the Code, GoIndustry has made available to employees a copy of the Announcement published on 9 May 2012 and has informed employees of the right of employee representatives under Rule 25.9 of the Code to require that a separate opinion of the employee representatives on the effects of the Acquisition on employment be appended to this document. As at the date of publication of this document, no such opinion has been provided. If, and to the extent that, GoIndustry is provided with such an opinion after the date of publication of this document, GoIndustry will publish that opinion in accordance with the requirements of Rule 25.9 of the Code.

7.      GoIndustry Share Schemes

Details in relation to the effect of the Acquisition on outstanding Share Options granted under the GoIndustry Share Schemes can be found in paragraph 10 of Part 2 of this document.

8.      Convertible Loan Notes

Details in relation to the effect of the Acquisition on the outstanding Convertible Loan Notes can be found in paragraph 11 of Part 2 of this document.

9.      United Kingdom taxation

Your attention is drawn to paragraph 19 of Part 2 of this document relating to United Kingdom taxation. Scheme Shareholders who are in any doubt about their taxation position, who are resident or otherwise subject to taxation in a jurisdiction outside the United Kingdom are strongly advised to contact an appropriate independent professional tax adviser immediately.

10.    Overseas shareholders

Persons resident in, or citizens of, jurisdictions outside the United Kingdom should refer to paragraph 18 of Part 2 of this document.

11.    Action to be taken

Details of the Shareholder Meetings to be held and the action to be taken in respect of the Scheme are set out in paragraphs 15 and 16 of Part 2 of this document.

It is particularly important that as many votes as possible are cast at the Court Meeting so that the Court may be satisfied that there is a fair representation of Scheme Shareholder opinion. You are therefore strongly urged to attend the Court Meeting or return your Forms of Proxy or transmit a proxy instruction (through CREST) as soon as possible.

You will find notices of the Court Meeting and the General Meeting set out in Parts 7 and 8 respectively of this document.

If you have any questions relating to this document, either of the Shareholder Meetings or the completion and return of the Forms of Proxy, please telephone Capita Registrars on 0871 664 0321 from within the UK or on +44 (0) 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute from a BT landline. Other network providers’ costs may vary. Lines are open 9.00 a.m. to 5.00 p.m. (London time) Monday to Friday (except UK public holidays). Calls to the helpline from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Acquisition nor give any financial, legal or tax advice.

12.    Cancellation of AIM Admission of GoIndustry Shares

Your attention is drawn to paragraph 20 of Part 2 of this document in relation to Liquidity Services’ intentions regarding the suspension and cancellation of the admission of the GoIndustry Shares to trading on AIM and the re-registration of GoIndustry as a private company.

13.    Further information

Please read carefully the remainder of this document, including the letter from WH Ireland set out in Part 2 of this document being the explanatory statement made in compliance with section 897 of the Companies Act. Please note that the information in this letter is not a substitute for reading the remainder of this document.

14.    Recommendation

The GoIndustry Directors, who have been so advised by WH Ireland, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the GoIndustry Directors, WH Ireland has taken into account the commercial assessments made by the GoIndustry Directors.

Accordingly, the GoIndustry Directors unanimously recommend that all GoIndustry Shareholders vote in favour of the Scheme Resolutions and the Ordinary Resolution at the Court Meeting and the General Meeting, as those GoIndustry Directors who hold GoIndustry Shares and the trustee of a trust of which one of the GoIndustry Directors is the sole beneficiary have irrevocably undertaken so to do in respect of their own beneficial holdings amounting in aggregate to 141,678 GoIndustry Shares (representing approximately 1.45 per cent. of the GoIndustry Shares currently in issue).

Yours faithfully

Neville Davis

Chairman

GoIndustry-DoveBid plc

PART 2

EXPLANATORY STATEMENT

(in compliance with section 897 of the Companies Act 2006)

WH Ireland Limited
24 Martin Lane
London
EC4R 0DR

23 May 2012

To all holders of GoIndustry Shares (and, for information only, to participants in the GoIndustry Share Schemes and holder(s) of Convertible Loan Notes)

Dear GoIndustry Shareholder,

Recommended Cash Acquisition by
Liquidity Services Limited (a wholly-owned subsidiary of Liquidity Services, Inc.)
of GoIndustry-DoveBid plc

1.      Introduction

On 9 May 2012, the GoIndustry Board and the Liquidity Services Board announced that they had reached agreement on the terms of a recommended cash acquisition to be made by Liquidity Services UK, a wholly-owned subsidiary of Liquidity Services, of the entire issued and to be issued share capital of GoIndustry at an Offer Price of 73 pence per GoIndustry Share. The Acquisition is to be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

We have been authorised by the GoIndustry Directors to write to you to set out the terms of the Acquisition and to provide you with other relevant information. Information contained in this letter concerning GoIndustry (other than the Liquidity Services Group’s reasons for the Acquisition, information concerning the financing of the Acquisition, the Liquidity Services Group, the business of the Liquidity Services Group and the intentions or expectations concerning the GoIndustry Group, its management and employees, places of business and fixed assets (following completion of the Acquisition), which are the views of the Liquidity Services Directors and the Liquidity Services UK Directors) reflect the views of the GoIndustry Directors.

The Acquisition is conditional on the Conditions and further terms set out in Part 3 of this document being satisfied, or where capable of waiver, waived. These Conditions include, among other things, the Conditions referred to in paragraph 15.5 of this Part 2.

GoIndustry Shareholders should read the whole of this document before deciding whether or not to vote in favour of the Scheme at the Court Meeting and the Special Resolution and the Ordinary Resolution to be proposed at the General Meeting.

2.      Recommendation of the GoIndustry Directors

Your attention is drawn to the letter from the Chairman of GoIndustry set out in Part 1 of this document which forms part of this explanatory statement. The letter contains, amongst other things, the unanimous recommendation by the GoIndustry Directors that GoIndustry Shareholders vote in favour of the Scheme Resolutions and the Ordinary Resolution to be proposed at the Court Meeting and the General Meeting, as those GoIndustry Directors who hold GoIndustry Shares and the trustee of a trust of which one of the GoIndustry Directors is the sole beneficiary have undertaken so to do in respect of their own beneficial holdings amounting in aggregate to 141,678 GoIndustry Shares (representing approximately 1 .45 per cent. of the GoIndustry Shares currently in issue) and the reasons for the recommendation.

The letter from the Chairman of GoIndustry set out in Part 1 of this document also states that the GoIndustry Directors, who have been so advised by WH Ireland, consider the terms of the Acquisition to be fair and reasonable. In providing its advice, WH Ireland has taken into account the GoIndustry Directors’ commercial assessments.

The reasons for recommending the Acquisition are set out in paragraph 4 of the Chairman’s letter and details of the effect of the Scheme on the interests of the GoIndustry Directors are referred to at paragraph 9 below of Part 2 of this document.

3. The Acquisition

The Acquisition is to be effected by way of a scheme of arrangement between GoIndustry and the Scheme Shareholders under Part 26 of the Companies Act. The Scheme is subject to the satisfaction (or, if applicable, waiver) of the Conditions set out in Part 3 of this document. Following the Scheme becoming effective, the entire issued share capital of GoIndustry will be held by Liquidity Services UK.

If the Scheme becomes effective in accordance with its terms, the Scheme Shares will be cancelled and Scheme Shareholders holding Scheme Shares at the Scheme Record Time will be entitled to receive:

for each Scheme Share	73 pence in cash

The Acquisition values the entire existing issued ordinary share capital of GoIndustry at approximately £7.15 million and the entire issued and to be issued share capital of GoIndustry at approximately £7.30 million (or US$1 1 .79 million based on the sterling to US dollar exchange rate as at close of business in London on the last Business Day prior to the Announcement Date).

The Offer Price of 73 pence in cash for each Scheme Share represents:

•                       a premium of approximately 54 per cent. to the Closing Price of 47.5 pence per GoIndustry Share on 30 April 2012, being the last Business Day prior to the commencement of the Offer Period; and

•                       a premium of approximately 12 per cent. to the Closing Price of 65 pence per GoIndustry Share on 8 May 2012, being the last Business Day prior to the Announcement Date.

4. Background to and reasons for the Acquisition

Liquidity Services has stated that the Liquidity Services Board believes that the acquisition of GoIndustry will provide Liquidity Services with an enhanced international presence contributing new and complementary capabilities to Liquidity Services’ existing services for the sale of surplus assets. The Liquidity Services Directors believe that the Acquisition represents a strategic combination which will increase the size and scale of its online capital assets marketplace in several key industry areas and strengthen Liquidity Services’ existing position in the aerospace, industrial equipment, transportation and scrap metal markets. In addition, the Acquisition will contribute new “inside the building” capabilities for the biopharma, consumer packaged goods, transport, semiconductor and electronics markets.

Liquidity Services has also stated that the Acquisition presents the opportunity for Liquidity Services to acquire GoIndustry’s existing portfolio of approximately 5,000 selling clients and over 400,000 registered bidders, which include an impressive base of global enterprises clients. The Liquidity Services Board also believes that the Acquisition will enable Liquidity Services to improve its access to buyers and enhance its ability to serve Liquidity Services’ existing clients. In addition, the Liquidity Services Board wants to position the Liquidity Services Group strategically so that it can increase the Liquidity Services Group’s presence in the European and South-East Asian markets and believes the acquisition of GoIndustry represents the next stage of Liquidity Services’ expansion into these key markets.

Furthermore, Liquidity Services has stated that the Liquidity Services Board believes that the integration of the GoIndustry and Liquidity Services businesses will allow GoIndustry’s business to grow more profitably within a more cost-efficient corporate structure. Whilst the Acquisition is not expected to impact Liquidity Services’ earnings per share for its 2012 financial year, Liquidity Services has stated that the Liquidity

Services Board believes that the combination of the Liquidity Services and GoIndustry businesses will enhance Liquidity Services’ earnings per share by one to three cents in Liquidity Services’ 2013 financial year. Following completion of the Acquisition, it is therefore Liquidity Services’ intention to combine the GoIndustry and Liquidity Services businesses.

5.      Management and employees, places of business and fixed assets of the GoIndustry Group

Liquidity Services has confirmed that it attaches great importance to the skills and experience of the existing management and employees of the GoIndustry Group. Liquidity Services UK has given assurances that, upon completion of the Acquisition, the existing employment rights, including pension rights, of all employees of the GoIndustry Group will be fully safeguarded.

Save in the case of the Chief Executive Officer, the Chief Financial Officer and the General Counsel of GoIndustry (as referred to below), Liquidity Services does not currently have any plans to make any material change to the terms and conditions of employment of the management and employees of GoIndustry and its subsidiaries.

Liquidity Services has advised the GoIndustry Board that whilst it has no current intention to change the location of GoIndustry’s operational places of business or to redeploy the fixed assets of the GoIndustry Group, it intends to carry out a strategic review of these locations following completion of the Acquisition.

Liquidity Services plans to work with the GoIndustry management teams to develop and integrate the GoIndustry business within the existing Liquidity Services Group. The GoIndustry Board and the Liquidity Services Board both believe that there will be opportunities for GoIndustry employees to develop their careers within the broader framework of the Enlarged Group. In due course, when the integration is complete, Liquidity Services expects to review the Enlarged Group’s operations and it may then be desirable to make limited operational changes to maximise efficiency and effectiveness.

Each of the Chief Executive Officer, the Chief Financial Officer and the General Counsel of GoIndustry will be leaving employment with the GoIndustry Group immediately prior to the Scheme becoming effective. They will each receive remuneration in line with the termination provisions of their respective service contracts by way of compensation pursuant to the terms of conditional compromise agreements together with payment of all outstanding salary and benefits and agreed termination payments. Further details of the compromise agreements entered into with the Chief Executive Officer and Chief Financial Officer of GoIndustry and the payments to be made under them are set out in paragraph 6 of Part 5 of this document and further details of the compromise agreement entered into with the General Counsel of GoIndustry and the payments to be made under it are set out in paragraph 7 of Part 5 of this document.

The Non-Executive Directors of GoIndustry have agreed to resign as members of the GoIndustry Board immediately prior to the Scheme becoming effective. They will each receive payments in lieu of the notice that GoIndustry would otherwise be required to give them under their respective letters of appointment. Further details of the resignation letters and termination payments are set out in paragraph 6 of Part 5 of this document.

6.      Information on the GoIndustry Group

GoIndustry is a public limited company incorporated in England and Wales. GoIndustry Shares are quoted on the London Stock Exchange’s AIM market (Epic: GOI). GoIndustry is a global market leader in the provision of asset management, auction and valuation services and has over 400,000 registered bidders. GoIndustry delivers innovative solutions that help to value assets accurately, optimise asset utilisation and reduce costs. GoIndustry combines its asset, industry and market expertise, with eCommerce technology to service the needs of multi-national manufacturing corporations, financial institutions, insolvency practitioners, used equipment dealers and asset based lenders around the world.

In its preliminary results for the financial year ended 31 December 2011 announced on 9 May 2012, GoIndustry had revenues of £33.5 million (31 December 2010: £40.1 million) and a loss before tax of £4.0 million (31 December 2010: £0.7 million). As at 31 December 2011, total assets were £48.0 million (31 December 2010: £54.6 million) and net assets were £22.1 million (31 December 2010: £26.6 million).

As at the date of this document, there are 9,798,494 GoIndustry Shares in issue. In addition, GoIndustry has in issue £500,000 of Convertible Loan Notes which are convertible into GoIndustry Shares. Further details of the Convertible Loan Notes are set out in paragraph 11 below.

7.      Information on the Liquidity Services Group Information on Liquidity Services

Liquidity Services is the parent company of the Liquidity Services Group and is a public corporation incorporated under the laws of Delaware, USA. Shares in Liquidity Services are listed on NASDAQ. Liquidity Services provides corporations, public sector agencies and buying customers with online marketplaces and integrated services for the sale of surplus assets. On behalf of its clients, Liquidity Services has completed the sale of over approximately US$2.6 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. Liquidity Services is based in Washington, D.C. and has approximately 700 employees.

Information on Liquidity Services UK

Liquidity Services UK is a direct, wholly-owned subsidiary of Liquidity Services incorporated in England and Wales with registered number 04843035. The Liquidity Services UK Directors are William P. Angrick, III and Thomas Burton.

8.      Irrevocable Undertakings Directors’ irrevocable undertakings

Liquidity Services and Liquidity Services UK have received irrevocable undertakings from those GoIndustry Directors who beneficially own GoIndustry Shares (being Neville Davis, Jack Reinelt and David Bailey) and from Jasmine Trustees Limited (the trustee of a trust of which Max Steinkopf is the sole beneficiary), to vote (or, as applicable, to procure the vote) in favour of the Scheme Resolutions and the Ordinary Resolution to be proposed at the Shareholders Meetings (and if the Acquisition is subsequently structured as a Takeover Offer at the Offer Price, to accept (or, as applicable, to procure the acceptance of) any such Takeover Offer made by Liquidity Services UK) in respect of their entire beneficial holdings, as set out below, being GoIndustry Shares representing, in aggregate, approximately 1 .45 per cent. of the existing issued share capital of GoIndustry.

		Percentage
		of existing
	Number of	issued
GoIndustry	Shares	share capital

Neville Davis	15,555	0.16
Jack Reinelt	55,555	0.57
David Bailey	53,516	0.55
Jasmine Trustees Limited	17,052	0.17

In the case of the irrevocable undertakings given by Neville Davis, Jack Reinelt and David Bailey, these irrevocable undertakings:

•        will continue to be binding in the event that a higher competing offer is made for GoIndustry; and

•                       will cease to be binding if (i) the Scheme does not become effective (or Takeover Offer, as applicable, does not become wholly unconditional) on or before the date being six months following the Announcement Date, or (ii) the Scheme is withdrawn or otherwise lapses.

In the case of the irrevocable undertaking given by Jasmine Trustees Limited (the trustee of a trust of which Max Steinkopf is the sole beneficiary), this irrevocable undertaking will cease to be binding if (i) the Scheme does not become effective (or Takeover Offer, as applicable, does not become wholly unconditional) on or before the date being six months following the Announcement Date, or (ii) the Scheme is withdrawn or otherwise lapses. In addition, such undertaking will cease to be binding if, before 5.00 p.m. on the last Business Day before the Court Meeting, a third party announces in accordance with Rule 2.7 of the Code, a firm intention to make an offer (including, for this purpose, an acquisition by means of a scheme of arrangement), which is not subject to any pre-condition, to acquire all the issued and to be issued share capital of GoIndustry (other than any shares already owned by such third party and its associates) and which in the case of an offer involving only cash consideration, for a cash consideration which is at least 10 per cent. over the offer price available under the Acquisition as at the date of such third party announcement or in the case of an offer including or comprising non-monetary consideration, for a consideration per share which represents, in the reasonable opinion of RBC Capital Markets, at least 10 per cent., over the value of the consideration available under the Acquisition at the date of such third party’s announcement (provided that Liquidity Services UK has not within 5 Business Days of such third party’s announcement itself announced an improvement to the terms of the Scheme which are no less favourable on the date on which such improvement is announced by Liquidity Services UK than the terms of the third party’s proposal).

Other undertakings

Liquidity Services and Liquidity Services UK have also received irrevocable undertakings from certain other GoIndustry Shareholders to vote (or, as applicable, to procure the vote) in favour of the Scheme Resolutions and the Ordinary Resolution (and if the Acquisition is subsequently structured as a Takeover Offer at the Offer Price, to accept (or, as applicable, to procure the acceptance of) any such Takeover Offer made by Liquidity Services UK) in respect of their beneficial holdings, as set out below, being GoIndustry Shares representing, in aggregate, approximately 56.38 per cent. of the existing issued share capital of GoIndustry.

		Percentage
		of existing
	Number of	issued
GoIndustry	Shares	share capital

ICG Holdings, Inc.	2,546,743	25.99
Bond Capital Partners 1 Limited	1,897,092	19.36
Atlas Venture Fund IV, L.P	1,067,232	10.89
Atlas Venture Entrepreneurs’ Fund IV, L.P.	13,292	0.14

The undertakings set out above will cease to be binding if (i) the Scheme does not become effective (or Takeover Offer, as applicable, does not become wholly unconditional) on or before the date being six months following the Announcement Date, or (ii) the Scheme is withdrawn or otherwise lapses. In addition, such undertakings will cease to be binding if, before 5.00 pm on the last Business Day before the Court Meeting, a third party announces in accordance with Rule 2.7 of the Code, a firm intention to make an offer (including, for this purpose, an acquisition by means of a scheme of arrangement), which is not subject to any precondition, to acquire all the issued and to be issued share capital of GoIndustry (other than any shares already owned by such third party and its associates) and which in the case of an offer involving only cash consideration, for a cash consideration which is at least 10 per cent. over the offer price available under the Acquisition as at the date of such third party announcement or in the case of an offer including or comprising non-monetary consideration, for a consideration per share which represents, in the reasonable opinion of RBC Capital Markets , at least 10 per cent., over the value of the consideration available under the Acquisition at the date of such third party’s announcement (provided that Liquidity Services UK has not within 5 Business Days of such third party’s announcement itself announced an improvement to the terms of the Scheme which are no less favourable on the date on which such improvement is announced by Liquidity Services UK than the terms of the third party’s proposal).

9. The GoIndustry Directors and the effect of the Scheme on their interests

The GoIndustry Directors and details of their interests in the ordinary share capital of GoIndustry are set out in paragraph 5 of Part 5 of this document. Particulars of the GoIndustry Directors’ service agreements and letters of appointment are set out in paragraph 6 of Part 5 of this document.

As referred to above, each of the GoIndustry Directors who beneficially owns GoIndustry Shares (being Neville Davis, Jack Reinelt and David Bailey) and Jasmine Trustees Limited (the trustee of a trust of which Max Steinkopf is the sole beneficiary), has signed an irrevocable undertaking in favour of Liquidity Services and Liquidity Services UK to vote in favour of the Scheme Resolutions and the Ordinary Resolution to be proposed at the Shareholder Meetings in respect of the GoIndustry Shares in which they are each interested. Further details of these irrevocable undertakings are set out in paragraph 9 of Part 5 of this document.

In accordance with the rules or terms of the GoIndustry Share Schemes, Jack Reinelt and Leslie-Ann Reed, both of whom are GoIndustry Directors, will be entitled to exercise the Share Options held by them and which are capable of being exercised upon the Scheme Sanction Court Order being made. The Share Options held by Jack Reinelt (to subscribe for 97,443 GoIndustry Shares at 70p per share) and Leslie-Ann Reed (to subscribe for 97,985 GoIndustry Shares at 57p per share) are the only outstanding Share Options granted under the GoIndustry Share Schemes that are at an exercise price less than the Offer Price and it is therefore anticipated that these will be the only Share Options which will actually be exercised.

Save as set out above and the compromise agreements and resignation letters entered into with the GoIndustry Directors set out or referred in paragraph 5 above, the effect of the Scheme on the interests of the GoIndustry Directors does not differ from its effect on the interests of any other holder of GoIndustry Shares.

10. Effect of the Acquisition on GoIndustry Share Schemes

In accordance with the terms of the GoIndustry Share Schemes (other than the GoIndustry 2009 Unapproved Share Option Plan), Share Options granted to GoIndustry Option Holders under such Share Schemes will, to the extent not already exercisable, become exercisable for a period of six months from the date that the Scheme is sanctioned by the Court. Any such Share Options not so exercised will lapse at the end of such six month period.

In accordance with the terms of the GoIndustry 2009 Unapproved Share Option Plan, Share Options granted to GoIndustry Option Holders under such Share Scheme will, to the extent not already exercisable, become immediately exercisable as a result of this document being despatched (any such exercise to be conditional on the Scheme being sanctioned by the Court) and if not so exercised, will lapse immediately upon the Scheme being sanctioned by the Court.

The Offer Price is less than the exercise price of all outstanding Share Options granted under the GoIndustry Share Schemes (other than options to subscribe for 97,443 GoIndustry Shares granted to Jack Reinelt and for 97,985 GoIndustry Shares granted to Leslie-Ann Reed in each case under the GoIndustry 2009 Unapproved Share Option Plan). Accordingly, if the GoIndustry Option Holders (other than Jack Reinelt and Leslie-Ann Reed) were to exercise their Share Options, the amount they would receive for their resulting GoIndustry Shares when they are cancelled as part of the Scheme (or acquired by Liquidity Services UK after the Scheme becomes effective) would be less than the amount which they would have to pay to exercise the Share Options. It is therefore expected that GoIndustry Option Holders (other than Jack Reinelt and Leslie-Ann Reed) will not choose to exercise their Share Options and that they will lapse (in the case of Share Options granted under the GoIndustry 2009 Unapproved Share Option Plan) on the Scheme Sanction Court Order being made and (in the case of all other Share Options) at the end of the six month period following the Scheme Sanction Court Order being made, in accordance with their respective terms.

Any GoIndustry Shares issued pursuant to the exercise of options under the GoIndustry Share Schemes prior to the Scheme Record Time will however be subject to the terms of the Scheme.

As set out in the Special Resolution, an amendment to the GoIndustry Articles is being proposed at the General Meeting to the effect that any GoIndustry Shares allotted and issued pursuant to the exercise of an option under the GoIndustry Share Schemes (which are not subject to the Scheme) will be automatically transferred to, and purchased by, Liquidity Services UK on the same terms as the Acquisition.

The provisions relating to the outstanding options under the GoIndustry Share Schemes and the effect of the Scheme on them are set out below.

The GoIndustry Directors, who have been so advised by WH Ireland, consider the proposals in relation to GoIndustry Option Holders set out in this paragraph 10 of this letter to be fair and reasonable in the context of the Acquisition.

Individual option agreements

Under the individual unapproved option agreements entered into by GoIndustry with various individuals in 2006 (shortly after GoIndustry’s acquisition of GoIndustry AG) pursuant to which GoIndustry granted such individuals options to subscribe for GoIndustry Shares in consideration of the release of all of their options over shares in GoIndustry AG, options become immediately exercisable for a period of six months from the date on which the Court sanctions the Scheme. At the end of such six month period, any such outstanding options which have not been exercised will immediately lapse.

GoIndustry 2007 Executive Scheme

Under the GoIndustry 2007 Executive Scheme, options become immediately exercisable for a period of six months from the date on which the Court sanctions the Scheme. At the end of such six month period, any such outstanding options which have not been exercised will immediately lapse.

GoIndustry 2009 Unapproved Share Option Plan

Under the GoIndustry 2009 Unapproved Share Option Plan, options become immediately exercisable upon this document being despatched (such exercise being conditional upon the Court sanctioning the Scheme). To the extent such options are not exercised, any such outstanding options will immediately lapse after the Court has sanctioned the Scheme.

11.    Effect of the Acquisition on Convertible Loan Notes

The outstanding Convertible Loan Notes (currently held by a single holder) are convertible into GoIndustry Shares at a subscription price of 280p per share and therefore at a price substantially in excess of the Offer Price. Accordingly, it is not anticipated that the holder of the outstanding Convertible Loan Notes will exercise its subscription rights.

Any GoIndustry Shares issued pursuant to the exercise of conversion rights under the Loan Note Instrument prior to the Scheme Record Time will however be subject to the terms of the Scheme.

As set out in the Special Resolution, an amendment to the Articles is being proposed at the General Meeting to the effect that any GoIndustry Shares allotted and issued pursuant to the exercise of conversion rights under the Loan Note Instrument (which are not subject to the Scheme) will be automatically transferred to, and purchased by, Liquidity Services UK on the same terms as the Acquisition.

The GoIndustry Directors, who have been so advised by WH Ireland, consider the proposals in relation to the holders of Convertible Loan Notes set out in this paragraph 11 of this letter to be fair and reasonable in the context of the Acquisition.

12.    Financing of the Acquisition and Cash Confirmation

The aggregate Cash Consideration payable by Liquidity Services UK under the terms of the Acquisition will be funded from the Liquidity Services Group’s existing cash resources.

RBC Capital Markets, financial adviser to Liquidity Services UK, is satisfied that sufficient resources are available to Liquidity Services UK to satisfy in full the Cash Consideration payable by Liquidity Services UK under the terms of the Acquisition.

13. Offer-related arrangements

Liquidity Services has entered into a confidentiality agreement with GoIndustry relating to, amongst other things, confidential information provided to the Liquidity Services Group in connection with the Acquisition, further details of which are set out in paragraph 8.1 of Part 5 of this document.

Liquidity Services and/or Liquidity Services UK have also entered into a fees undertaking letter with GoIndustry in relation to additional fees incurred by GoIndustry as a result of the Acquisition being effected by way of the Scheme and a transaction letter with GoIndustry in relation to the implementation of the Acquisition and the Scheme. Further details of these letters are set out in paragraphs 8.2 and 8.3 of Part 5 of this document.

14. Prior transfers of GoIndustry AG subsidiaries and US assets of the GoIndustry Group

In order to ensure that certain operating losses within the GoIndustry Group will continue to be available to the Enlarged Group following completion of the Acquisition, GoIndustry and Liquidity Services have agreed that certain subsidiaries and assets of the GoIndustry Group will be transferred to the Liquidity Services Group following the Scheme Sanction Order being made and in advance of the Scheme becoming effective. These transfers comprise:

(a)         the entire issued share capital of three members of the GoIndustry Group (being GoIndustry UK, GoIndustry Operations and GoIndustry Osterreich (together the “AG Sub Group”)), being transferred by GoIndustry AG to Liquidity Services UK pursuant to the provisions of the UK Share Sale Agreement for US$25,000 each in cash; and

(b)              the assets of GoIndustry, Inc., being transferred by GoIndustry, Inc. to Liquidity Services Sub pursuant to the provisions of the US Assets Sale Agreement for US$100,000 in cash and the assumption by Liquidity Services Sub of the liabilities of GoIndustry, Inc.

Completion of the UK Share Sale Agreement and the US Assets Sale Agreement is conditional upon, amongst other things, the Ordinary Resolution being passed and the Scheme Sanction Order being made.

GoIndustry and Liquidity Services have also agreed that these transactions may be unwound in the event that, amongst other things, the Capital Reduction Court Order is not made or the Scheme does not become effective within five business days of the Scheme Court Hearing. Under the terms of the UK Share Sale Agreement and the US Assets Sale Agreement, GoIndustry AG and GoIndustry, Inc. each have the benefit of a call option to require Liquidity Services and Liquidity Services Sub to transfer such shares and assets back to GoIndustry AG and GoIndustry, Inc., respectively, and Liquidity Services UK and Liquidity Services Sub each have the benefit of a put option to require GoIndustry AG and GoIndustry, Inc. to re-acquire such shares and assets from Liquidity Services UK and Liquidity Services Sub, on the same terms and conditions as the original transfer if the Scheme does not become effective within that five business day period. If the put and call options become exercisable but notice to exercise the put option or the call option is not issued, GoIndustry AG and GoIndustry, Inc. shall be deemed to have served a call option notice to require Liquidity Services UK and Liquidity Services Sub, respectively, to dispose of the shares and assets initially transferred on completion of the UK Share Sale Agreement and the US Assets Sale Agreement.

The Panel has given consent to GoIndustry AG and GoIndustry, Inc. entering into the UK Share Sale Agreement and the US Assets Sale Agreement respectively.

As the three members of the GoIndustry Group and the assets being sold comprise a substantial part of the GoIndustry Group’s business, completion of both the UK Share Sale Agreement and the US Assets Sale Agreement is subject to the approval of GoIndustry Shareholders in accordance with the AIM Rules. This approval is being sought from GoIndustry Shareholders pursuant to the Ordinary Resolution to be proposed as a separate resolution (resolution no. 2) at the General Meeting.

As at 31 December 2011, the AG Sub Group had aggregate net liabilities of £22.1 million and sustained an aggregate loss of £2.27 million for the twelve months ended on that date. As at 31 December 2011, GoIndustry, Inc. had aggregate net assets of £8.4 million and made a profit of £0.59 million for the twelve months ended on that date.

Further details of the UK Share Sale Agreement and the US Assets Sale Agreement are set out in paragraphs 8.4 and 8.5 of Part 5 of this document.

15. Description of the Scheme and the Shareholder Meetings

15.1 Structure of the Scheme

It is intended that the Acquisition will be effected by way of the Scheme. The purpose of the Scheme is for Liquidity Services UK to become the owner of the whole of the issued and to be issued ordinary share capital of GoIndustry. This will be achieved by GoIndustry making an application to the Court to sanction the Scheme and to confirm the Capital Reduction. Upon the Scheme becoming effective, the GoIndustry Shares subject to the Scheme will be cancelled and the reserve arising from such cancellation will be applied in paying up in full a number of New GoIndustry Shares (which is equal, in nominal value, to the number of GoIndustry Shares cancelled) and issuing them to Liquidity Services

UK, in consideration of which the holders of those GoIndustry Shares so cancelled will receive 73 pence per Scheme Share.

The Scheme is an arrangement made under Part 26 of the Companies Act subject to the approval of the Court. GoIndustry will make an application to the Court to sanction the Scheme and then to confirm the related Capital Reduction.

To become effective, the Scheme requires, amongst other things, the approval of a majority in number of Scheme Shareholders (which, for the avoidance of doubt, excludes Liquidity Services, Liquidity Services UK and their concert parties) present and voting, whether in person or by proxy, at the Court Meeting representing 75 per cent. or more in value of the Scheme Shares voted. Upon the Scheme becoming effective, it will become binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or General Meeting (and, if they attended and voted, whether or not they voted in favour). All Scheme Shareholders are entitled to attend the Court Hearings in person or to be represented by Counsel to support or oppose the sanctioning of the Scheme. Further details of the Shareholder Meetings and the Conditions are set out in paragraphs 15.2 to 15.4 below.

Liquidity Services UK has agreed to subscribe for or acquire, prior to the Scheme Record Time and to hold until after the Scheme Effective Date, one fully paid GoIndustry Share. This will mean that Liquidity Services UK will be a member of GoIndustry on the Scheme Effective Date and accordingly there will be no requirement under section 593 of the Companies Act for an independent valuation of the New GoIndustry Shares. The additional GoIndustry Share to be subscribed for or acquired by Liquidity Services UK in advance of the Scheme Record Time, will not be a Scheme Share and will not be subject to the Scheme.

It is expected that the Scheme will become effective on 4 July 2012, subject to the satisfaction or (where applicable) waiver of all relevant Conditions.

15.2 The Shareholder Meetings

The implementation of the Scheme will require the approval of the Scheme by the Scheme Shareholders at the Court Meeting to be held at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU at 10.00 a.m. on 13 June 2012 and the passing by the GoIndustry Shareholders of the Special Resolution to be proposed at the General Meeting to be held immediately after the Court Meeting also at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU at 10.15 a.m. on 13 June 2012.

Notices of both the Court Meeting and the General Meeting are set out in Part 7 and Part 8 respectively of this document.

Liquidity Services, Liquidity Services UK and their concert parties are not entitled to vote at the Court Meeting, given their interests in the Acquisition, but have agreed to be bound by the terms of the Scheme.

Whether or not you vote in favour of the Scheme Resolutions to be tabled at the Shareholder Meetings, if the Scheme becomes effective, your Scheme Shares will be cancelled and you will receive the consideration due under the terms of the Acquisition.

As soon as practicable and, in any event, by no later than 7.00 a.m. on the Business Day following the Shareholder Meetings, GoIndustry shall make an announcement on a Regulatory Information Service stating whether or not the Scheme Resolutions were passed by the requisite majorities (and, if not, whether or not the Scheme has lapsed) and giving voting results in relation to the Shareholder Meetings.

15.3 Court Meeting

The Court Meeting will be held at the direction of the Court and has been convened for 10.00 a.m. on 13 June 2012 to enable the Scheme Shareholders to consider and, if thought fit, approve the Scheme. At the Court Meeting, voting will be by poll and each Scheme Shareholder present in person or by proxy will be entitled to one vote for each Scheme Share held by him. The approval required at the Court Meeting is that those voting to approve the Scheme must represent:

(i)         the majority in number of; and

(ii) at least 75 per cent. in value of the Scheme Shares held by, those Scheme Shareholders voting in person or by proxy.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of Scheme Shareholder opinion.

15.4 General Meeting

The General Meeting has been convened for 10.15 a.m. (or as soon thereafter as the Court Meeting shall have been concluded or adjourned) on the same date as the Court Meeting to enable all GoIndustry Shareholders to consider and, if thought fit, approve the Special Resolution to approve the Scheme and to authorise: (i) the cancellation of the Scheme Shares held by Scheme Shareholders;

(ii) a reduction of GoIndustry’s share capital equal to the nominal value of the Scheme Shares which are to be cancelled pursuant to the Scheme and the subsequent issue of New GoIndustry Shares to Liquidity Services UK in accordance with the Scheme; (iii) certain amendments to the GoIndustry Articles; and (iv) various related matters. An Ordinary Resolution is also being proposed at the General Meeting to approve both the UK Share Sale Agreement and the US Assets Sale Agreement in accordance with the AIM Rules (as referred to in paragraph 13 above of this Part 2), but neither the Scheme nor the Acquisition is conditional upon the approval by GoIndustry Shareholders of these agreements or their completion.

The Special Resolution will require votes in favour of not less than 75 per cent. of the votes cast by GoIndustry Shareholders voting in person or by proxy at the General Meeting in order to be passed.

The Special Resolution, if passed, will authorise certain amendments to the GoIndustry Articles required in connection with the Scheme. The proposed amendments will provide, amongst other things, that: (i) any GoIndustry Shares issued at or after the date of such amendments and up to the Scheme Record Time will be subject to the Scheme; and (ii) subject to the implementation of the Scheme any GoIndustry Shares issued to any person (other than to Liquidity Services UK or its nominee(s)) on or after the Scheme Record Time will be immediately transferred to Liquidity Services UK, in consideration of the payment of the same consideration per GoIndustry Share as was due to a holder of Scheme Shares under the Scheme. This will avoid any person (other than Liquidity Services UK or its nominee(s)) being left with GoIndustry Shares after dealings in such shares have ceased trading, which will occur at the close of business on the Last Dealing Date. The proposed changes to the GoIndustry Articles are contained in the notice of the General Meeting set out in Part 8 of this document.

If the Scheme becomes effective, it will be binding on all holders of Scheme Shares, including any holders who did not vote to approve, or who voted against, the Scheme.

15.5 Conditions

In addition to the shareholder approvals referred to above, the Scheme will also require the sanction of the Court and the satisfaction or waiver of the other Conditions set out in Part 3 of this document. The implementation of the Scheme is conditional, amongst other things, upon:

(i)                       the approval by a majority in number of the GoIndustry Shareholders (being Scheme Shareholders who are on the register of members of GoIndustry at the Voting Record Time) representing at least than 75 per cent. of the value of the GoIndustry Shares (or the relevant class or classes of GoIndustry Shares, if applicable), present and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or any adjournment of such meeting;

(ii)                    the Scheme Resolutions necessary to approve and implement the Scheme and to approve the related Capital Reduction being duly passed by GoIndustry Shareholders by the requisite majorities at the General Meeting or any adjournment of such meeting;

(iii)                 the sanction of the Scheme by the Court with or without modification (but subject to any modification being acceptable to Liquidity Services UK and GoIndustry) and confirmation of the Capital Reduction by the Court and the delivery for registration of the Scheme Sanction Court Order, the Capital Reduction Court Order and the requisite Statement of Capital to the Registrar of Companies;

(iv)                the Scheme becoming unconditional and effective, subject to the Code, by no later than the Long Stop Date or such later date (if any) as Liquidity Services UK and GoIndustry may, with the consent of the Panel, agree and (if required) the Court may allow; and

(v)                   other conditions not otherwise identified above (but set out in Part 3 of this document) either being satisfied or, with the exception of certain conditions which are not capable of waiver, waived, by the Long Stop Date. If any Condition referred to in paragraphs (i) to (v) above is not capable of being satisfied by the Long Stop Date, Liquidity Services UK shall make an announcement through a Regulatory Information Service as soon as practicable and, in any event, by not later than 7.00 a.m. on the Business Day following the date so specified, stating whether Liquidity Services UK has invoked that Condition, waived that Condition or, with the agreement of GoIndustry, specified a new date by which that Condition must be satisfied.

As referred to above, neither the Scheme nor the Acquisition is conditional upon the passing of the Ordinary Resolution at the General Meeting or completion of the UK Share Sale Agreement or the US Assets Sale Agreement.

15.6 Scheme Effective Date

The Scheme will become effective upon: (i) the delivery of copies of the Court Order(s) and the Statement of Capital to the Registrar of Companies; and (ii) if so ordered in order to take effect, the registration of the Capital Reduction Court Order and such Statement of Capital by the Registrar of Companies.

15.7 Return of documents of title

If the Scheme lapses or is withdrawn, all documents of title lodged by any Scheme Shareholder with any Form of Proxy shall be returned to such Scheme Shareholder as soon as practicable (and in any event within 14 days of such lapsing or withdrawal) and to the extent that any securities of GoIndustry are held in escrow by GoIndustry’s Registrar, Capita Registrars, in connection with the Scheme, instructions shall be given immediately for the release of such securities.

15.8 Entitlement to vote at the Shareholder Meetings

Each GoIndustry Shareholder who is entered in GoIndustry’s register of members at the Voting Record Time (expected to be 6.00 p.m. on 11 June 2012) will be entitled to attend and vote at the Court Meeting and the General Meeting. If either Shareholder Meeting is adjourned, only those Shareholders on the register of members at 6.00 p.m. on the day which is two days before the adjourned meeting will be entitled to attend and vote.

Each Scheme Shareholder is entitled to appoint a proxy or proxies to attend and, on a poll, to vote instead of him or her. A proxy need not be a Shareholder of the Company. Please see paragraph 15 of this Part 2 of this document for further information on actions to be taken in order to vote at the Shareholder Meetings and to appoint proxies.

15.9 Modifications and revision

The Scheme contains a provision for Liquidity Services UK and GoIndustry jointly to consent on behalf of all persons affected to any modification of, or addition to, the Scheme or to any condition approved or imposed by the Court. The Court would be unlikely to approve any modification of, or additions to, or impose a condition to the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of any modification, addition or condition. It would be a matter for the Court to decide, in its discretion, whether or not a further meeting of Scheme Shareholders should be held in these circumstances.

Liquidity Services UK reserves the right, with the agreement of GoIndustry and the consent of the Panel (where necessary), to elect to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued share capital of GoIndustry as an alternative to the Scheme. Any such Takeover Offer will be subject to an acceptance condition of Liquidity Services UK having acquired (whether pursuant to the Takeover Offer or otherwise) such percentage (being more than 50 per cent.) of the GoIndustry Shares, as Liquidity Services UK may decide, having consulted with the Panel. Otherwise the Takeover Offer will be implemented on the same terms (subject to appropriate amendments), including (without limitation) an acceptance condition set at 90 per cent. (or such lesser percentage, being more than

50 per cent., as Liquidity Services UK may decide) of the GoIndustry Shares to which such offer relates, so far as applicable, as those which would apply to the Scheme and in compliance with applicable laws and regulations.

Any modification or revision to the Scheme shall be made no later than the date which is 14 days prior to the date of the Shareholder Meetings (or any later date to which such meetings are adjourned). Liquidity Services UK and GoIndustry shall only make a modification or revision to the Scheme either: (a) less than 14 days prior to the date of the Shareholder Meetings (or any later date to which such meetings are adjourned); or (b) following the Shareholder Meetings, with the consent of the Panel.

16. Action to be taken

You will find notices of the Court Meeting and the General Meeting set out in Parts 7 and 8 respectively of this document. You will also find enclosed with this document:

•        a WHITE Form of Proxy for use in respect of the Court Meeting;

•        a BLUE Form of Proxy for use in respect of the General Meeting; and

•        a reply-paid envelope for use only in the United Kingdom.

Whether or not you propose to attend either of the Shareholder Meetings in person, you are urged to complete BOTH Forms of Proxy in accordance with the instructions printed thereon and to return them either to Capita Registrars at PXS, 34 Beckenham Road, Beckenham BR3 4TU so as to be received as soon as possible and in any event by no later than:

•        10.00 a.m. on 11 June 2012 in the case of the WHITE Form of Proxy for the Court Meeting; and

•        10.15 a.m. on 11 June 2012 in the case of the BLUE Form of Proxy for the General Meeting,

(or, in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned meeting). A reply-paid envelope has been provided for this purpose for use in the United Kingdom only. Forms of Proxy returned by fax will not be accepted. The Scheme requires approval at both the Court Meeting and the General Meeting.

If the WHITE Form of Proxy relating to the Court Meeting is not lodged by 10.00 a.m. on 11 June 2012, it may be handed to the Chairman of the Court Meeting at the Court Meeting before the taking of the poll. However, unless the BLUE Form of Proxy is lodged by 10.15 a.m. on 11 June 2012, it will be invalid.

If you hold your GoIndustry Shares in CREST, you may vote using the CREST voting service in accordance with the procedures set out in the CREST Manual via CREST (please also refer to the accompanying notes for the notices of the Shareholder Meetings set out in Parts 7 and 8 of this document and in the Forms of Proxy).

Proxies submitted electronically through CREST must be sent as soon as possible, and in any event so as to be received by no later than 10.00 a.m. on 11 June 2012 in the case of the Court Meeting and by 10.15 a.m. on 11 June 2012 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting).

The Court Meeting and the General Meeting will be held at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU at 10.00 a.m. and 10.15 a.m., respectively, on 13 June 2012.

Completing and returning the Forms of Proxy or completing and transmitting a CREST Proxy Instruction will not prevent you from attending and voting at either of the Shareholder Meetings, or any adjournment of any Shareholder Meeting, in person if you wish to do so.

It is particularly important that as many votes as possible are cast at the Court Meeting so that the Court may be satisfied that there is a fair representation of Scheme Shareholder opinion. You are therefore strongly urged to return your Forms of Proxy or transmit a proxy instruction through CREST as soon as possible.

17. Settlement and share certificates

Subject to the Scheme becoming effective, settlement of the Cash Consideration to which any holder of Scheme Shares is entitled thereunder will be effected within 14 days of the Scheme Effective Date in the manner set out below.

Except with the consent of the Panel, settlement of Cash Consideration to which any Scheme Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme free of any lien, right of set-off, counterclaim or other analogous right to which Liquidity Services UK may otherwise be, or claim to be, entitled against such Scheme Shareholder.

All documents and remittances sent through the post will be sent at the risk of the person(s) entitled thereto, and shall be sent by first class post addressed to the persons entitled thereto at their respective addresses as appearing in the register of members of GoIndustry at the Scheme Record Time, or in the case of joint holders, at the address of that member that stands first in the register of members in respect of that holding.

17.1 Cash consideration where Scheme Shares are held in uncertificated form (that is, in CREST)

On the Scheme Effective Date, Scheme Shares held within CREST will be cancelled. Scheme Shareholders who hold Scheme Shares in uncertificated form will receive any Cash Consideration to which they are entitled through CREST by Liquidity Services UK procuring the creation of an assured payment obligation in favour of the appropriate CREST account through which the relevant Scheme Shareholder holds such uncertificated shares in respect of the Cash Consideration due to him.

As from the Scheme Effective Date, each holding of Scheme Shares credited to any stock account in CREST shall be disabled and all Scheme Shares will be removed from CREST in due course thereafter.

Liquidity Services UK reserves the right to pay all or any part of the Cash Consideration referred to above to all or any Scheme Shareholder(s) who hold(s) Scheme Shares in uncertificated form at the Scheme Record Time in the manner referred to in paragraph 17.2 of this Part 2 if, for reasons outside its reasonable control, it is not able to effect settlement in uncertificated form in accordance with this paragraph 17.1.

17.2 Cash consideration where Scheme Shares are held in certificated form

On the Scheme Effective Date, Scheme Shares held in certificated form will be cancelled and share certificates for such Scheme Shares will cease to be valid and should be destroyed.

Settlement of the Cash Consideration in respect of Scheme Shares held in certificated form shall be despatched:

(i)        by first-class post, by cheque drawn on a branch of a UK clearing bank; or

(ii)       by such other method as may be approved by the Panel.

All such cash payments shall be made in pounds sterling. Payments made by cheque shall be payable to the Scheme Shareholders concerned. Cheques shall be despatched within 14 days of the Scheme Effective Date.

18. Overseas Shareholders

The release, publication or distribution of this document in, into or from jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this document comes should inform themselves about, and observe, any applicable restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Neither this document nor the accompanying Forms of Proxy are intended to, and do not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval pursuant to the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful. Nothing in this document or the accompanying Forms of Proxy should be relied upon for any other purpose.

The implications of the Scheme for Overseas Shareholders may be affected by the laws of the relevant jurisdiction. Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of each Overseas Shareholder to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection with the Scheme, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

This document has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may be different from that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

All GoIndustry Shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to, forward this document and the accompanying Forms of Proxy to any jurisdiction outside the United Kingdom, should seek appropriate independent professional advice before taking any action.

19. United Kingdom taxation

The following paragraphs, which are intended as a general guide only, are based on current UK tax law and what is understood to be the current HM Revenue and Customs practice, all of which is subject to change, possibly with retrospective effect. They summarise certain limited aspects of the UK taxation treatment of the Scheme for GoIndustry Shareholders, and do not purport to be a complete analysis of all tax considerations relating to the Scheme. The following paragraphs do not constitute tax advice and relate only to the position of Scheme Shareholders who are resident and, in the case of individuals, ordinarily resident and domiciled in the UK for taxation purposes, who hold their Scheme Shares as an investment (other than under a personal equity plan or an individual savings account), who are the absolute beneficial owners of their Scheme Shares, and who have not (and are not deemed to have) acquired their Scheme Shares by virtue of an office or employment. Further, the comments in the following paragraphs may not apply to certain classes of Scheme Shareholders, such as collective investment schemes and insurance companies. For the avoidance of doubt, the comments in the following paragraphs do not apply to intermediate holding vehicles such as trusts or pension funds.

Special tax provisions may apply to GoIndustry Shareholders who have acquired or who acquire their GoIndustry Shares by exercising options under the GoIndustry Share Schemes and such GoIndustry Shareholders who are in any doubt as to their taxation position should consult an independent professional tax adviser.

This section is not intended, and shall not be construed to be, legal or taxation advice to any particular GoIndustry Shareholder. If you are in any doubt about the tax consequences of the Scheme in your own particular circumstances, you should consult an appropriate independent professional tax adviser.

19.1 UK taxation of chargeable gains

A Scheme Shareholder will be treated as making a disposal of Scheme Shares for the purposes of the UK taxation of chargeable gains. Such a disposal may, depending upon that Scheme Shareholder’s particular circumstances (including the availability of exemptions, reliefs or allowable losses), give rise to a liability to the UK taxation of chargeable gains or an allowable loss.

For UK resident individual Scheme Shareholders, any chargeable gain arising after taking account of reliefs and exemptions will be subject to capital gains tax at the rate of 18 per cent., or, for higher or additional rate taxpayers, 28 per cent. Personal representatives and trustees will also pay capital gains tax at a flat rate of 28 per cent.

Various reliefs could apply to reduce any liability to UK tax on chargeable gains which would otherwise arise on a disposal. For individual Scheme Shareholders, the amount liable to UK capital gains tax may be reduced by the annual exemption amount (£10,600 for 2012/2013) to the extent that such allowance is not available.

For UK resident Scheme Shareholders within the charge to UK corporation tax, an indexation allowance may be available in respect of their period of ownership of Scheme Shares to reduce the amount of the chargeable gain realised on a disposal of the Scheme Shares.

19.2 Stamp duty and stamp duty reserve tax

No UK stamp duty or stamp duty reserve tax will generally be payable by Scheme Shareholders as a result of the Scheme.

20.    Cancellation of AIM Admission of GoIndustry Shares and re-registration

An indicative timetable of principal events setting out, amongst other things, the expected date of the last day of trading in, and the suspension of, GoIndustry Shares is on page 10 of this document.

The last day of dealings in GoIndustry Shares will be the day before the date of the Reduction Court Hearing, and is expected to be 2 July 2012. No transfers of GoIndustry Shares will be registered after 6.00 p.m. on the Last Dealing Date. Application will be made to the London Stock Exchange to suspend trading in GoIndustry Shares on AIM with effect from 7.30 a.m. on 3 July 2012.

Prior to the Scheme becoming effective, a request will be made by GoIndustry to the London Stock Exchange to cancel the admission of the GoIndustry Shares to trading on AIM, on or shortly after the Scheme Effective Date.

On the Scheme Effective Date, GoIndustry will become a wholly-owned subsidiary of Liquidity Services UK and share certificates in respect of GoIndustry Shares shall cease to be valid and Scheme Shareholders should, if so requested by GoIndustry, send their GoIndustry share certificates to GoIndustry following receipt of consideration due under the terms of the Acquisition or destroy them. Entitlements to GoIndustry Shares held within the CREST system will be cancelled on the Scheme Effective Date.

It is also intended that, on or following the Scheme Effective Date, GoIndustry be re-registered as a private limited company under the relevant provisions of the Companies Act.

21.    Further information

Your attention is drawn to the full text of the Scheme as set out in Part 6 (The Scheme of Arrangement) of this document.

Your attention is also drawn to the following sections, which form part of this document:

•        Part 3 (Conditions and Further Terms of the Scheme and the Acquisition);

•        Part 4 (Financial and Ratings Information);

•        Part 5 (Additional Information);

•        Part 7 (Notice of Court Meeting); and

•        Part 8 (Notice of General Meeting).

Yours faithfully

Chris Fielding

Director

WH Ireland Limited

PART 3

CONDITIONS AND FURTHER TERMS OF THE SCHEME AND THE ACQUISITION

Part A: Conditions of the Scheme and the Acquisition

1.The Acquisition is conditional upon the Scheme becoming unconditional and becoming effective, subject to the Code, by no later than the Long Stop Date or such later date (if any) as Liquidity Services UK and GoIndustry may, with the consent of the Panel, agree and (if required) the Court may allow.

2.The Scheme is conditional upon:

(i)                       its approval by a majority in number of the GoIndustry Shareholders, representing at least 75 per cent. of the value of the GoIndustry Shares (or the relevant class or classes of GoIndustry Shares, if applicable), present and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of such meeting;

(ii)                    all resolutions necessary to approve and implement the Scheme and to approve the Capital Reduction being duly passed by GoIndustry Shareholders by the requisite majorities at the General Meeting or at any adjournment of such meeting; and

(iii) the sanction of the Scheme with or without modification (but subject to any such modification being acceptable to Liquidity Services UK and GoIndustry) and the confirmation of the Capital Reduction by the Court and the delivery for registration of the Scheme Sanction Court Order, the Capital Reduction Court Order and the Statement of Capital to the Registrar of Companies.

3.In addition, Liquidity Services UK and GoIndustry have agreed that the Acquisition is conditional upon the following conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless the following Conditions have been satisfied (and continue to be satisfied pending the commencement of the Court Meeting) or, where relevant, are waived prior to the Scheme being sanctioned by the Court:

(a)                   all filings having been made and all or any appropriate waiting periods, including any extension thereof, applicable under US Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations made under that Act having expired, lapsed or been terminated as appropriate in each case in respect of the Acquisition;

(b)                   save as Disclosed, no government or governmental, quasi-governmental, supranational, statutory, regulatory, court in any jurisdiction (each a “Third Party”) having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or enacted, made or proposed any statute, regulation, decision or order, or having taken any other steps which would or might reasonably be expected to:

(i)                 require, prevent or delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Liquidity Services Group or any member of the GoIndustry Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own or control any of their respective assets or properties or any part thereof which is material in the context of the GoIndustry Group taken as a whole;

(ii)                   require, prevent or materially delay a divestiture by any member of the Wider Liquidity Services Group of any shares or other securities (or the equivalent) in GoIndustry;

(iii) impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Liquidity Services Group or the GoIndustry Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares, or in respect of loans or securities convertible into shares or any other securities (or the equivalent) in any member of the GoIndustry Group or on the ability of any such member to hold or exercise effectively any rights of ownership in respect of shares or in respect of loans or securities convertible into shares or any other securities (or the equivalent) in, or to exercise management control over, any member of the GoIndustry Group;

(iv)     otherwise adversely affect the business, assets or profits of any member of the Wider Liquidity Services Group or of any member of the GoIndustry Group which is material in the context of the GoIndustry Group taken as a whole;

(v)     make the Acquisition, its implementation or the acquisition or proposed acquisition by Liquidity Services UK or any member of the Wider Liquidity Services Group of any shares or other securities in, or control or management of, GoIndustry or any member of the GoIndustry Group void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise restrain, directly or indirectly, restrict, prohibit, delay or otherwise materially interfere with the same, or impose additional material conditions or obligations with respect thereto, or otherwise materially challenge or interfere therewith or require material amendment to the terms thereof;

(vi)    require any member of the Wider Liquidity Services Group or the GoIndustry Group to acquire or to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the GoIndustry Group or the Wider Liquidity Services Group owned by any third party (other than in connection with the implementation of the Scheme);

(vii)    impose any material limitation on the ability of any member of the GoIndustry Group or the Wider Liquidity Services Group to conduct, integrate or co-ordinate its business, or any part of it, with the businesses of any other members; or

(viii) result in any member of the GoIndustry Group ceasing to be able to carry on business under any name under which it presently does so which, in any case, is material in the context of the GoIndustry Group taken as a whole, and all applicable waiting and other time periods during which any such Third Party could take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Scheme or the acquisition or proposed acquisition of any GoIndustry Shares, or other securities in, or control of, GoIndustry or any other member of the GoIndustry Group having expired, lapsed or been terminated;

(c) save as Disclosed, there being no provision of any agreement, arrangement, licence, lease, permit or other instrument to which any member of the GoIndustry Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, which in consequence of the Scheme or the proposed acquisition of any shares or other securities in GoIndustry or because of a change in the control or management of GoIndustry or otherwise, could or might reasonably be expected to result in (to an extent which is material in the context of the GoIndustry Group taken as a whole):

(i)      any moneys borrowed by or any other indebtedness (actual or contingent) of, or grant available to, any such member being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date, or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)     any such agreement, arrangement, licence, lease, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or modified or affected or any onerous obligation or liability arising or any action being taken thereunder;

(iii)      any assets or interests of any such member being or falling to be disposed of or charged, or any right arising under which any such asset or interest could be required to be disposed of or charged otherwise than in the ordinary course of business;

(iv)     the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any mortgage, charge or other security interest (whenever created or arising) becoming enforceable;

(v)      the rights, liabilities, obligations or interests of any such member in, or the business of any such member with, any person, firm or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

(vi)     the value of any such member or its financial or trading position being prejudiced or adversely affected;

(vii)    any such member ceasing to be able to carry on business under any name under which it presently does so; or

(viii)   the creation of any liability, actual or contingent, by any such member otherwise than in the ordinary course of business,

and no event having occurred which, under any provision of any agreement, arrangement, licence, lease, permit or other instrument to which any member of the GoIndustry Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, could reasonably be expected to result in any of the events or circumstances as are referred to in paragraphs (i) — (viii) of this paragraph (c);

(d)   all notifications, filings or applications which are necessary in connection with the Acquisition having been made and all statutory or regulatory obligations in any relevant jurisdiction having been complied with in all material respects in connection with the Acquisition or the acquisition by any member of the Wider Liquidity Services Group of any shares or other securities in, or control of, GoIndustry and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals necessary for or in respect of the Acquisition or the proposed acquisition of any shares or other securities in, or control of, GoIndustry by any member of the Wider Liquidity Services Group having been obtained in terms and in a form reasonably satisfactory to Liquidity Services UK from all appropriate Third Parties including, without limitation, persons with whom any member of the GoIndustry Group has entered into contractual arrangements and all such authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals together with all material authorisations orders, recognitions, grants, licences, confirmations, clearances, permissions and approvals necessary to carry on the business of any member of the GoIndustry Group remaining in full force and effect and all filings necessary for such purpose having been made and no notice of any intention to revoke or not to renew any of the same having been received;

(e)     save as Disclosed and in relation to the Scheme, no member of the GoIndustry Group having, since 31 December 2011:

(i)      save as between GoIndustry and any member of the GoIndustry Group or between any such members of the GoIndustry Group or for GoIndustry Shares issued pursuant to the exercise of options granted under the GoIndustry Share Schemes, issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible capital or transferred or sold or agreed to transfer or sell or proposed the transfer or sale of GoIndustry Shares out of treasury;

(ii)     other than to another member of the GoIndustry Group (or to a Third Party, provided that the dividend or other distribution is pro rata to that party’s existing interest in such member) and consistent with practice in the preceding financial year of such member and/or is paid or made consistent to any contractual obligation which has been Disclosed, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise;

(iii)    save for intra-GoIndustry Group transactions and the UK Share Sale Agreement and the US Assets Sale Agreement, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, which is material in the context of the GoIndustry Group taken as a whole and other than in the ordinary course of business;

(iv)     save for intra-GoIndustry Group transactions and in relation to the Scheme, made or authorised or proposed or announced an intention to propose any change in its loan capital;

(v) issued, authorised or proposed the issue of any debentures or, save for intra-GoIndustry Group transactions and save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability which is material in the context of the GoIndustry Group taken as a whole;

(vi)     purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in paragraph (i) above, made any other change to any part of its share capital;

(vii)    implemented, or authorised, proposed or announced its intention to implement, any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business which is material in the context of the GoIndustry group taken as a whole (other than in connection with the Scheme);

(viii)   entered into or changed the terms of any contract with any director or senior executive of any member of the GoIndustry Group;

(ix)     proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme, or, other than in the ordinary course of business, materially altered any other benefit relating to the employment or termination of employment of any employee of the GoIndustry Group;

(x)      nor the trustees of the relevant pension scheme having made or agreed or consented to any significant change to the terms of the trust deeds constituting the pension schemes established for its directors, employees or their dependants or the benefits which accrue, or to the pensions which are payable, thereunder, or to the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined or to the basis on which the liabilities (including pensions) of such pension schemes are funded or valued, or agreed or consented to any change to the trustees or trustee directors;

(xi)     entered into or varied or authorised or proposed or announced its intention to enter into or vary, any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which is or could restrictive on the businesses of any member of the GoIndustry Group or the Wider Liquidity Services Group or which involves or could reasonably be expected to involve an obligation of such a nature or magnitude or which is other than in the ordinary course of business and which is reasonably expected to be material in the context of the GoIndustry Group taken as a whole;

(xii)    (other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or had any such person appointed;

(xiii)   waived or compromised any claim otherwise than in the ordinary course of business and which is material in the context of the GoIndustry Group taken as a whole;

(xiv)   made any material alteration to its memorandum or articles of association or other incorporation documents which is material in the context of the GoIndustry Group taken as a whole;

(xv)    been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business; or

(xvi) entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or to propose to, effect any of the transactions, matters or events referred to in this condition;

(f) save as Disclosed, since 31 December 2011:

(i)        no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits of any member of the GoIndustry Group;

(ii)       no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the GoIndustry Group is or may become a party (whether as a plaintiff, claimant,

defendant or otherwise) and no investigation or enquiry by or complaint or reference to any Third Party against or in respect of any member of the GoIndustry Group having been instituted, announced or threatened by or against or remaining outstanding in respect of any member of the GoIndustry Group;

(iii)     no contingent or other liability having arisen or become apparent to Liquidity Services UK which would be likely adversely to affect any member of the GoIndustry Group; and

(iv)   no steps having been taken which are likely to result in the withdrawal (without replacement), cancellation, termination or modification of any licence or other authorisation held by any member of the GoIndustry Group which is necessary for the proper carrying on of its business, in each case, which is material in the context of the GoIndustry Group taken as a whole;

(g) since 31 December 2011 and save as Disclosed, Liquidity Services UK not having discovered that any financial, business or other information concerning GoIndustry or the GoIndustry Group which is contained in the information publicly announced at any time by or on behalf of any member of the GoIndustry Group through a Regulatory Information Service contains a misrepresentation of fact which has not, prior to the Announcement Date, been corrected by public announcement through a Regulatory Information Service or omits to state a fact which would make the information contained therein not misleading and which in any such case is material in the context of the GoIndustry Group, taken as a whole.

Part B: Certain further terms of the Acquisition

1. Subject to the requirements of the Panel, or if required by the Court, Liquidity Services UK reserves the right to waive:

(i)      prior to the date of such deadline (or any extension thereof), any of the deadlines in the Condition set out in paragraph 2 of Part A above for the timing of the Court Meeting, General Meeting and the Court hearing to sanction the Scheme. If any such deadline is not met, Liquidity Services UK will make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with GoIndustry to extend the deadline in relation to the relevant Condition; and

(ii)     in whole or in part, all or any of the Conditions set out in paragraph 3 of Part A above.

2.If Liquidity Services UK is required by the Panel to make an offer for GoIndustry Shares under the provisions of Rule 9 of the Code, Liquidity Services UK may make such alterations to any of the above Conditions and to the terms of the Acquisition as are necessary to comply with the provisions of that Rule.

3.Save as set out in the Transaction Letter (as referred to in paragraph 8.3(f) of Part 5 of this document), Liquidity Services UK shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of Conditions set out in paragraphs 3(a) to 3(g) (inclusive) of Part A above by a date earlier than the latest date for the fulfilment of the Conditions notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

4.The Acquisition will lapse and the Scheme will not proceed if, before the date of the Shareholder Meetings the Acquisition, or any matter arising from it, is referred to the UK Competition Commission.

5.Liquidity Services UK reserves the right to elect, with the agreement of GoIndustry and the consent of the Panel (where necessary), to proceed by way of a Takeover Offer as an alternative to the Scheme. Any such Takeover Offer will be subject to an acceptance condition set at 90 per cent. (or such less percentage, being more than 50 per cent., as Liquidity Services UK may decide) of the GoIndustry Shares to which such offer relates, and will otherwise be on substantially the same terms, subject to appropriate amendments, as those which would apply to the Scheme and in compliance with applicable laws and regulations (the “General Offer Acceptance Condition”). If a Takeover Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Liquidity Services UK intends to: (i) request the London Stock Exchange to cancel the admission of GoIndustry

Shares to trading on AIM; and (ii) exercise its rights (to the extent such rights are available) to apply the provisions of Chapter 3 of Part 28 of the Companies Act 2006 to acquire compulsorily the remaining GoIndustry Shares in respect of which such offer has not been accepted.

6.The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the Restricted Jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

7.The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction.

8.Under Rule 13.5 of the Code, Liquidity Services UK may not invoke a Condition to the Acquisition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the Condition are of material significance to Liquidity Services UK in the context of the Acquisition. The Conditions contained in paragraphs 1 and 2 of Part A above and, if applicable, the General Offer Acceptance Condition set out in paragraph 5 of this Part B are not subject to Rule 13.5 of the Code.

9.Under Rule 13.6 of the Code, GoIndustry may not invoke, or cause or permit Liquidity Services UK to invoke, any condition to the Acquisition unless the circumstances which give rise to the right to invoke the condition are of material significance to the GoIndustry Shareholders in the context of the Acquisition.

10. The Acquisition and the Scheme are governed by the law of England and Wales and are subject to the jurisdiction of the English courts. The Acquisition is on and subject to the Conditions and further terms set out in this Part 3. The Scheme is subject to applicable requirements of the Code, the Panel, the UKLA and the London Stock Exchange.

PART 4

FINANCIAL AND RATINGS INFORMATION

Part A: Financial information relating to GoIndustry

The following sub-paragraphs set out financial information in respect of GoIndustry as required by Rule 24.3(e) of the Code. The documents referred to in the sub-paragraphs, the contents of which have previously been announced through a Regulatory Information Service, are incorporated into this document by reference pursuant to Rule 24.15 of the Code:

•      the audited consolidated accounts of GoIndustry for the financial year ended 31 December 2011 are set out in pages 21 to 63 (both inclusive) in the Company’s annual report and financial statements for the financial year ended 31 December 2011 available from GoIndustry’s website at http://www.godove.com/company/InvestorRelations.asp by opening the document entitled ‘Annual Report and Financial Statements for the year ending 31 December 2011’ under the heading ‘Investor Documents’;

•      the audited consolidated accounts of GoIndustry for the financial year ended 31 December 2010 are set out in pages 21 to 64 (both inclusive) in the Company’s annual report and financial statements for the financial year ended 31 December 2010 available from GoIndustry’s website at http://www.godove.com/company/InvestorRelations.asp by opening the document entitled ‘Annual Report and Financial Statements for the year ending 31 December 2010’ under the heading ‘Investor Documents’; and

•      the audited consolidated accounts of GoIndustry for the financial year ended 31 December 2009 are set out in pages 11 to 52 (both inclusive) in the Company’s annual report and financial statements for the financial year ended 31 December 2009 available from GoIndustry’s website at http://www.godove.com/company/InvestorRelations.asp by opening the document entitled ‘Annual Report and Accounts for the year ending 31 December 2009’ under the heading ‘Investor Documents’.

Part B: GoIndustry ratings information

There are no current ratings or outlooks publicly accorded to GoIndustry by ratings agencies.

Part C: Financial information relating to Liquidity Services

The following sub-paragraphs set out financial information in respect of Liquidity Services as required by Rule 24.3(a) of the Code. The documents referred to in the sub-paragraphs, the contents of which have previously been announced through a Regulatory Information Service, are incorporated into this document by reference pursuant to Rule 24.15 of the Code:

•      the audited consolidated accounts of Liquidity Services for the financial year ended 30 September 2011 are set out in pages 58 to 61 (both inclusive) in Liquidity Services’ annual report for the financial year ended 30 September 2011 available from Liquidity Services’ website at http://investor.liquidityservicesinc.com by accessing the ‘SEC Filings’ link and opening the document posted on 9 December 2011 entitled ‘Form 10-K: Annual report which provides a comprehensive overview of Liquidity Services for the past year’;

•      the audited consolidated accounts of Liquidity Services for the financial year ended 30 September 2010 are set out in pages 59 to 62 (both inclusive) in Liquidity Services’ annual report for the financial year ended 30 September 2010 available from Liquidity Services’ website at http://investor.liquidityservicesinc.com by accessing the ‘SEC Filings’ link and opening the document posted on 10 December 2010 entitled ‘Form 10-K: Annual report which provides a comprehensive overview of Liquidity Services for the past year’; and

•      the audited consolidated accounts of Liquidity Services for the financial year ended 30 September 2009 are set out in pages 58 to 61 (both inclusive) in Liquidity Services’ annual report for the financial year ended 30 September 2009 available from Liquidity Services’ website at http://investor.liquidityservicesinc.com by accessing the ‘SEC Filings’ link and opening the document posted on 11 December 2009 entitled ‘Form 10-K: Annual report which provides a comprehensive overview of Liquidity Services for the past year’.

In addition, an announcement of Liquidity Services’ Q1 2012 and Q2 2012 results is available on Liquidity Services’ website at http://investor.liquidityservicesinc.com by accessing the ‘SEC Filings’ link and opening the documents posted on 8 February 2012 and 4 May 2012, respectively, and, in each case, entitled ‘Form 10-Q: Quarterly report, which provides a continuing view of Liquidity Services’ financial position.’

The effect of the implementation of the Acquisition upon the Liquidity Services Group’s earnings and assets and liabilities will be as follows:

Once the Scheme is effective, Liquidity Services will indirectly own 100 per cent. of GoIndustry. The assets and liabilities of the Enlarged Group will therefore comprise the consolidated assets and liabilities of the Liquidity Services Group and the GoIndustry Group as at the date of the Acquisition. The Acquisition is not, however, expected to have a material impact on the assets and liabilities of the Liquidity Services Group. As at 31 March 2012, Liquidity Services had a net asset position of approximately US$238.3 million (based on total assets of approximately US$353.5 million and total liabilities of approximately US$1 15.2 million). Once the assets and liabilities of the GoIndustry Group are incorporated, Liquidity Services is expected to continue to have a positive net asset position.

As at 31 March 2012, Liquidity Services had a net cash position of approximately US$64.8 million (based on cash and cash equivalents of approximately US$104.8 million and interest bearing debt of approximately US$40 million). As the Acquisition is to be funded from the existing cash resources of the Liquidity Services Group, the Acquisition will have a marginal impact upon Liquidity Services’ balance sheet by decreasing its net cash position by the aggregate Cash Consideration, although this will be offset in part by the net cash position of the GoIndustry Group at the time the Scheme becomes effective.

The Acquisition is not expected to have an impact on earnings for the 2012 financial year. However, Liquidity Services believes that the Acquisition will be earnings per share accretive by one to three cents in its 2013 financial year.

Part D: Liquidity Services ratings information

There are no current ratings or outlooks publicly accorded to Liquidity Services by ratings agencies.

PART 5

ADDITIONAL INFORMATION

1.         Responsibility

1.1 The GoIndustry Directors, whose names and business addresses are set at paragraph 2.1 of this Part 5, each accept responsibility for the information contained in this document other than the information contained in this document in respect of the Liquidity Services Group, for which responsibility is taken by the Liquidity Services Directors and the Liquidity Services UK Directors pursuant to paragraph 1 .2 below. To the best of the knowledge and belief of the GoIndustry Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

1 .2 The Liquidity Services Directors, whose names are set at paragraph 2.2 of this Part 5 and the Liquidity Services UK Directors, whose names are set at paragraph 2.3 of this Part 5, each accept responsibility for the information contained in this document relating to the Liquidity Services Group, the Liquidity Services Directors and the Liquidity Services UK Directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Liquidity Services Directors and the Liquidity Services UK Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

1 .3 WH Ireland, whose address is at 24 Martin Lane, London EC4R 0DR, accepts responsibility for its letter set out in Part 2 of this document. To the best of the knowledge and belief of WH Ireland (which has taken all reasonable care to ensure that such is the case), the information contained in its letter set out in Part II of this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.         Directors

2.1       The GoIndustry Directors and their respective positions are set out below:

Name	Position held

Neville Davis	Chairman
Jack Gregory Reinelt	Chief Executive Officer
Leslie-Ann Reed	Chief Financial Officer
David John Bailey	Non-Executive Director
Kamal Moti Advani	Non-Executive Director
Max David Steinkopf	Non-Executive Director

The business address of each of the GoIndustry Directors is GoIndustry’s registered office at St Andrew’s House, St Andrew Street, London EC4A 3AG.

2.2       The Liquidity Services Directors and their respective positions are set out below:

Name	Position held

William P Angrick, III	Chairman & Chief Executive Officer
Jaime Mateus-Tique	Director
Phillip A Clough	Non-Executive Director
Patrick W Gross	Non-Executive Director
Franklin D Kramer	Non-Executive Director
David A Perdue	Jr.Non-Executive Director
George H Ellis	Non-Executive Director

The business address of each of the Liquidity Services Directors is Liquidity Services’ registered office at 1920 L Street, N.W., 6th Floor, Washington, D.C.

2.3       The Liquidity Services UK Directors and their respective positions are set out below:

Name	Position

William P Angrick, III	Chairman & Chief Executive Officer
Thomas Burton	Executive Vice-President

The business address of each of the Liquidity Services UK Directors is Liquidity Services UK’s registered office at Unit 301A, Mill Studio Business Centre, Crane Mead, Ware, Hertfordshire SG12 9PY.

3.      GoIndustry Share Schemes

At the close of business on 22 May 2012 (being the last practicable date prior to the publication of this document), the following GoIndustry Shares were in issue and Share Options in respect of GoIndustry Shares under the GoIndustry Share Schemes were outstanding:

•           GoIndustry Shares in issue: 9,798,494; and

•           Share Options: 850,225.

4.      Market quotations

The following table sets out the Closing Price for GoIndustry Shares on (i) the first Business Day in each of the six months prior to the date of this document, (ii) on 30 April 2012 (being the last Business Day prior to the commencement of the Offer Period), (iii) on 8 May 2012 (being the last Business Day prior to the Announcement Date) and (iv) on 22 May 2012 (being the last practicable date prior to the publication of this document):

Date	Closing Price (pence)

22 May 2012	71.5
8 May 2012	65
1 May 2012	74
30 April 2012	47.5
2 April 2012	50
1 March 2012	45.5
1 February 2012	47.5
3 January 2012	43.5
1 December 2011	42.5

5.         Disclosure of interests and dealings

5.1       Definitions and references

For the purposes of this paragraph 5:

5.1.1 “acting in concert” with GoIndustry or Liquidity Services, as the case may be, means any such person acting or deemed to be acting in concert with GoIndustry or Liquidity Services, as the case may be, for the purposes of the Code;

5.1 .2 “arrangement” includes any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature relating to relevant securities of GoIndustry which may be an inducement to deal or refrain from dealing;

5.1 .3 “connected adviser” includes an organisation which (i) is advising Liquidity Services or (as the case may be) GoIndustry in relation to the Acquisition, (ii) is a corporate broker to Liquidity Services or (as the case may be) GoIndustry, (iii) is advising a person acting in concert with Liquidity Services or (as the case may be) GoIndustry in relation to the Acquisition or in relation to the matter which is the reason for that person being a member of the concert party, in each case above excluding any exempt principal traders and any exempt fund managers;

5.1 .4 ownership or control of 20 per cent., or more of the equity share capital of a company is regarded as the test of associated company status and “control” means an interest or interests in shares carrying in aggregate 30 per cent., or more of the voting rights attributable to the share capital of a company which are currently exercisable at a general meeting, irrespective of whether the holding or holdings gives de facto control;

5.1.5 “dealing” means:

(i)         acquiring or disposing of relevant securities, of the right (whether conditional or absolute) to exercise or direct the exercise of the voting rights attaching to relevant securities or of general control of relevant securities;

(ii)        taking, granting, acquiring, disposing of, entering into, closing out, terminating, exercising (by either party) or varying an option (including a traded option contract) in respect of any relevant securities;

(iii)       subscribing or agreeing to subscribe for relevant securities;

(iv)       exercising or converting, whether in respect of any new or existing securities, or any relevant securities carrying conversion or subscription rights;

(v)        acquiring, disposing of, entering into, closing out, exercising (by either party) of any rights under, or varying, a derivative referenced, directly or indirectly, to relevant securities;

(vi)       entering into, terminating or varying the terms of any agreement to purchase or sell relevant securities; and

(vii) any other action resulting, or which may result, in an increase or decrease in the number of relevant securities in which a person is interested or in respect of which he has a short position;

and “dealt” shall be construed accordingly;

5.1 .6 “derivative” includes any financial product the value of which, in whole or in part, is determined directly or indirectly by reference to the price of an underlying security;

5.1.7 “disclosure period” means the period which began on 1 May 2011 (the date 12 months prior to the commencement of the Offer Period) and ended on 22 May 2012 (being the last practicable date prior to the publication of this document);

5.1.8 “relevant securities” means:

(i)         GoIndustry Shares and any other securities of GoIndustry conferring voting rights;

(ii)        equity share capital of GoIndustry and any member of the Liquidity Services Group;

(iii)       securities of any member of the Liquidity Services Group; and

(iv)       securities of GoIndustry and any member of the Liquidity Services Group carrying conversion or subscription rights into any of the foregoing;

5.1 .9 “securities” has the meaning given to it by the Takeover Code;

5.1.10 “short position” means any short position (whether conditional or absolute and whether in the money or otherwise) including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; and

5.1.11 a person has an “interest” or is “interested” in relevant securities if he has a long economic exposure, whether absolute or conditional, to changes in the price of those securities (but not if he only has a short position in such securities) and in particular if:

(i)           he owns them;

(ii)          he has the right (whether conditional or absolute) to exercise or direct the exercise of the voting rights attaching to them or has general control of them; or

(iii)       by virtue of any agreement to purchase, option or derivative he:

(a)        has the right or option to acquire them or call for their delivery; or

(b)        is under an obligation to take delivery of them,

whether the right, option or obligation is conditional or absolute and whether it is in the money or otherwise; or

(iv)       he is party to any derivative:

(a)         whose value is determined by reference to their price; and

(b)         which results, or may result, in his having a long position in them.

5.2 Interests in GoIndustry Shares

5.2.1 GoIndustry Directors

As at the last day of the disclosure period, the interests of the GoIndustry Directors and their immediate families, related trusts and connected persons, all of which are beneficial unless otherwise stated, in GoIndustry Shares were as follows:

Name	Number of GoIndustry Shares

Neville Davis	15,555
Jack Reinelt	55,555
Leslie-Ann Reed	—
David Bailey	53,516
Kamal Advani	—
Max Steinkopf	17,052

5.2.2 Liquidity Services UK

As at 22 May 2012, the last practicable date prior to the publication of this document, Liquidity Services UK has agreed to subscribe for or acquire one GoIndustry Share, but was otherwise not interested in any relevant securities of GoIndustry.

5.3 Options over GoIndustry Shares
5.3.1 GoIndustry Directors

As at the last day of the disclosure period, the following options in respect of GoIndustry Shares had been granted to the following GoIndustry Directors for nil consideration and remained outstanding under the GoIndustry Share Schemes:

	Number of
	GoIndustry Shares under		Exercise price
Name	option	Date of grant	per share	Exercise period

Jack Reinelt	292,330	28.09 2009	200p	28.09.2012 – 27.09.2019
	97,443	25.06 2010	70p	25.06.2013 – 24.06.2020
	97,443	19.5.2011	123.5p	19.05 2014 – 18.05.2021
Leslie-Ann Reed	97,985	12.07 2010	57p	12.07.2013 – 11.07.2020

5.3 Interests of persons with whom GoIndustry has an arrangement in relevant securities of GoIndustry

As at the last day of the disclosure period, there are no persons with whom GoIndustry or any person acting in concert with GoIndustry (other than the GoIndustry Directors) has an arrangement who were interested in relevant securities of GoIndustry.

5.4 Interests of persons acting in concert with GoIndustry in relevant securities of GoIndustry

As at the last day of the disclosure period, the following persons acting in concert with GoIndustry (other than GoIndustry Directors) were interested in the following relevant securities of GoIndustry:

Name	Number of GoIndustry Shares

ICG Holdings, Inc.	2,546,743
Bond Capital Partners 1 Limited	1,897,092

5.5      Dealings in relevant securities of GoIndustry

During the disclosure period, WH Ireland, which (as a connected adviser) is a person acting in concert with GoIndustry, has dealt in relevant securities of GoIndustry (as a consequence of book flattening) as set out below:

		Number of
Date of dealing	Nature of dealing	GoIndustry Shares	Price paid
1 May 2012	Purchase	639	85p

5.6      General

Save as disclosed in this paragraph 5, as at 22 May 2012 (being the last practicable date prior to the publication of this document):

• neither the Liquidity Services Directors, nor the Liquidity Services UK Directors nor Liquidity Services, nor any other member of the Liquidity Services Group, nor (in the case of the Liquidity Services Directors and the Liquidity Services UK Directors) any member of their respective families or related trusts or companies or (so far as the Liquidity Services Directors and the Liquidity Services UK Directors are aware having made due and careful enquiry) other connected persons, nor any person acting in concert with Liquidity Services, nor any person with whom Liquidity Services or any person acting in concert with Liquidity Services had an arrangement, had any right to subscribe for, or had any short position in relation to, or was interested in, directly or indirectly, any relevant securities of GoIndustry nor had any such person dealt in any relevant securities of GoIndustry during the disclosure period;

• neither GoIndustry, nor any of the GoIndustry Directors, nor (in the case of the GoIndustry Directors) any member of their respective families or related trusts or companies or (so far as the GoIndustry Directors are aware having made due and careful enquiry) other connected persons, nor any person acting in concert with GoIndustry, nor any person with whom GoIndustry or any person acting in concert with GoIndustry had an arrangement, was interested in, directly or indirectly, nor had any right to subscribe for, or any short position in relation to, any relevant securities of GoIndustry and nor had any such person dealt in any relevant securities of GoIndustry from the beginning of the Offer Period;

• neither GoIndustry, nor any of the GoIndustry Directors, nor (in the case of the GoIndustry Directors) any member of their respective families or related trusts or companies or (so far as the GoIndustry Directors are aware having made due and careful enquiry) other connected persons, was interested in, directly or indirectly, nor had any right to subscribe for, or any short position in relation to, any relevant securities of any member of the Liquidity Services Group and nor had any such person dealt in any relevant securities of the Liquidity Services Group from the beginning of the Offer Period;

• neither GoIndustry, Liquidity Services, nor any person acting or presumed to be acting in concert with GoIndustry or Liquidity Services had borrowed or lent (including for these purposes any financial collateral arrangements) any relevant securities in GoIndustry (save for any borrowed shares which have been either on-lent or sold);

• save for the irrevocable undertakings as described in paragraph 9 of this Part 5, there is no arrangement relating to relevant securities in GoIndustry which exists between Liquidity Services or any person acting in concert with Liquidity Services and any other person, nor between GoIndustry or any person acting in concert with GoIndustry and any other person; and

• GoIndustry has not redeemed or purchased any relevant securities of GoIndustry during the disclosure period.

6.         Service contracts and letters of appointment of the GoIndustry Directors

6.1     Each of the GoIndustry Directors has entered into a service agreement or letter of appointment with GoIndustry as summarised below:

Executive Directors

(a)        Jack Reinelt

Jack Reinelt entered into a service agreement with GoIndustry dated 1 May 2009 in respect of his appointment as Chief Executive Officer with effect from 27 April 2009, which appointment will (unless terminated earlier by GoIndustry on grounds for immediate termination) continue until terminated by either Jack Reinelt giving to GoIndustry not less than 3 months’ notice or by GoIndustry giving to him 12 months’ notice. Under the service agreement, Jack Reinelt is entitled to an annual salary of £270,000, payable monthly in arrears. In addition, Jack Reinelt is entitled to be reimbursed up to an annual maximum amount of £10,000 for medical expenses insurance premiums paid by him for his participation in a medical expenses insurance scheme for him and his family and to be paid a maximum of £4,000 per annum towards his membership of the Young Presidents Organisation and the World Presidents Organisation. If Jack Reinelt so elects, GoIndustry will also pay such salary as he may request direct into the GoIndustry nominated stakeholder pension scheme. Jack Reinelt is entitled to 25 days’ paid holiday in each calendar year.

Jack Reinelt is also eligible to participate in a discretionary bonus scheme operated by GoIndustry from time to time and notified to him on terms which are overall no less favourable than those previously enjoyed by him in the years 2009, 2010 and 2011 which provided for a maximum possible bonus of 120 per cent. of base salary. Generally, to be eligible to receive a bonus, Jack Reinelt must be employed by GoIndustry and neither GoIndustry nor Jack Reinelt must have given notice to terminate his appointment at the date the bonus is due to be paid, but if he is dismissed or has been given notice of termination by GoIndustry by reason of a change of control event (as defined by section 840 Income and Corporation Taxes Act 1988) where control is obtained by a third party purchaser, he will, unless otherwise agreed, be entitled to receive a bonus for that financial year calculated on a pro-rata amount based on the number of complete months he has worked in that year up to the termination date, such bonus to be paid to him on the relevant bonus payment date, at the same time as all other executives of GoIndustry.

GoIndustry may, in its absolute discretion, elect to terminate Jack Reinelt’s service agreement with immediate effect by paying to him a sum equal to his fixed salary and either reimbursement of his private medical insurance scheme premiums or the value of his private healthcare benefits (or at GoIndustry’s discretion and if relevant, allowing him to continue to receive such healthcare benefit and participate in such scheme or policy), for any unexpired period of notice of termination, but on the basis that any provision of such benefits will cease immediately if Jack Reinelt commences new employment whilst such benefits are being continued.

Jack Reinelt’s service agreement contains non-compete, non-solicitation and other covenants restricting his activities for a period of 12 months following termination of his employment. This period will be reduced by any period of time Jack Reinelt is not required to work during his notice period.

(b)        Leslie-Ann Reed

Leslie-Ann Reed entered into a service agreement with GoIndustry dated 7 July 2010 in respect of her appointment as Chief Financial Officer with effect from 12 July 2010, which appointment will (unless terminated earlier by GoIndustry on grounds for immediate termination) continue until terminated by either party giving to the other not less than 9 months’ notice. Under the service agreement, Leslie-Ann Reed is entitled to an annual salary of currently £165,000, payable monthly in arrears. In addition, Leslie-Ann Reed is entitled to membership for her and her family of a private medical expenses arrangement, permanent health insurance cover for her (at the expense of GoIndustry) and membership of an Inland Revenue approved life assurance scheme providing benefits on death in service of 4 times her base salary. If Leslie-Ann Reed so elects, GoIndustry will also pay such salary as she may request direct into the GoIndustry nominated stakeholder pension scheme and GoIndustry pays matching employer contributions up to a maximum of 6 per cent. of base salary, conditional upon her contributing a minimum of 5 per cent. of her base salary. Leslie-Ann Reed is entitled to 25 days’ paid holiday in each calendar year.

Leslie-Ann Reed is also entitled to participate from time to time in any bonus arrangement which the Board shall have determined to establish, but which in the case of Leslie-Ann Reed, is targeted at 60 per cent. of base salary. Generally, to be eligible to receive a bonus, Leslie-Ann Reed must be employed by GoIndustry and neither GoIndustry nor Leslie-Ann Reed must have given notice to terminate her service agreement at the date the bonus is due to be paid.

In the event that any person (or persons acting in concert) acquires control of GoIndustry and that control is unconditional in all respects and GoIndustry subsequently gives at least 9 months’ notice to Leslie-Ann Reed of termination of her employment, Leslie Ann-Reed will, unless otherwise agreed, be entitled to be paid her guaranteed bonus as well as her salary for such 9 month period. Her service agreement however provided for a guaranteed bonus for 2009 only and so there is no bonus arrangement in force to which the guarantee applies.

GoIndustry may, in its absolute discretion, after giving notice to her, terminate Leslie-Ann Reed’s service agreement with immediate effect by paying to her a sum equal to her normal base salary (in equal monthly instalments, rather than as a single payment). In such circumstances, GoIndustry would be required to continue to provide the non-monetary benefits due to Leslie-Ann Reed under the terms of her service agreement during the period of notice to which she would otherwise have been entitled, with the obligation to make payments ceasing upon her commencing alternative employment at an equal or higher salary. However, if notice is given to her in connection with a change of control of GoIndustry (involving its de-listing from AIM where such de-listing amounts to a change in the identity of the person or persons having control of GoIndustry as defined in section 840 Income and Corporation Taxes Act 1988 or in the identity of the person or persons together holding a majority of the ordinary shares in GoIndustry) and GoIndustry determines to terminate her service agreement with immediate effect, then Leslie-Ann Reed is entitled to receive a lump sum payment equivalent to her normal base salary for the entire notice period.

Leslie-Ann Reed’s service agreement contains a non-compete covenant for a period of 6 months following termination of her employment and non-solicitation and other covenants restricting her activities for a period of 12 months following such termination. These periods will be reduced by any period of time Leslie-Ann Reed is not required to work during her notice period.

(c)        Bonuses for Executive Directors for financial year ending 31 December 2012

In the first quarter of 2012, the Remuneration Committee of the GoIndustry Board recommended to the GoIndustry Board (which recommendations were adopted by the GoIndustry Board) that Jack Reinelt and Leslie-Ann Reed would each be eligible for a maximum bonus payment for the financial year ending 31 December 2012 equal to 60 per cent. of his or her base salary (and therefore a maximum bonus of £162,000 in the case of Jack Reinelt and a maximum bonus of £99,000 in the case of Leslie-Ann Reed), as follows:

(i)           60 per cent. of the bonus target to be awarded for achievement of the baseline post bonus profit before tax of the GoIndustry Group (“GoIndustry Group PBT”) of £1,700,000;

(ii)          20 per cent. for achievement of the first 6 months GoIndustry Group PBT of £295,000, save that this will only be payable if GoIndustry Group PBT exceeds £1,000,000 (post bonuses);

(iii)         5 per cent. for agreeing the renewal of 12 month bank finance prior to 30 April 2012; and

(iv)       15 per cent. for a settlement in 2012 of the claim against a member of the GoIndustry Group by Grolsche Bierbrouwerij Nederland B.V. (the “Grolsch claim”) before 31 December 2012, such settlement to release a minimum of £600,000 net to the GoIndustry Group from the provision made in the consolidated accounts of the GoIndustry Group.

Non-Executive Directors

(a)        Neville Davis

The services of Neville Davis as Non-Executive Director and Chairman (initially Deputy Chairman) of GoIndustry are provided under the terms of a letter of appointment with GoIndustry dated 18 December 2007 (as varied on 14 September 2009). His appointment was effective from 8 January 2008 (and as Chairman, from 10 June 2008) and, following an initial 3 year fixed period, now continues unless and until terminated by either party on 6 month’s notice. Neville Davis is however required to resign forthwith upon the GoIndustry Board (with Neville Davis abstaining) requesting his resignation. The appointment letter (as so varied) provides for the payment to him by GoIndustry of director’s fees of currently £65,000 per annum in respect of his appointment, payable in equal quarterly instalments in arrears.

(b)        David Bailey

The services of David Bailey as a Non-Executive Director (and Senior Independent Director) of GoIndustry are provided under the terms of a letter of appointment with GoIndustry dated 26 June 2008. His appointment was effective from 10 June 2008 and, following an initial 1 year fixed period, now continues unless and until terminated by either party on 3 month’s notice. David Bailey is however required to resign forthwith upon the GoIndustry Board (with David Bailey abstaining) requesting his resignation. The appointment letter provides for the payment to him by GoIndustry of director’s fees of £22,500 per annum in respect of his appointment, payable in equal quarterly instalments in arrears.

(c)        Kamal Advani

The services of Kamal Advani as a Non-Executive Director of GoIndustry are provided under the terms of a letter of appointment with GoIndustry dated 3 January 2006. His appointment was effective from 5 January 2006 and, following an initial fixed period ended 31 December 2006, now continues unless and until terminated by either party on 3 month’s notice. Kamal Advani is however required to resign forthwith upon the GoIndustry Board (with Kamal Advani abstaining) requesting his resignation. The appointment letter provides for the payment to him by GoIndustry of director’s fees of £10,000 per annum in respect of his appointment.

(d)        Max Steinkopf

The services of Max Steinkopf as a Non-Executive Director of GoIndustry are provided under the terms of a letter of appointment with GoIndustry dated 23 June 2010. His appointment was effective from 11 September 2009 and, following an initial fixed period ended 31 December 2010, now continues unless and until terminated by either party on 3 month’s notice. Max Steinkopf is however required to resign forthwith upon the GoIndustry Board (with Max Steinkopf abstaining) requesting his resignation. The appointment letter provides for the payment to him by GoIndustry of director’s fees of £30,000 per annum in respect of his appointment, payable in equal quarterly instalments in arrears to Bond Capital Partners (UK) Limited.

6.2 The following agreements have been entered into by the GoIndustry Directors in respect of (in the case of the Executive Directors) the termination of their employment and (in the case of the Non-Executive Directors) their resignations:

6.2.1 A compromise agreement dated 9 May 2012 between GoIndustry (1) and Jack Reinelt (2) in connection with the termination of Jack Reinelt’s employment with GoIndustry at 11 .59 p.m. on the Business Day immediately prior to the Scheme Effective Date (or, if Liquidity Services UK elects to implement the Acquisition by way of a Takeover Offer, the time immediately prior to such Takeover Offer becoming or being declared wholly unconditional) (the “Effective Termination Time”). Under the terms of the compromise agreement, GoIndustry has agreed to pay to Jack Reinelt in full and final settlement of all claims arising under his service agreement with GoIndustry or under UK statutory employment rights:

(a)         his salary up to the Effective Termination Time;

(b)         £270,000 in respect of his salary for the balance of his notice period (subject to deduction of income tax and national insurance contributions);

(c)        £66,300 by way of a severance payment (of which £30,000 will be paid to him without deduction of income tax or national insurance contribution, but applicable income tax will be deducted from the balance);

(d)        £500 in consideration for the reinstatement of the confidentiality and restrictive covenants referred to in his service agreement; and

(e)        up to £1 1,000 in respect of private health insurance policy.

6.2.2 A compromise agreement dated 8 May 2012 between GoIndustry (1) and Leslie-Ann Reed (2) in connection with the termination of Leslie-Ann Reed’s employment with GoIndustry at the Effective Termination Time (as defined in paragraph 6.2.1. above). Under the terms of the compromise agreement, GoIndustry has agreed to pay to Leslie-Ann Reed in full and final settlement of all claims arising under her service agreement with GoIndustry or under UK statutory employment rights:

(a)        her salary and benefits up to the date of the Effective Termination Time (the “Termination Date”);

(b)        £123,750 in respect of her salary in lieu of her notice period (subject to deduction of income tax and national insurance contributions);

(c)        a payment in lieu of 12.5 days’ accrued but untaken holiday to the date of the Termination Date (subject to deduction of income tax and employee’s national insurance contributions);

(d)        a payment of £7,425 by way of contribution direct to her pension scheme (in lieu of 9 months’ pension contributions);

(e)        £40,390 by way of a termination payment (of which £30,000 will be paid to her without deduction of income tax or national insurance contribution, but applicable income tax will be deducted from the balance);

(f)         £500 in consideration for the reinstatement of the confidentiality and restrictive covenants referred to in her service agreement;

(g)        up to £7,500 by way of reimbursement of the costs of an outplacement service provider of her choice; and

(h)        £25,000 in consideration for the additional services referred to below (subject to deductions for applicable income tax and national insurance contributions).

GoIndustry will continue to provide, at GoIndustry’s expense, the same level of private medical insurance as provided at the Effective Termination Time until the date falling 9 months after the Termination Date.

Under the terms of the Compromise Agreement, Leslie-Ann Reed has agreed, in consideration of the payment referred to in paragraph 6.2.2(h) above, to make herself reasonably available to GoIndustry for a period of up to 6 months from the Termination Date for the purposes of providing such additional assistance and consultancy advice as GoIndustry may reasonably request on the following basis:

•           up to a maximum of 60 working hours during the first month following the Termination Date;

•           up to a maximum of 40 working hours during the second month following the Termination Date;

•           up to a maximum of 20 working hours during the third month following the Termination Date; and

•           up to a maximum of 10 working hours during each of the fourth, fifth and sixth months following the Termination Date.

6.2.3 Letters of resignation dated 9 May 2012 from each of Neville Davis, David Bailey, Kamal Advani and Max Steinkopf to GoIndustry confirming that each of them resigns as a Non-Executive Director of GoIndustry with effect from 11 .59 p.m. on the Business Day immediately prior to the Scheme becoming effective (or, if Liquidity Services UK elects to implement the Acquisition by way of Takeover Offer, 11 .59 p.m. on the Business Day immediately prior to such Takeover Offer becoming or being declared wholly unconditional) and with GoIndustry agreeing to pay to him (i) fees accrued but unpaid at the time of his resignation becoming effective (ii) expenses claims relating to the period up to but not including such time and (iii) fees payable in lieu of the notice period (6 months in the case of Neville Davis and 3 months in the case of David Bailey, Kamal Advani and Max Steinkopf) under the terms of their respective letters of appointment referred to above (net of any deductions required by law).

6.3      Save as set out in this paragraph 6:

6.3.1 no GoIndustry Director is entitled to commission or profit sharing arrangements;

6.3.2 (other than statutory compensation and payment in lieu of notice), there are no provisions in any of the service agreements of the Executive Directors or letters of appointment of the Non-Executive Directors for compensation to be payable to any of them in the event of early termination of their employment or appointment (as the case may be); and

6.3.3 there is no service agreement or appointment or engagement letter in force between any GoIndustry Director and GoIndustry or any of its subsidiaries and no such agreement or appointment or engagement letter has been entered into or amended within six months prior to the date of this document.

7.           Compromise Agreement with General Counsel of GoIndustry

The General Counsel of GoIndustry, Gisa Bielfeldt, has entered into a compromise agreement dated 8 May 2012 with GoIndustry Operations in connection with the termination of her employment with GoIndustry Operations (pursuant to an employment agreement dated 23 May 2006) at the Effective Termination Time (as defined in paragraph 6.2.1. above). Under the terms of the compromise agreement, GoIndustry Operations has agreed to pay to Gisa Bielfeldt in full and final settlement of all claims arising under her employment agreement with GoIndustry Operations or under UK statutory employment rights:

(a)        her salary and benefits up to date of the Effective Termination Time (the “Termination Date”);

(b)        £26,250 in respect of her salary in lieu of her notice period (subject to deduction of income tax and national insurance contributions);

(c)        a payment in lieu of 12 days’ accrued but untaken holiday to the date of the Termination Date (subject to deduction of income tax and employee’s national insurance contributions);

(d)        a payment of £4,200 by way of contribution direct to her pension scheme (in lieu of 3 months’ pension contributions);

(e)        £36,245 by way of a termination payment (of which £30,000 will be paid to her without deduction of income tax or national insurance contribution, but applicable income tax will be deducted from the balance);

(f)        £500 in consideration for the reinstatement of the confidentiality and restrictive covenants referred to in her service agreement;

(g)        up to £7,500 by way of reimbursement of the costs of an outplacement service provider of her choice; and

(h)        £25,000 in consideration for the additional services referred to below (subject to deductions for applicable income tax and national insurance contributions).

GoIndustry Operations will continue to provide, at the expense of GoIndustry Operations, the same level of private medical insurance as provided at the Effective Termination Time until the date falling 6 months after the Termination Date.

Under the terms of the Compromise Agreement, Gisa Bielfeldt has agreed, in consideration of the payment referred to in paragraph 7(h) above, to make herself reasonably available to GoIndustry Operations for a period of up to 30 days after the Termination Date for the purposes of providing such additional assistance and consultancy advice as GoIndustry Operations may reasonably request, up to a maximum of 140 working hours.

8.           Offer-related arrangements

The following offer-related arrangements (within the meaning of Rule 21 .2 of the Code) or other agreements, arrangements or commitments permitted under, or excluded from, Rule 21 .2, have been entered into between GoIndustry and Liquidity Services or members of the GoIndustry Group and members of the Liquidity Services Group in connection with the Acquisition (in the case of the agreements referred to at paragraphs 8.4 and 8.5, with the prior consent of the Panel):

8.1         Confidentiality Agreement

On 29 September 2011, Liquidity Services entered into a confidentiality agreement with GoIndustry (the “Confidentiality Agreement”) pursuant to which, amongst other things, Liquidity Services has undertaken (i) to keep confidential certain non-public information it receives relating to the GoIndustry Group, (ii) not to disclose such information to third parties (other than certain permitted disclosees who are directly concerned with Liquidity Services’ assessment of the Acquisition) unless required by law, legal process, a rule of any listing authority on which Liquidity Services’ shares are listed or traded or by a governmental or regulatory authority or other authority with relevant powers to which Liquidity Services is subject or to which it submits (iii) that such information may only be used to assist Liquidity Services and its permitted disclosees to evaluate, negotiate, advise on and implement the Acquisition and (iv) not to use such information in a way which is prejudicial to the business of the GoIndustry Group.

Liquidity Services has further undertaken that, subject to certain limited exclusions, during the period of 12 months from the date of the Confidentiality Agreement, it will not (and shall procure that no entity controlled, either directly or indirectly by it will not) solicit or entice away, or endeavour to solicit or entice away, from any company in the GoIndustry Group, or employ any key employee, including sales personnel, of any company in the GoIndustry Group. Liquidity Services has further undertaken that it will (and will ensure that any permitted disclosee) will only make contact with such directors, employees, advisers to, suppliers, customers (in each case of the GoIndustry Group) or other third parties who do business with the GoIndustry Group, as shall be agreed in writing with GoIndustry.

Liquidity Services has also agreed that it will not (and shall procure that no entity controlled, either directly or indirectly by it will not) , without the prior written consent of GoIndustry, at any time during the period of 12 months from the date of the Confidentially Agreement, acquire or cause another person to acquire an interest in any GoIndustry Shares or enter into any agreement or arrangement (legally binding or not) to do the same or make, or cause another person to make an offer for any GoIndustry Shares or enter into any agreement or arrangement (legally binding or not) or do or omit to do any act as a result of which Liquidity Services or such other person may become obliged (under the Code or otherwise) to make any such offer.

8.2         Fees Undertaking Letter

On 18 April 2012, Liquidity Services entered into an undertaking letter with GoIndustry (the “Fees Undertaking Letter”) pursuant to which Liquidity Services has undertaken to put GoIndustry in funds in order to pay (in advance of being required to pay) GoIndustry’s additional fees (up to a limit of £100,000 (inclusive of applicable VAT thereon and disbursements) in relation to effecting the Acquisition by way of the Scheme, subject to being provided with copies of the relevant invoices addressed to GoIndustry. The undertaking includes but is not limited to the additional fees of GoIndustry’s solicitors, of WH Ireland, the fees of Counsel to be instructed by GoIndustry in relation to the Scheme, the fees payable by GoIndustry to the Panel, the fees payable by GoIndustry to the Court, the fees and expenses of GoIndustry’s registrars, Capita Registrars, in relation to the Scheme, the fees and expenses of printers and the mailing house in respect of this document and the costs of advertising the various Court Meetings and/or Court Orders.

8.3         Transaction Letter

On 9 May 2012, Liquidity Services and Liquidity Services UK entered into an undertaking letter with GoIndustry (the “Transaction Letter”) pursuant to which Liquidity Services and Liquidity Services UK have confirmed, undertaken and agreed to and with GoIndustry, amongst other things:

(a)        (subject to the terms and conditions of the Acquisition and the Scheme as set out in Appendix I to the Announcement and as set out in Part 3 of this document) to proceed with the

Acquisition and to be bound by the Scheme (and in particular, pay the Cash Consideration of 73 pence to GoIndustry Shareholders in accordance with the provisions of the Scheme);

(b)                       to acquire a GoIndustry Share prior to the Scheme Record Time and hold such share until the Scheme Effective Date;

(c)                        to authorise GoIndustry to brief Counsel for GoIndustry to appear on behalf of Liquidity Services UK at the Scheme Court Hearing, to consent to the Scheme and undertake to the Court on behalf of Liquidity Services UK that Liquidity Services UK will be bound by the Scheme;

(d)                       to procure that any holder of GoIndustry Shares beneficially owned by Liquidity Services UK or any other member of the Liquidity Services Group will appear by Counsel at the Scheme Court Hearing, and to submit to be bound by and to undertake to the Court to be bound by the Scheme;

(e)                        to provide all such information about itself, its subsidiary and associated undertakings, its assets, liabilities and financial position and its directors and their associates as may reasonably be required by GoIndustry for the purposes of preparing and verifying the Scheme Circular in sufficient time prior to the despatch of this document to shareholders of GoIndustry and to provide to GoIndustry as soon as reasonably practicable all such other assistance as may reasonably be required in connection with the preparation of this document;

(f)                         unless Liquidity Services UK shall previously have invoked a condition to the Acquisition so as to cause the Acquisition not to proceed, that Liquidity Services UK will deliver (and Liquidity Services has undertaken that it will procure that Liquidity Services UK will deliver) immediately prior to the Scheme Court Hearing, confirmation that all of the Conditions referred to in paragraph 3 of the Conditions (as set out in Part A of Part 3 of this document) have either been satisfied or waived. If Liquidity Services UK or Liquidity Services becomes aware of any fact, matter or circumstance such that it cannot provide such confirmation in writing immediately prior to the Scheme Court Hearing, Liquidity Services UK shall inform GoIndustry as soon as reasonably practicable and, if the date on which GoIndustry is informed is less than five (5) Business Days prior to the Scheme Court Hearing, Liquidity Services UK shall (at the request of GoIndustry) give all reasonable assistance to GoIndustry to enable GoIndustry to procure that the Scheme Court Hearing and the Capital Reduction Court Hearing are each postponed for a period of up to five (5) Business Days (or such further period as GoIndustry may agree) to allow for the investigation of such fact, matter or circumstance;

(g)                        to use its reasonable endeavours to procure that each of the directors, officers and employees of Liquidity Services UK and Liquidity Services (and those of their subsidiaries) shall do all such acts as are reasonably necessary to give effect to the terms of the Transaction Letter;

and each of the parties has agreed with each other:

(i)                           to co-operate for the purposes of obtaining any and all consents, clearances, permissions and waivers as may be necessary or expedient, and completing all filings and waiting periods as may be necessary, pursuant to any law, regulation or practice applied by any applicable law or applicable regulatory authority in connection with the Acquisition; and

(ii)                        to use all reasonable endeavours to implement proposals by Liquidity Services and Liquidity Services UK in relation to the GoIndustry Share Schemes in a manner consistent with the rules of each GoIndustry Share Scheme and all other applicable all laws and regulations;

but so that the obligations of Liquidity Services and Liquidity Services UK under paragraphs (f) and (g) above and under paragraph (i) above and of GoIndustry under paragraph (i) above shall be terminated (except to the extent that any such obligation is due to be performed prior to such date) if (i) the Scheme has not become effective by 31 August 2012, (ii) the GoIndustry Shareholders fail to pass by the required majority the resolutions to be proposed at the Court Meeting or the General Meeting (iii) the Court refuses to sanction the Scheme (including the related Capital Reduction) or (iv) Liquidity Services UK gives written notice, with the prior written consent of the Panel, that a Condition has been invoked with the result that the Acquisition will no longer proceed.

8.4 UK Share Sale Agreement

On 9 May 2012 (as varied on 21 May 2012), GoIndustry AG entered into the UK Share Sale Agreement with Liquidity Services UK and Liquidity Services for the sale to Liquidity Services UK of the entire issued share capitals of GoIndustry UK, GoIndustry Operations and GoIndustry Osterreich in consideration of the payment by Liquidity Services UK of US$25,000, US$25,000 and US$25,000 respectively, completion of which is conditional upon:

(a)        the passing of the Ordinary Resolution at the General Meeting;

(b)        the issue of the Scheme Sanction Court Order; and

(c)        the consent of the Panel.

Under the terms of the UK Share Sale Agreement, GoIndustry AG has been granted a call option (and Liquidity Services UK has been granted a put option) to enable GoIndustry AG (and Liquidity Services UK to require GoIndustry AG) to re-acquire the relevant subsidiaries for the same consideration as paid by Liquidity Services UK if, following completion of the UK Share Sale Agreement:

(i)                           the Court does not grant the Capital Reduction Court Order;

(ii)                        the Scheme does not become effective within 5 Business Days of the Scheme Court Hearing; or

(iii)                     the GoIndustry Directors decide not to proceed with the Scheme.

If the put and call options become exercisable but notice to exercise the put option or the call option is not issued, GoIndustry AG shall be deemed to have served a call option notice to require Liquidity Services UK to transfer back to GoIndustry AG the shares initially transferred to Liquidity Services UK on completion of the UK Share Sale Agreement.

If the conditions referred to in (a) — (c) above are not satisfied by 9 November 2012, the parties obligations under the UK Share Sale Agreement shall cease immediately, except that for a period of 1 year the Liquidity Services Group will not solicit for hire any of the employees of the relevant subsidiaries and for a period of 6 months the Liquidity Services Group will not use any confidential information received from the GoIndustry Group to solicit for custom any of the customers of the relevant subsidiaries whose identity and/or details have been disclosed to the Liquidity Services Group by or on behalf of the GoIndustry Group. If following completion of the UK Share Sale Agreement, the call option is exercised by GoIndustry AG or the put option is exercised by to Liquidity Services UK, such restrictions on the Liquidity Services Group will also apply for a period of 1 year and 6 months (respectively) from the date of exercise of the call option or the put option.

The Scheme itself is not however conditional upon completion of the UK Share Sale Agreement.

8.5 US Assets Sale Agreement

On 9 May 2012 (as varied on 21 May 2012), GoIndustry, Inc. entered into the US Assets Sale Agreement with Liquidity Services Sub and Liquidity Services for the sale to Liquidity Services Sub of the assets and liabilities of GoIndustry, Inc. in consideration of the payment by Liquidity Services Sub of US$100,000 in cash and the assumption by Liquidity Services Sub of the liabilities of GoIndustry, Inc., completion of which is conditional upon:

(a)                       PNC Bank, National Association confirming that it irrevocably waives any event of default or right to terminate (or vary) its facility agreements with GoIndustry, Inc. and GoIndustry DoveBid Valuations, Inc. as a consequence of the transaction contemplated by the US Assets Sale Agreement;

(b)                       the passing of the Ordinary Resolution at the General Meeting;

(c)                        the issue of the Scheme Sanction Court Order; and

(d)                       the consent of the Panel.

Under the terms of the US Assets Sale Agreement, GoIndustry, Inc. has been granted a call option (and Liquidity Services Sub has been granted a put option) to enable GoIndustry, Inc. (and Liquidity Services Sub to require GoIndustry, Inc.) to re-acquire the assets and liabilities of GoIndustry, Inc. for the same consideration as paid by Liquidity Services Sub if, following completion of the US Assets Sale Agreement:

(i)                           the Court does not grant the Capital Reduction Court Order;

(ii)                        the Scheme does not become effective within 5 Business Days of the Scheme Court Hearing; or

(iii)                     the GoIndustry Directors decide not to proceed with the Scheme.

If the put and call options become exercisable but notice to exercise the put option or the call option is not issued, GoIndustry, Inc. shall be deemed to have served a call option notice to require Liquidity Services Sub to transfer back to GoIndustry, Inc. the assets initially transferred to Liquidity Services Sub on completion of the US Assets Sale Agreement.

If the conditions referred to in (a) — (c) above are not satisfied by 9 November 2012, the parties obligations under the US Assets Sale Agreement shall cease immediately, except that for a period of 1 year the Liquidity Services Group will not solicit for hire any of the employees of GoIndustry, Inc. and its relevant subsidiaries and for a period of 6 months the Liquidity Services Group will not use any confidential information received from the GoIndustry Group to solicit for custom any of the customers of GoIndustry, Inc. or its relevant subsidiaries whose identity and/or details have been disclosed to the Liquidity Services Group by or on behalf of the GoIndustry Group. If following completion of the US Assets Sale Agreement, the call option is exercised by GoIndustry, Inc. or the put option is exercised by to Liquidity Services Sub, such restrictions on the Liquidity Services Group will also apply for a period of 1 year and 6 months (respectively) from the date of exercise of the call option or the put option.

The Scheme itself is not however conditional upon completion of the US Assets Sale Agreement.

9.                        Irrevocable Undertakings

Directors’ irrevocable undertakings

Liquidity Services and Liquidity Services UK have received irrevocable undertakings from those GoIndustry Directors who beneficially own GoIndustry Shares (being Neville Davis, Jack Reinelt and David Bailey) and from Jasmine Trustees Limited (the trustee of a trust of which Max Steinkopf is the sole beneficiary), to vote (or, as applicable, to procure the vote) in favour of the Scheme Resolutions and the Ordinary Resolution to be proposed at the Shareholders Meetings (and if the Acquisition is subsequently structured as a Takeover Offer at the Offer Price, to accept (or, as applicable, to procure the acceptance of) any such Takeover Offer made by Liquidity Services UK) in respect of their entire beneficial holdings, as set out below, being GoIndustry Shares representing, in aggregate, approximately 1 .45 per cent. of the existing issued share capital of GoIndustry.

	Percentage of
	Number of existing issued
	GoIndustry Shares	share capital
Neville Davis	15,555	0.16
Jack Reinelt	55,555	0.57
David Bailey	53,516	0.55
Jasmine Trustees Limited	17,052	0.17

In the case of the irrevocable undertakings given by Neville Davis, Jack Reinelt and David Bailey, these irrevocable undertakings:

•                            will continue to be binding in the event that a higher competing offer is made for GoIndustry; and

•                            will cease to be binding if (i) the Scheme does not become effective (or Takeover Offer, as applicable, does not become wholly unconditional) on or before the date being six months following the date of this announcement, or (ii) the Scheme is withdrawn or otherwise lapses.

In the case of the irrevocable undertaking given by Jasmine Trustees Limited (the trustee of a trust of which Max Steinkopf is the sole beneficiary), this irrevocable undertaking will cease to be binding if (i) the Scheme does not become effective (or Takeover Offer, as applicable, does not become wholly unconditional) on or before the date being six months following the date of this announcement, or (ii) the Scheme is withdrawn or otherwise lapses. In addition, such undertaking will cease to be binding if, before 5.00 pm on the last

Business Day before the Court Meeting, a third party announces in accordance with Rule 2.7 of the Code, a firm intention to make an offer (including, for this purpose, an acquisition by means of a scheme of arrangement), which is not subject to any pre-condition, to acquire all the issued and to be issued share capital of GoIndustry (other than any shares already owned by such third party and its associates) and which in the case of an offer involving only cash consideration, for a cash consideration which is at least 10 per cent. over the offer price available under the Acquisition as at the date of such third party announcement or in the case of an offer including or comprising non-monetary consideration, for a consideration per share which represents, in the reasonable opinion of RBC Capital Markets, at least 10 per cent., over the value of the consideration available under the Acquisition at the date of such third party’s announcement (provided that Liquidity Services UK has not within 5 Business Days of such third party’s announcement itself announced an improvement to the terms of the Scheme which are no less favourable on the date on which such improvement is announced by Liquidity Services UK than the terms of the third party’s proposal).

Other undertakings

Liquidity Services and Liquidity Services UK have also received irrevocable undertakings from certain other GoIndustry Shareholders to vote (or, as applicable, to procure the vote) in favour of the Scheme Resolutions and the Ordinary Resolution to be proposed at the Shareholder Meetings (and if the Acquisition is subsequently structured as a Takeover Offer at the Offer Price, to accept (or, as applicable, to procure the acceptance of) any such Takeover Offer made Liquidity Services UK) in respect of their beneficial holdings, as set out below, being GoIndustry Shares representing, in aggregate, approximately 56.38 per cent. of the existing issued share capital of GoIndustry:

	Percentage of
	Number of existing issued
	GoIndustry Shares	share capital

ICG Holdings, Inc.	2,546,743	25.99
Bond Capital Partners 1 Limited	1,897,092	19.36
Atlas Venture Fund IV, L.P	1,067,232	10.89
Atlas Venture Entrepreneurs’ Fund IV, L.P.	13,292	0.14

The undertakings set out above will cease to be binding if (i) the Scheme does not become effective (or Takeover Offer, as applicable, does not become wholly unconditional) on or before the date being six months following the date of this announcement, or (ii) the Scheme is withdrawn or otherwise lapses. In addition, such undertakings will cease to be binding if, before 5.00 pm on the last Business Day before the Court Meeting, a third party announces in accordance with Rule 2.7 of the Code, a firm intention to make an offer (including, for this purpose, an acquisition by means of a scheme of arrangement), which is not subject to any pre-condition, to acquire all the issued and to be issued share capital of GoIndustry (other than any shares already owned by such third party and its associates) and which in the case of an offer involving only cash consideration, for a cash consideration which is at least 10 per cent. over the offer price available under the Acquisition as at the date of such third party announcement or in the case of an offer including or comprising non-monetary consideration, for a consideration per share which represents, in the reasonable opinion of RBC Capital Markets , at least a 10 per cent. over the value of the consideration available under the Acquisition at the date of such third party’s announcement (provided that Liquidity Services UK has not within 5 Business Days of such third party’s announcement itself announced an improvement to the terms of the Scheme which are no less favourable on the date on which such improvement is announced by Liquidity Services UK than the terms of the third party’s proposal).

10. Material contracts

Save as set out below or in paragraph 8 above, there are no contracts, other than contracts entered into in the ordinary course of business, which have been entered into by GoIndustry or Liquidity Services or any of their respective subsidiaries during the period beginning two years before the commencement of the Offer Period to the last practicable date prior to the publication of this document which are or may be material:

10.1 Material contracts of the GoIndustry Group

10.1.1 Grolsch settlement agreement

On 27 April 2012, Grolsche Bierbrouwerij Nederland B.V. (“Grolsch”) (1) Hamerbod B.V. (“Hamerbod”) (2) GoIndustry, Inc. (3) and GoIndustry (4) entered into a settlement agreement pursuant to which Hamerbod and GoIndustry undertook to pay to Grolsch the sum of €300,000 in two equal instalments of €150,000 (the first instalment payable on or before 2 July 2012 and the second instalment payable on or before 31 August 2012) in settlement of a dispute arising against Hamerbod under a sale agreement and against GoIndustry, Inc. under a guarantee in relation to such sale agreement. In consideration for the payments, the settlement agreement provides for a mutual waiver and release of all claims arising prior to the settlement agreement.

10.1.2 Loan Note Instrument

On 15 December 2008, GoIndustry executed the Loan Note Instrument dated 15 December 2008, as amended and restated on 10 September 2009, and amended by a variation letter dated 22 December 2011 from GoIndustry to the sole remaining holder of the £500,000 outstanding Convertible Loan Notes. The Convertible Loan Notes bear interest at 12 per cent. per annum. The holder(s) of the outstanding Convertible Loan Notes may elect to convert all or some of his Convertible Loan Notes into GoIndustry Shares at a conversion rate (as adjusted) of one GoIndustry Share for every £2.80 principal of Convertible Loan Notes and the outstanding Convertible Loan Notes are otherwise required to be redeemed by GoIndustry on a sale of GoIndustry which results in any person, together with any person(s) acting in concert with that person, holding more than 50 per cent. of GoIndustry’s ordinary share capital at a redemption price of 130 per cent. of the principal amount of the Convertible Loan Notes and otherwise on (or at the election of GoIndustry, at any time before) the final repayment date of 30 June 2014 at a redemption price of 120 per cent. of the principal amount of the Convertible Loan Notes.

10.1.3 Facilities with PNC Bank, National Association

On 27 May 2011, Golndustry, Inc. and Golndustry DoveBid Valuations, Inc. (together the “Golndustry Borrowers”) entered into the following facility agreements with PNC Bank, National Association (“PNC Bank”) for the provision to the Golndustry Borrowers of the following credit facilities:

(a)                       a principal deal facility financing and security agreement and promissory note pursuant to which PNC Bank made available to the Golndustry Borrowers a credit facility of up to US$5,500,000 for the purposes of financing principal deals (the “Principal Deal Facility Agreement”);

(b)                       a working capital facility financing and security agreement and promissory note pursuant to which PNC Bank made available to the Golndustry Borrowers a credit facility of up to US$5,500,000 for working capital purposes (the “Working Capital Facility Agreement”); and

(c) a term loan and security agreement and promissory note pursuant to which PNC Bank made available to the Golndustry Borrowers a loan of up to US$3,850,000 for the purpose of refinancing certain debt owed to PNC Bank by the Golndustry Borrowers (the “Term Loan Facility Agreement”);

in the case of the Principal Deal Facility Agreement and the Working Capital Facility Agreement, until the earlier of 30 April 2012 or the date on which the relevant facility is terminated, at an interest rate in each case of 3.25 per cent. per annum over LIBOR and in the case of the Term Loan Facility Agreement to be repaid in 37 monthly instalments of US$101,316 and a final instalment of the entire unpaid balance (and all accrued interest) due on 1 July 2014.

Pursuant to an extension letter dated 30 April 2012 from PNC Bank to Golndustry, Inc., PNC Bank agreed to extend the expiry date of the credit facilities available under the Principal Deal Facility Agreement and the Working Capital Facility Agreement until 30 April 2013, on the basis of, amongst the other things:

(i)                           a reduction in the amount of the credit facility under the Principal Deal Facility Agreement to US$2,500,000;

(ii)                        a reduction of the availability of the credit facility under the Working Capital Facility Agreement by US$250,000 as of 31 July 2012 with subsequent US$250,000 reductions occurring every 3 months thereafter;

(iii)                     a shortening of the maturity date of the credit facility under the Term Loan Facility Agreement to 31 July 2013 and such facility to be repaid in monthly instalments of US$101,316 and a final instalment of the entire unpaid balance on the maturity date;

(iv)                    an increase in the interest rate on all the credit facilities to 5.25 per cent. over LIBOR; and

(v)                       an extension in the ‘change of control’ definition to include a change of control of GoIndustry as well as either or both of the Borrowers;

all to be set out in a Omnibus Amendment to Loan Agreements to be entered into by 24 May 2012 (or such later date as may be agreed with PNC Bank) between PNC Bank (1) Golndustry, Inc. (2) Golndustry DoveBid Valuations, Inc. (3) and Golndustry (4).

Golndustry has entered into a guarantee dated 27 May 2011 in favour of PNC Bank in respect of all the existing and future obligations of the Golndustry Borrowers under each of the above facility agreements (as amended).

10.2 Material contracts of the Liquidity Services Group

10.2.1 Asset Purchase Agreement

On 1 September 2011, Liquidity Services, Profar Acquisition Partners, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Liquidity Services, (“Profar”) and Jacobs Trading, LLC, a Minnesota limited liability company (“Jacobs”), entered into an asset purchase agreement (the “Jacobs Agreement”) pursuant to which Profar agreed to acquire the assets and business of Jacobs (the “Jacobs Business”) (the “Jacobs Acquisition”). The Jacobs Acquisition closed on 3 October 2011. The consideration payable at the closing of the Jacobs Acquisition was US$80 million in cash, 900,171 shares of common stock of Liquidity Services (the “Jacobs Closing Shares”) and a subordinated, unsecured promissory note (the “Jacobs Note”) with an aggregate principal amount of US$40 million, subject to a post-closing adjustment based on the working capital of the Jacobs Business.

The Jacobs Note bears interest at an annual rate of 5 per cent., matures three years after the date of the closing and is subordinated to Liquidity Services’ current and future bank financing.

In addition, Jacobs has the right to contingent earn-out payments of up to US$20 million based on the operating results of the Jacobs Business during calendar year 2012 and up to US$10 million based on the operating results of the Jacobs Business during calendar year 2013 (the “Jacobs Earn-Out Payments”). The Jacobs Earn-Out Payments will be paid in cash following the determination of the financial results of the Jacobs Business for the applicable calendar year, subject to an election by Jacobs to receive up to 50 per cent. of each Jacobs Earn-Out Payment in shares of common stock of Liquidity Services. Liquidity Services’ estimate of the fair value of the earn-out as at 31 March 2012 was US$8.2 million.

The Jacobs Agreement included customary representations, warranties and covenants by Liquidity Services, Profar and Jacobs, including, amongst other things, a covenant by Jacobs to conduct its business in the ordinary course consistent with past practice between the date of the Jacobs Agreement and the closing of the Jacobs Acquisition and a covenant by each of Liquidity Services and Jacobs to use their reasonable best efforts to consummate the Jacobs Acquisition.

In addition, Liquidity Services has agreed to operate the Jacobs Business as a stand-alone operation from the closing through the end of calendar year 2013 under the management of Irwin L. Jacobs, the founder of the Jacobs Business, and Howard Grodnick, currently the president and chief executive officer of Jacobs, subject to Liquidity Services’ generally applicable policies and procedures and general oversight during such period. Liquidity Services and Jacobs have agreed to customary indemnification obligations in the Jacobs

Agreement, including that Liquidity Services may offset any indemnification payments owed by Jacobs to Liquidity Services against the amount then outstanding under the Jacobs Note.

10.2.2 Bank of America Facility Agreement

On 30 April 2010, Liquidity Services entered into a financing and security agreement (the “Financing Agreement”) with Bank of America, N.A. (“Bank of America”), which originally provided Liquidity Services with a US$30 million revolving line of credit, including a subfacility of up to US$10 million for letters of credit. Following an amendment to the Financing Agreement on 13 March 2012, the borrowing capacity has been increased to US$75 million. The term of the Financing Agreement has also been extended to 31 May 2014.

Borrowings under the Financing Agreement bear interest at LIBOR plus a spread of 1 .25 per cent. and may be used (a) to fund working capital and other general corporate needs of the Liquidity Services Group, (b) to fund certain permitted acquisitions, and (c) for the issuance of letters of credit.

Liquidity Services granted security in favour of Bank of America over substantially all of its assets to secure its obligations under the Financing Agreement. In addition, Liquidity Services executed and delivered pledge, assignment and security agreements (the “Pledge Agreements”) with respect to its equity interests in two of its subsidiaries: GovDeals, Inc. (“GovDeals”) and Surplus Acquisition Venture, LLC (“Surplus”). GovDeals and Surplus each guaranteed the obligations of Liquidity Services under the Financing Agreement by entering into a payment guarantee agreement on 30 April 2010 (“Subsidiary Guaranties”). Furthermore, each of GovDeals and Surplus granted security in favour of Bank of America over substantially all of its assets pursuant to a security agreement (the “Subsidiary Security Agreements”) to secure its Subsidiary Guaranty.

The financial covenants contained in the Financing Agreement require Liquidity Services to maintain a ratio of Funded Debt to EBITDA of not more than 1.50 to 1.00, and a Fixed Charge Coverage Ratio of not less than 1 .30 to 1 .00.

The Financing Agreement contains customary representations and warranties, and affirmative and negative covenants for a transaction of this type and for a borrower of Liquidity Services’ size and credit quality. The affirmative covenants include reporting obligations, notices of certain events, preservation of existence, maintenance of insurance and maintenance and preservation of collateral. Negative covenants include limitations on mergers, consolidations and asset sales, limitations on liens, limitations on additional indebtedness, limitations on investments, limitations on restricted payments, transactions with affiliates, limitations on other lines of business and protection of collateral.

Concurrently with Profar’s entry into the Jacobs Agreement, Liquidity Services entered into an amendment to the Financing Agreement to permit the Jacobs Acquisition and the issuance of and certain payments on the Jacobs Note and to make certain other changes. The amendment became effective simultaneously with the closing of the Jacobs Acquisition.

As at 31 March 2012, Liquidity Services had no outstanding borrowings under the Financing Agreement.

11. Bases and Sources

11 .1  The value of GoIndustry as implied by the Offer Price is based on the issued ordinary share capital as at 22 May 2012 (being the last practicable day prior to publication of this document), adjusted for the dilutive effect of such GoIndustry Options granted as options which have an exercise price of less than 73 pence, being:

• issued ordinary share capital of 9,798,494 GoIndustry Shares as per the confirmation by GoIndustry pursuant to Rule 2.10 of the Code contained in the announcement made on 1 May 2012; and

• 9,993,922 GoIndustry Shares, being the maximum number of GoIndustry Shares that can be in issue following the allotment of 195,428 GoIndustry Shares pursuant to the exercise of the

Share Options which are capable of being exercised and have an exercise price of less than 73 pence.

11 .2  The amount payable by Liquidity Services UK to Scheme Shareholders pursuant to the Scheme is calculated by reference to the value of GoIndustry, as implied by the Offer Price and as detailed above.

11 .3  Further sources of information regarding data reported in this document are as follows:

• the Closing Prices are derived from the Daily Official List; and

• unless otherwise stated, the financial information relating to GoIndustry is extracted from the audited consolidated financial statements of GoIndustry for the financial years ended 31 December 2010 and 31 December 2011.

12. Other Information

12.1          WH Ireland has given and has not withdrawn its written consent to the issue of this document with the inclusion herein of the references to its name in the form and context in which it appears.

12.2          RBC Capital Markets has given and has not withdrawn its written consent to the issue of this document with the inclusion herein of the references to its name in the form and context in which it appears.

12.3          Save as disclosed in this document, there is no agreement, arrangement or understanding (including any compensation arrangements) between Liquidity Services or any person acting in concert with it and any of the directors, recent directors, shareholders or recent shareholders of GoIndustry or any person interested or recently interested in GoIndustry Shares having any connection with or dependence on or which is conditional upon the outcome of the Acquisition.

12.4          There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the GoIndustry Shares to be acquired by Liquidity Services UK will be transferred to any other person, save that Liquidity Services UK reserves the right to transfer any such shares to any member of the Wider Liquidity Services Group. Save as disclosed in this document, no member of the Wider Liquidity Services Group holds any interest in the relevant securities of GoIndustry.

12.5          There are no incentive arrangements proposed between members of GoIndustry’s management who are interested in GoIndustry Shares and Liquidity Services UK following the Scheme Effective Date.

12.6          The aggregate fees and expenses which are expected to be incurred by the Liquidity Services Group in connection with the Acquisition are estimated to amount to approximately £775,000 excluding applicable VAT or other applicable tax. This aggregate number consists of the following categories (in each case, excluding applicable VAT):

12.6.1 financial and corporate broking advice: £260,000;

12.6.2 legal advice £385,000;

12.6.3 accounting advice: £130,000; and

12.6.4 other costs and expenses: Nil.

12.7          The aggregate fees and expenses which are expected to be incurred by GoIndustry in connection with the Acquisition are estimated to amount to approximately £1,088,600 excluding applicable VAT. This aggregate number consists of the following categories (in each case, excluding applicable VAT):

12.7.1 financial and corporate broking advice: £125,000;

12.7.2 legal advice: £285,000;

12.7.3 accounting advice: £32,000;

12.7.5 other professional services: £1 1,600; and

12.7.6 other financial advice: £635,000.

12.8          Save as disclosed in this document, the GoIndustry Directors are not aware of any significant change in the financial or trading position of GoIndustry which has occurred since 31 December 2011, being the date of the last financial period for which audited financial information has been published by Golndustry.

12.9          The only person (other than the Liquidity Services Directors and Liquidity Services UK Directors) who, for the purposes of the Code, are acting in concert with Liquidity Services and Liquidity Services UK is RBC Capital Markets of Thames Court, One Queenhithe, London EC4V 3DQ (as a connected adviser).

12.10   The persons (other than the GoIndustry Directors) who, for the purposes of the Code, are acting in concert with GoIndustry are:

12.10.1       WH Ireland Limited of 24 Martin Lane, London EC4R 0DR (as a connected adviser);

12.10.2       Morgan Keegan & Company, Inc. of 50 North Front Street, Memphis, TN 38103, USA (as a connected adviser);

12.10.3       Victory Park Securities, LLC of One Exeter Plaza, 699 Boylston Street, Boston, MA 02116, USA (as a connected adviser);

12.10.4       Raymond James & Associates, Inc. Of 880 Carillon Parkway, St Petersburg, FL 33716, USA (as a connected adviser);

12.10.5       ICG Holdings, Inc. of 690 Lee Road, Suite 310, Wayne, PA 19087, USA; and

12.10.6       Bond Capital Partners 1 Limited of 21 Arlington Street, London SW1A 1 RN.

12.11   A consolidated list of information incorporated by reference in this document is set out in Part A of Part 4 of this document. You may request a hard copy of this document (and any information incorporated by reference in this document) by contacting Capita Registrars during business hours on 0871 664 0321 from within the UK or on +44 (0) 20 8639 3399 if calling from outside the UK or by submitting a request in writing to Capita Registrars, Corporate Actions, at The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU. Calls to the 0871 664 0321 number cost 10 pence per minute from a BT landline. Other network providers’ costs may vary. Lines are open 9.00 a.m. to 5.00 p.m. (London time) Monday to Friday (except UK public holidays). Calls to the helpline from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. It is important that you note that unless you make such a request, a hard copy of this document and any such information incorporated by reference in it will not be sent to you. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form.

13. Availability of Documents

Copies of the following documents will be available, free of charge, on GoIndustry’s website at http://www.go-dove.com/company/InvestorRelations.asp under the heading ‘Recommended Cash Acquisition by Liquidity Services’ during the course of the Acquisition:

13.1 the memorandum and articles of association of each of GoIndustry and Liquidity Services UK;

13.2 the amended and restated certificate of incorporation and the amended and restated by-laws of Liquidity Services;

13.3 the audited published consolidated accounts of GoIndustry for each of the two financial years ended 31 December 2010 and 31 December 2011;

13.4 the audited published consolidated financial statements of Liquidity Services for each of the two fiscal years ended 30 September 2010 and 30 September 2011;

13.5 the results of Liquidity Services for the first quarter ended 31 December 2011 and for the second quarter ended 31 March 2012 of its fiscal year ending 30 September 2012;

13.6 the Confidentiality Agreement, the Fees Undertaking Letter and the Transaction Letter referred to in paragraphs 8.1, 8.2 and 8.3 of this Part 5;

13.7 the UK Share Sale Agreement and the US Assets Sale Agreement referred to in paragraphs 8.4 and 8.5 of this Part 5;

13.8 the irrevocable undertakings referred to in paragraph 9 of this Part 5;

13.9 the letters of consent referred to in paragraphs 12.1 and 12.2 of this Part 5;

13.10 a copy of the Announcement; and

13.11 a copy of this document and the Forms of Proxy.

Dated:23 May 2012

PART 6

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE	No. 3979 of 2012

CHANCERY DIVISION
COMPANIES COURT

IN THE MATTER OF GOINDUSTRY-DOVEBID PLC

- and-

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

BETWEEN

GOINDUSTRY-DOVEBID PLC

AND

THE HOLDERS OF ITS SCHEME SHARES

(as hereinafter defined)

PRELIMINARY

(A)                 In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“£”, “sterling” and “pence”                                                                                                                                   the lawful currency of the United Kingdom;

“Business Day” a day (other than a Saturday, Sunday, public holiday or bank holiday) on which banks are generally open for business in the City of London;

“Cash Consideration”                                                                                                                                                                  the cash consideration payable to holders of Scheme Shares by Liquidity Services UK under Clause 2;

“certificated” or “in certificated form”;                                                                                                               not in uncertificated form (that is, not in CREST);

“Company”                                                                                                                                                                                                                          GoIndustry-DoveBid plc, incorporated in England and Wales with registered number 5381812;

“Companies Act”                                                                                                                                                                                                                                             the Companies Act 2006 (as amended);

“Court”                                                                                                                                                                                                                                                                                                 the High Court of Justice in England and Wales;

“Court Meeting” the meeting of the holders of Scheme Shares convened by order of the Court pursuant to section 896 of the Companies Act to consider and, if thought fit, approve this Scheme, including any adjournment thereof;

“CREST” the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear in accordance with the Uncertificated Securities Regulations 2001;

“Effective Date”                                                                                                                                                                                                 the date on which this Scheme becomes effective in accordance with Clause 5;

“Euroclear”                                                                                                                                                                                                                        Euroclear UK & Ireland Limited, incorporated in England and Wales with registered number 02878738;

“GoIndustry Shares”                                                                                                                                                                       ordinary shares of 1 pence each in the capital of the Company;

“holder”                                                                                                                                                                                                                                             includes a person entitled by transmission;

“Liquidity Services” Liquidity Services, Inc., a public corporation incorporated under the laws of Delaware, USA whose registered office is at 1920 L Street, N.W., 6th Floor, Washington, D.C.;

“Liquidity Services Group”                                                                                                                                   Liquidity Services and its direct or indirect holding companies (including Liquidity Services UK);

“Liquidity Services UK” Liquidity Services Limited, a private limited company incorporated under the laws of England and Wales, a direct, wholly-owned subsidiary of Liquidity Services, with company registration number 04843035 and whose registered office is at Unit 301A, Mill Studio Business Centre, Crane Mead, Ware, Hertfordshire SG1 2 9PY;

“members”                                                                                                                                                                                                                              members of the Company on the register of members at any relevant date;

“New GoIndustry Shares”                                                                                                                                            the new GoIndustry Shares to be allotted and issued pursuant to Clause 1 .2;

“Scheme” this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by the Company and Liquidity Services UK;

“Scheme Record Time” 5.00 p.m. on the Business Day immediately prior to the date on which the Court confirms the reduction of capital provided for in Clause 1;

“Scheme Shareholder”                                                                                                                                                              a holder of a Scheme Share;

“Scheme Shares”                                                                                                                                                                                              the GoIndustry Shares:

(i)                     in issue at the date of this Scheme;

(ii)                  issued after the date of this Scheme and prior to the Voting Record Time; and

(iii)               issued at or after the Voting Record Time and at or before the Scheme Record Time in respect of which the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by this Scheme, in each case other than any GoIndustry Shares which are registered in the name of or beneficially owned by Liquidity Services UK or any member of the Liquidity Services Group;

“uncertificated” or                                                                                                                                                                                     recorded on the relevant register as being held in

“in uncertificated form”                                                                                                                                                     uncertificated form in CREST and title to which may be transferred by means of CREST; and

“Voting Record Time” 6.00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned meeting.

References to Clauses are to Clauses of this Scheme, and references to time are to London time.

(B)                 As at the close of business on 22 May 2012 (the last practicable date before the date of this Scheme) the issued share capital of GoIndustry was £97,984.94 divided into 9,798,494 GoIndustry Shares, all of which were credited as fully paid.

(C)                 At the date of this Scheme, no GoIndustry Shares are registered in the name of or beneficially owned by Liquidity Services UK and other members of the Liquidity Services Group. Liquidity Services UK has agreed to acquire, prior to the Scheme Record Time and to hold until after the Effective Date, one fully paid GoIndustry Share.

(D)                 Liquidity Services UK has agreed to appear by Counsel on the hearing to sanction this Scheme and to submit to be bound by and to undertake to the Court to be bound by this Scheme and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by or on behalf of it for the purpose of giving effect to this Scheme (including, without limitation, settling the consideration payable to Scheme Shareholders pursuant to the Scheme).

(E)                  Liquidity Services UK has agreed to procure that any holder of GoIndustry Shares beneficially owned by Liquidity Services UK or any other member of the Liquidity Services Group will appear by Counsel on the hearing to sanction this Scheme, and to submit to be bound by and to undertake to the Court to be bound by this Scheme.

THE SCHEME

1.                        Cancellation of the Scheme Shares

1.1                 The share capital of the Company shall be reduced by cancelling and extinguishing the Scheme Shares.

1.2                 Subject to and forthwith upon the reduction of capital referred to in Clause 1 .1 taking effect and notwithstanding anything to the contrary in the Company’s articles of association:

1 .2.1 the share capital of the Company shall be increased to its former amount by the creation of such number of New GoIndustry Shares as shall be equal to the number of Scheme Shares cancelled pursuant to Clause 1.1; and

1 .2.2 the reserve arising in the books of account of the Company as a result of the said reduction of capital shall be capitalised and applied in paying up in full at par the New GoIndustry Shares created pursuant to Clause 1.2.1 which shall be allotted and issued credited as fully paid to Liquidity Services UK and/or its nominee(s).

2.                        Consideration for the cancellation of the Scheme Shares

In consideration for the cancellation of the Scheme Shares and the allotment and issue of the New GoIndustry Shares as provided in Clause 1, Liquidity Services UK shall pay to or for the account of the holders of Scheme Shares (as appearing in the register of members of the Company at the Scheme Record Time):

For every Scheme Share held	73 pence in cash

3.                           Settlement of Consideration

3.1                    No later than 14 days after the Effective Date, Liquidity Services UK shall:

3.1.1 save as otherwise agreed with the holders of Scheme Shares, in the case of Scheme Shares which at the Scheme Record Time are in certificated form, procure the despatch to the persons entitled thereto in accordance with the provisions of Clause 3.2 of cheques for the sums payable to them respectively in accordance with Clause 2; and

3.1 .2 in the case of Scheme Shares which at the Scheme Record Time are in uncertificated form, arrange for the creation of an assured payment obligation in favour of the payment bank of the persons entitled thereto in accordance with the CREST assured payment arrangements for the sums payable to them respectively in accordance with Clause 2, provided that Liquidity Services UK reserves the right to make payment of the said sums by cheque as set out in Clause 3.1.1 if, for any reason, it wishes to do so.

3.2 All deliveries of cheques pursuant to this Scheme shall be effected by sending the same by first class post in prepaid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the register of members of the Company at the Scheme Record Time, and none of Liquidity Services UK, the Company or their respective agents shall be responsible for any loss or delay in the transmission or delivery of any cheques sent in accordance with this Clause 3.2 which shall be sent at the risk of the persons entitled thereto.

3.3 All cheques shall be made payable to the persons respectively entitled to the moneys represented thereby and the encashment of any such cheque or the creation of any such assured payment obligation as is referred to in Clause 3.1 .2 shall be a complete discharge to Liquidity Services UK for the moneys represented thereby.

3.4                    The provisions of this Clause 3 shall be subject to any condition or prohibition imposed by law.

4.                        Share certificates and cancellation of entitlements

With effect from and including the Effective Date:

4.1 all certificates representing Scheme Shares shall cease to have effect as documents of title to the Scheme Shares comprised therein and every holder of Scheme Shares shall be bound at the request of the Company to deliver up their share certificate(s) to the Company or to destroy the same; and

4.2 Euroclear shall be instructed to cancel the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form and appropriate entries shall be made in the register of members of the Company with effect from the Effective Date to reflect their cancellation.

5.                            Effective Date

5.1 This Scheme shall become effective as soon as copies of the orders of the Court sanctioning this Scheme under section 899 of the Companies Act and confirming under section 648 of the Companies Act the reduction of capital provided for by this Scheme and the related statement of capital approved by the Court shall have been delivered to the Registrar of Companies in England and Wales (“Registrar”) and, if so ordered, the said order of Court confirming the reduction of capital and the related statement of capital have been registered by the Registrar.

5.2 Unless this Scheme shall have become effective on or before 31 August 2012, or such later date, if any, as the Company and Liquidity Services UK may agree and the Court may allow, this Scheme shall never become effective.

6.                            Modification

The Company and Liquidity Services UK may jointly consent on behalf of all concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose.

7.                        Governing law

This Scheme is governed by the laws of England and Wales and is subject to the jurisdiction of the English courts.

Dated:23 May 2012

PART 7

NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE	No. 3979 of 2012

CHANCERY DIVISION
COMPANIES COURT
REGISTRAR DERRETT

IN THE MATTER OF GOINDUSTRY-DOVEBID PLC

- and-

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that by an Order dated 21 May 2012 made in the above matters the Court has directed a meeting (the “Court Meeting”) to be convened of the holders of the Scheme Shares (as defined in the Scheme of Arrangement referred to below), for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between GoIndustry-DoveBid plc (the “Company”) and the Scheme Shareholders (as defined in the said Scheme of Arrangement), and that such Court Meeting shall be held at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU on 13 June 2012 at 10.00 a.m., at which place and time all Scheme Shareholders are requested to attend.

A copy of the Scheme of Arrangement and a copy of the statement required to be furnished pursuant to section 897 of the Companies Act 2006 are incorporated in the document of which this notice forms part.

Scheme Shareholders entitled to attend and vote at the Court Meeting may vote in person at the Court Meeting or they may appoint another person as their proxy to attend and vote in their stead. A proxy need not be a member of the Company. A WHITE Form of Proxy for use at the Court Meeting is enclosed with this notice. Completion of the Form of Proxy shall not prevent a Scheme Shareholder from attending and voting at the Court Meeting (or any adjournment thereof), in person, if he so wishes.

Scheme Shareholders are entitled to appoint a proxy in respect of some or all of their Scheme Shares. Scheme Shareholders are also entitled to appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder. A space has been included in the WHITE Form of Proxy to allow Scheme Shareholders to specify the number of Scheme Shares in respect of which that proxy is appointed. Scheme Shareholders who return the WHITE Form of Proxy duly executed but leave this space blank shall be deemed to have appointed the proxy in respect of all their Scheme Shares.

Scheme Shareholders who wish to appoint more than one proxy in respect of their shareholding should contact the Company’s Registrar for further WHITE Forms of Proxy or photocopy the Form of Proxy as required. Such Scheme Shareholders should also read the notes in respect of the appointment of multiple proxies set out on the WHITE Form of Proxy and note the principles that shall be applied in relation to multiple proxies.

It is requested that WHITE Forms of Proxy be returned to Capita Registrars at PXS, 34 Beckenham Road, Beckenham BR3 4TU, so as to be received as soon as possible and in any event by no later than 10.00 a.m. on 11 June 2012 but if Forms of Proxy are not so lodged, they may be handed to the Chairman at the Court Meeting before the taking of the poll.

Scheme Shareholders entitled to attend and vote at the Court Meeting who hold their Scheme Shares through CREST, may appoint a proxy using the CREST electronic proxy appointment service.

In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose, seniority shall be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

Entitlement to attend and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast thereat shall be determined by reference to the register of members of the Company at 6.00 p.m. on 11 June 2012 or, if the Court Meeting is adjourned, on the day which is two days before the date of such adjourned meeting. In each case, changes to the register of members of the Company after such time shall be disregarded.

By the said Order, the Court has appointed Neville Davis or, failing him, Jack Reinelt or, failing him, Leslie-Ann Reed, to act as Chairman of the Court Meeting and has directed the Chairman to report the result of the Court Meeting to the Court.

The Scheme of Arrangement shall be subject to the subsequent sanction of the Court.

Lawrence Graham LLP

Solicitors for the Company

Dated: 23 May 2012

Further notes:

(1)              A WHITE Form of Proxy is enclosed with this notice. Instructions for use are shown on the form. Completing and returning a Form of Proxy will not prevent the shareholder from attending and voting at the meeting (or any adjournment of the meeting) in person, should he subsequently decide to do so.

(2)              It is requested that WHITE Forms of Proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, must be received at the offices of the Company’s Registrar, Capita Registrars (“Capita Registrars”) at PXS, 34 Beckenham Road, Beckenham BR3 4TU not less than 48 hours before the time of the meeting (in other words, by 10.00 a.m. on 11 June 2012) or, as the case may be, the adjourned meeting. A reply-paid envelope has been provided for this purpose for use in the United Kingdom only. Forms of Proxy not returned by that time may be handed to Capita Registrars, on behalf of the Chairman, before the poll is taken and will still be valid. WHITE Forms of Proxy returned by fax will not be accepted.

(3)              You may appoint more than one proxy provided that each proxy is appointed to exercise rights attaching to different shares.

(4)              If you wish to appoint multiple proxies, you may: (a) photocopy a WHITE Form of Proxy, fill in each copy in respect of different shares and send the multiple Forms of Proxy together to PXS, 34 Beckenham Road, Beckenham BR3 4TU, or alternatively (b) call Capita Registrars on the number in note (19) below who will then issue you with multiple proxy Forms of Proxy. All Forms of Proxy must be signed and should be returned together in the same envelope.

(5)              Subject to the following principles, where more than one proxy is appointed, where a WHITE Form of Proxy does not state the number of Scheme Shares to which it applies (a “blank proxy”), then that proxy is deemed to have been appointed in relation to the total number of Scheme Shares registered in your name (the “member’s entire holding”). In the event of a conflict between a blank Form of Proxy and a Form of Proxy which does state the number of Scheme Shares to which it applies (a “specific proxy”), the specific Form of Proxy shall be counted first, regardless of the time it was sent or received (on the basis that as far as possible, the conflicting Forms of Proxy should be judged to be in respect of different Scheme Shares) and remaining Scheme Shares will be apportioned to the blank Form of Proxy (pro rata if there is more than one).

(6)              Where there is more than one proxy appointed and the total number of Scheme Shares in respect of which proxies are appointed is no greater than your entire holding, it is assumed that proxies are appointed in relation to different Scheme Shares, rather than that conflicting appointments have been made in relation to the same Scheme Shares.

(7)              If two or more valid but different Forms of Proxy are received in respect of the same Scheme Share for use at the same meeting or on the same poll, the one which is last validly delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that Scheme Share and if the Company is unable to determine which was the last validly delivered, none of them shall be treated as valid in respect of that Scheme Share.

(8)              If conflicting Forms of Proxy are sent or received at the same time in respect of (or deemed to be in respect of) your entire holding, none of them shall be treated as valid.

(9)              Where the aggregate number of Scheme Shares in respect of which proxies are appointed exceeds your entire holding and it is not possible to determine the order in which they were sent or received (or they were all sent or received at the same time), the number of votes attributed to each proxy will be reduced pro rata (on the basis that as far as possible, conflicting Forms of Proxy should be judged to be in respect of different Scheme Shares).

(10)       Where the application of note (9) above gives rise to fractions of shares, such fractions will be rounded down.

(11)       If you appoint a proxy or proxies and then decide to attend the meeting in person and vote using your poll card, then your vote in person will override the proxy vote(s). If your vote in person is in respect of your entire holding, then all proxy votes will be disregarded. If, however, you vote at the meeting in respect of less than your entire holding, if you indicate on your polling card that all proxies are to be disregarded, that shall be the case; but if you do not specifically revoke proxies, then your vote in person will be treated in the same way as if it were the last received proxy and earlier proxies will only be disregarded to the extent that to count them would result in the number of votes being cast exceeding your entire holding.

(12)       In relation to note (11) above, in the event that you do not specifically revoke proxies, it will not be possible for the Company to determine your intentions in this regard. However, in light of the aim to include votes wherever and to the fullest extent possible, it will be assumed that earlier proxies should continue to apply to the fullest extent possible.

(13)       Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at 6.00 p.m. on 11 June 2012 (or, in the event of any adjournment, 6.00 p.m. on the day which is two days before the time of such adjourned Meeting). In each case, changes to entries on the register of members of the Company after such time shall be disregarded in determining the rights of any person to attend and vote at the Court Meeting.

(14)       Shareholders who hold shares through CREST and who wish to appoint a proxy or proxies for the Court Meeting or any adjournment(s) by using the CREST electronic proxy appointment service may do so in accordance with the procedures set out in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

(15)       In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a CREST Proxy Instruction) must be properly authenticated in accordance with Euroclear UK & Ireland Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The appointment must, in order to be valid, be transmitted so as to be received by Capita Registrars (CREST Participant ID RA10) at least 48 hours prior to the meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Capita Registrars are able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

(16)       CREST members and, where applicable, their CREST sponsors or voting service providers, should note that Euroclear UK & Ireland Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

(17)       The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(18)       A shareholder which is a company (a corporation) and which wishes to be represented at the meeting by a person with authority to speak and vote on a poll (a corporate representative), must appoint such a person by resolution of its directors. A corporate representative has the same powers on behalf of the corporation he/she represents as that corporation could exercise if it were an individual member of the Company.

(19)       If you are in any doubt about completing the WHITE Form of Proxy, please telephone Capita Registrars between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (except UK public holidays) on 0871 664 0321 from within the UK or +44 (0) 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10p per minute (including VAT) plus your service provider’s network extras. Calls to the helpline from outside the UK will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the proposals nor give any financial, legal or tax advice.

(20)       Any question relevant to the business of the meeting may be asked at the meeting by anyone permitted to speak at the meeting. You may alternatively submit your question in advance by way of a letter addressed to the Chairman.

(21)       Voting on the resolution at the Court Meeting will be conducted on a poll rather than a show of hands.

PART 8

NOTICE OF GENERAL MEETING

GOINDUSTRY-DOVEBID PLC

(Registered in England and Wales No. 5381812)

NOTICE IS HEREBY GIVEN that a GENERAL MEETING of GoIndustry-DoveBid plc (the “Company”) shall be held at the offices of Lawrence Graham LLP, 4 More London Riverside, London SE1 2AU on 13 June 2012 at 10.15 a.m. (or as soon thereafter as the Court Meeting has concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolutions, which in the case of resolution no. 1 will be proposed as a special resolution and in the case of resolution no. 2 will be proposed as an ordinary resolution (terms defined in the document of which this Notice forms part shall have the same meaning in this Notice unless otherwise expressly defined):

SPECIAL RESOLUTION

1.THAT:

(a) for the purpose of giving effect to the scheme of arrangement dated 23 May 2012 between the Company and the holders of Scheme Shares, a print of which has been produced to this meeting and for the purposes of identification signed by the chairman thereof, in its original form or subject to any modification, addition or condition agreed by the Company and Liquidity Services Limited and approved or imposed by the Court (the “Scheme”):

(i)                          the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect;

(ii)                       the share capital of the Company be reduced by cancelling and extinguishing all of the Scheme Shares (as defined in the Scheme) at the Scheme Record Time in accordance with, and subject to, the terms of the Scheme;

(iii)                                                       subject to and forthwith upon the said reduction of capital taking effect and notwithstanding anything to the contrary in the articles of association of the Company:

(A)                      the reserve arising in the books of account of the Company as a result of the said reduction of capital be capitalised and applied in paying up in full at par the New GoIndustry Shares so created, such New GoIndustry Shares to be allotted and issued credited as fully paid to Liquidity Services Limited and/or its nominee(s) in accordance with the terms of the Scheme; and

(B)                      the directors of the Company be generally and unconditionally authorised pursuant to and in accordance with section 551 of the Companies Act 2006 to allot the New GoIndustry Shares referred to in paragraph (a)(iii)(A) above, provided that (1) the maximum aggregate nominal amount of the shares which may be allotted under this authority shall be the aggregate nominal amount of the New GoIndustry Shares created pursuant to paragraph (a)(iii)(A) above, (2) this authority shall expire on the fifth anniversary of the date of this resolution and (3) this authority shall be in addition and without prejudice to any other authority under the said section 551 previously granted and in force on the date on which this resolution is passed; and

(b)                                               with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new article 167:

“167 SCHEME OF ARRANGEMENT

167.1  In this Article 167, the “Scheme” means the scheme of arrangement dated 23 May 2012 between the Company and the holders of its Scheme Shares under Part 26 of the Companies Act 2006 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and Liquidity Services Limited. Expressions defined in the Scheme shall have the same meanings in this Article 167 (save as expressly defined in these Articles).

167.2  Notwithstanding any other provision of these Articles, if the Company issues any shares (other than to Liquidity Services Limited or its nominee(s)) at or after the date of the adoption and inclusion of this new Article 167 and up to the Scheme Record Time, such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the holders of such shares shall be bound by the Scheme accordingly.

167.3  Subject to the implementation of the Scheme, if any GoIndustry Shares are issued or transferred to any person or his nominee (a “New Member”) (other than under the Scheme or to Liquidity Services Limited or its nominee(s)) after the Scheme Record Time (the “Post-Scheme Shares”) they shall be immediately transferred to Liquidity Services Limited (or as it may direct in writing) who shall be obliged to acquire all Post-Scheme Shares in consideration for, and conditional on, the payment by Liquidity Services Limited of an amount in cash for each Post-Scheme Share as that New Member would have been entitled to under the Scheme for those Post-Scheme Shares had they been Scheme Shares, provided that the cash payment per share to be paid to a New Member pursuant to this Article 167.3 may be adjusted by the Directors, in such manner as the auditors of the Company may determine, on any reorganisation of or material alteration to the share capital of either the Company (including, without limitation, any subdivision and/or consolidation) effected after the close of business on the Effective Date. References in this Article to ordinary shares shall, following such adjustment, be construed accordingly.

167.4  To give effect to any transfer of Post-Scheme Shares, the Company may appoint any person as attorney for the New Member to transfer the Post-Scheme Shares to Liquidity Services Limited and/or its nominee(s) and do all such other things and execute and deliver all such documents as may in the opinion of the attorney be necessary or desirable to vest the Post-Scheme Shares in Liquidity Services Limited or its nominee(s) and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as Liquidity Services Limited may direct. If an attorney is so appointed, the New Member shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of Liquidity Services Limited) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by Liquidity Services Limited. The attorney shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member (or any subsequent holder) in favour of Liquidity Services Limited or its nominee(s) and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register Liquidity Services Limited or its nominee(s) as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares.

167.5  Liquidity Services Limited shall settle the consideration due under Article 167.3 within five working days of the issue of the Post-Scheme Shares to the New Member.

167.6  Notwithstanding any other provision of these Articles, neither the Company nor the Directors shall register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date.”

ORDINARY RESOLUTION

2.THAT the conditional agreements dated 9 May 2012 (as varied on 21 May 2012) entered into between Liquidity Services Limited (1) GoIndustry AG (2) and Liquidity Services, Inc. (3) for the sale to Liquidity Services UK of the entire issued share capitals of GoIndustry (UK) Limited, GoIndustry Operations Limited and GoIndustry (Osterreich) GmbH and dated 9 May 2012 (as varied on 21 May 2012) entered into between Middlebrook Acquisition Partners, LLC (1) GoIndustry, Inc. (2) and Liquidity Services, Inc. (3) for the sale to Middlebrook Acquisition Partners, LLC of all the assets and liabilities of GoIndustry, Inc. be and are hereby approved.

By Order of the Board	Registered office

St Andrew’s House
Leslie-Ann Reed	18-20 St Andrew Street
Company Secretary	London
EC4A 3AG

23 May 2012

Notes:

(1)             Members of the Company entitled to attend and vote at the General Meeting may vote in person at the said Meeting or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote in their stead. A proxy need not be a member of the Company.

(2)              A BLUE Form of Proxy is enclosed with this notice. Instructions for use are shown on the Form. Completing and returning a Form of Proxy will not prevent the member from attending and voting at the General Meeting (or any adjournment of the General Meeting) in person, should he subsequently decide to do so.

(3)              To be valid, a BLUE Form of Proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, must be received at the offices of the Company’s Registrar, Capita Registrars (“Capita Registrars”) at PXS, 34 Beckenham Road, Beckenham BR3 4TU not less than 48 hours before the time of the General Meeting (in other words, by 10.15 a.m. on 11 June 2012) or, as the case may be, the adjourned meeting. A reply-paid envelope has been provided for this purpose for use in the United Kingdom only. BLUE Forms of Proxy returned by fax will not be accepted.

(4)              You may appoint more than one proxy provided that each proxy is appointed to exercise rights attaching to different ordinary shares.

(5)              If you wish to appoint multiple proxies, you may: (a) photocopy a BLUE Form of Proxy, fill in each copy in respect of different ordinary shares and send the multiple Forms of proxy together to Capita Registrars at PXS, 34 Beckenham Road, Beckenham BR3 4TU, or alternatively (b) call Capita Registrars on the number in note (21) below who will then issue you with multiple Forms of Proxy. All multiple Forms of Proxy must be signed and should be returned together in the same envelope.

(6)              Subject to the following principles, where more than one proxy is appointed, where a BLUE Form of Proxy does not state the number of ordinary shares to which it applies (a “blank proxy”), then that proxy is deemed to have been appointed in relation to the total number of ordinary shares registered in your name (the “member’s entire holding”). In the event of a conflict between a blank Form of Proxy and a Form of Proxy which does state the number of ordinary shares to which it applies (a “specific proxy”), the specific proxy shall be counted first, regardless of the time it was sent or received (on the basis that as far as possible, the conflicting Forms of Proxy should be judged to be in respect of different ordinary shares) and remaining ordinary shares will be apportioned to the blank Form of Proxy (pro rata if there is more than one).

(7)              Where there is more than one proxy appointed and the total number of ordinary shares in respect of which proxies are appointed is no greater than your entire holding, it is assumed that proxies are appointed in relation to different ordinary shares, rather than that conflicting appointments have been made in relation to the same ordinary shares.

(8)              If two or more valid but different Forms of Proxy are received in respect of the same ordinary share for use at the same General Meeting or on the same poll, the one which is last validly delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that ordinary share and if the Company is unable to determine which was the last validly delivered, none of them shall be treated as valid in respect of that ordinary share.

(9)              If conflicting Forms of Proxy are sent or received at the same time in respect of (or deemed to be in respect of) your entire holding, none of them shall be treated as valid.

(10)       Where the aggregate number of ordinary shares in respect of which proxies are appointed exceeds your entire holding and it is not possible to determine the order in which they were sent or received (or they were all sent or received at the same time), the number of votes attributed to each proxy will be reduced pro rata (on the basis that as far as possible, conflicting forms of proxy should be judged to be in respect of different ordinary shares).

(11)       Where the application of note (10) above gives rise to fractions of shares, such fractions will be rounded down.

(12)       If you appoint a proxy or proxies and then decide to attend the General Meeting in person and vote using your poll card, then your vote in person will override the proxy vote(s). If your vote in person is in respect of your entire holding then all proxy votes will be disregarded. If, however, you vote at the General Meeting in respect of less than your entire holding, if you indicate on your polling card that all proxies are to be disregarded, that shall be the case; but if you do not specifically revoke proxies, then your vote in person will be treated in the same way as if it were the last received proxy and earlier proxies will only be disregarded to the extent that to count them would result in the number of votes being cast exceeding your entire holding.

(13)       In relation to note (12) above, in the event that you do not specifically revoke proxies, it will not be possible for the Company to determine your intentions in this regard. However, in light of the aim to include votes wherever and to the fullest extent possible, it will be assumed that earlier proxies should continue to apply to the fullest extent possible.

(14)       Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the General Meeting or any adjournment thereof and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at 6.00 p.m. on 11 June 2012 (or, in the event of any adjournment, 6.00 p.m. on the day which is two days before the time of such adjourned Meeting). In each case, changes to entries on the register of members of the Company after such time shall be disregarded in determining the rights of any person to attend and vote at the General Meeting.

(15)       Shareholders who hold shares through CREST and who wish to appoint a proxy or proxies for the General Meeting or any adjournment(s) by using the CREST electronic proxy appointment service may do so in accordance with the procedures set out in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

(16)       In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a CREST Proxy Instruction) must be properly authenticated in accordance with Euroclear UK & Ireland Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The appointment must, in order to be valid, be transmitted so as to be received by Capita Registrars (CREST Participant ID RA10) at least 48 hours prior to the meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Capita Registrars are able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

(17)       CREST members and, where applicable, their CREST sponsors or voting service providers, should note that Euroclear UK & Ireland Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

(18)       The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(19)       A shareholder which is a company (a corporation) and which wishes to be represented at the meeting by a person with authority to speak, vote on a show of hands and vote on a poll (a corporate representative) must appoint such a person by resolution of its directors. A corporate representative has the same powers on behalf of the corporation he/she represents as that corporation could exercise if it were an individual member of the Company.

(20)       In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the Company’s register of members in respect of the joint holding.

(21)       If you are in any doubt about completing the BLUE Form of Proxy, please telephone Capita Registrars between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (except UK public holidays) on 0871 664 0321 from within the UK or +44 (0) 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10p per minute (including VAT) plus your service provider’s network extras. Calls to the helpline from outside the UK will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the proposals nor give any financial, legal or tax advice.

(22)       Any question relevant to the business of the meeting may be asked at the meeting by anyone permitted to speak at the meeting. You may alternatively submit your question in advance by way of a letter addressed to the Chairman.